MEMORANDUM OF AGREEMENT

SALEFORM 2012

Norwegian Shipbrokers' Association's
Memorandum of Agreement for sale and purchase of ships

Dated: 22 June 2020

Flex LNG Amber Limited, a corporation incorporated and existing under the laws of the Republic of Marshall Islands with its registered address at Trust Company Complex, Ajeltake Road,Ajeltake Island, Majuro, Marshall Islands (Name of Sellers), hereinafter called the "Sellers", have agreed to sell, and

Bund 10 Holding Limited, a company incorporated under the laws of Hong Kong with its registered office at Level 54, Hopewell Centre, 183 Queen's Road East, Hong Kong (Name of Buyers), hereinafter called the "Buyers", have agreed to buy:

Name of vessel: **m.v. "Flex Amber"**

IMO Number: **9857377**

Builder's Hull Number: 8011

Classification Society: **DNV - GL**

Class Notation: +1A, Tanker for Liquefied Gas, Ship type 2G(-163 C, 500kg/m3, 0.35bar), GF, EO, BIS, TMON, COAT-PSPC(B), CMON, LCS, BWM(T), Recyclable, ERS, NAUT(NAV), CLEAN, F(A, C)

Year of Build: **2020**

Builder/Yard: **Hyundai Samho Industries Co., Ltd.**

Flag: **Marshall Islands**

Place of Registration: **Marshall Islands**

GT/NT: **116,430/34,930**

hereinafter called the "Vessel", on the following terms and conditions:

Definitions (see also Clause 34)

"Agreement" means this memorandum of agreement which shall for the avoidance of doubt include the rider provisions from Clause 19 to 34.

~~"Banking Days" are days on which banks are open both in the country of the currency stipulated for the Purchase Price in Clause 1 (Purchase Price) and in the place of closing stipulated in Clause 8 (Documentation) and (add additional jurisdictions as appropriate).~~

"Buyers' Nominated Flag State" means **Marshall Islands** (state flag state).

"Class" means the class notation referred to above.

"Classification Society" means the Society referred to above.

"Dollars" or "$" mean United States Dollars, being the lawful currency of the United States of America.

~~"Deposit" shall have the meaning given in Clause 2 (Deposit).~~

© Copyright ©2012 Norwegian Shipbrokers' Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers' Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012. “Deposit Holder” means (state name and location of Deposit Holder) or, if left blank, the Sellers’ Bank, which shall hold and release the Deposit in accordance with this Agreement. “In writing" or "written" means a letter handed over from the Sellers to the Buyers or vice versa, a registered letter, email or telefax. “Parties” means the Sellers and the Buyers. “Purchase Price” means the price for the Vessel as stated in Clause 1 (Purchase Price). “Sellers’ Account” means (state details of bank account) at the Sellers’ Bank. “Sellers’ Bank” means (state name of bank, branch and details) or, if left blank, the bank notified by the Sellers to the Buyers for receipt of the balance of the Purchase Price. 1. Purchase Price (see Clause 19) The Purchase Price is (state currency and amount both in words and figures). 2. Deposit - intentionally omitted As security for the correct fulfilment of this Agreement the Buyers shall lodge a deposit of % ( per cent) or, if left blank, 10% (ten per cent), of the Purchase Price (the “Deposit”) in an interest bearing account for the Parties with the Deposit Holder within three (3) Banking Days after the date that: (i) this Agreement has been signed by the Parties and exchanged in original or by e-mail or telefax; and (ii) the Deposit Holder has confirmed in writing to the Parties that the account has been opened. The Deposit shall be released in accordance with joint written instructions of the Parties. Interest, if any, shall be credited to the Buyers. Any fee charged for holding and releasing the Deposit shall be borne equally by the Parties. The Parties shall provide to the Deposit Holder all necessary documentation to open and maintain the account without delay. 3. Payment (see Clause 19) On delivery of the Vessel, but not later than three (3) Banking Days after the date that Notice of Readiness has been given in accordance with Clause 5 (Time and place of delivery and notices): (i) the Deposit shall be released to the Sellers; and (ii) the balance of the Purchase Price and all other sums payable on delivery by the Buyers to the Sellers under this Agreement shall be paid in full free of bank charges to the Sellers’ Account. 4. Inspection - intentionally omitted (a)* The Buyers have inspected and accepted the Vessel's classification records. The Buyers have also inspected the Vessel at/in (state place) on (state date) and have accepted the Vessel following this inspection and the sale is outright and definite, subject only to the terms and conditions of this Agreement. (b)* The Buyers shall have the right to inspect the Vessel's classification records and declare whether same are accepted or not within (state date/period). The Sellers shall make the Vessel available for inspection at/in (state place/range) within (state date/period). The Buyers shall undertake the inspection without undue delay to the Vessel. Should the Buyers cause undue delay they shall compensate the Sellers for the losses thereby incurred. The Buyers shall inspect the Vessel without opening up and without cost to the Sellers.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012. During the inspection, the Vessel's deck and engine log books shall be made available for examination by the Buyers. The sale shall become outright and definite, subject only to the terms and conditions of this Agreement, provided that the Sellers receive written notice of acceptance of the Vessel from the Buyers within seventy-two (72) hours after completion of such inspection or after the date/last day of the period stated in Clause 4(b)(ii), whichever is earlier. Should the Buyers fail to undertake the inspection as scheduled and/or notice of acceptance of the Vessel's classification records and/or of the Vessel not be received by the Sellers as aforesaid, the Deposit together with interest earned, if any, shall be released immediately to the Buyers, whereafter this Agreement shall be null and void. *4(a) and 4(b) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 4(a) shall apply. 5. Time and place of delivery and notices - see Clause 27 (a) The Vessel shall be delivered and taken over safely afloat at a safe and accessible berth or anchorage at/in (state place/range) in the Sellers' option. Notice of Readiness shall not be tendered before: (date) Cancelling Date (see Clauses 5(c), 6 (a)(i), 6 (a)(iii) and 14): (b) The Sellers shall keep the Buyers well informed of the Vessel's itinerary and shall provide the Buyers with twenty (20), ten (10), five (5) and three (3) days’ notice of the date the Sellers intend to tender Notice of Readiness and of the intended place of delivery. When the Vessel is at the place of delivery and physically ready for delivery in accordance with this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery. (c) If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the Vessel will not be ready for delivery by the Cancelling Date they may notify the Buyers in writing stating the date when they anticipate that the Vessel will be ready for delivery and proposing a new Cancelling Date. Upon receipt of such notification the Buyers shall have the option of either cancelling this Agreement in accordance with Clause 14 (Sellers’ Default) within three (3) Banking Days of receipt of the notice or of accepting the new date as the new Cancelling Date. If the Buyers have not declared their option within three (3) Banking Days of receipt of the Sellers' notification or if the Buyers accept the new date, the date proposed in the Sellers' notification shall be deemed to be the new Cancelling Date and shall be substituted for the Cancelling Date stipulated in Clause 5(a). If this Agreement is maintained with the new Cancelling Date all other terms and conditions hereof including those contained in Clauses 5(b) and 5(d) shall remain unaltered and in full force and effect. (d) Cancellation, failure to cancel or acceptance of the new Cancelling Date shall be entirely without prejudice to any claim for damages the Buyers may have under Clause 14 (Sellers’ Default) for the Vessel not being ready by the original Cancelling Date. (e) Should the Vessel become an actual, constructive or compromised total loss before delivery the Deposit together with interest earned, if any, shall be released immediately to the Buyers whereafter this Agreement shall be null and void. 6. Divers Inspection / Drydocking - intentionally omitted (a)* (i) The Buyers shall have the option at their cost and expense to arrange for an underwater inspection by a diver approved by the Classification Society prior to the delivery of the Vessel. Such option shall be declared latest nine (9) days prior to the Vessel’s intended date of readiness for delivery as notified by the Sellers pursuant to Clause 5(b) of this Agreement. The Sellers shall at their cost and expense make the Vessel available for such inspection. This inspection shall be carried out without undue delay and in the presence of a Classification Society surveyor arranged for by the Sellers and paid for by the Buyers. The Buyers’ representative(s) shall have the right to be present at the diver’s inspection as observer(s) only without

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012. interfering with the work or decisions of the Classification Society surveyor. The extent of the inspection and the conditions under which it is performed shall be to the satisfaction of the Classification Society. If the conditions at the place of delivery are unsuitable for such inspection, the Sellers shall at their cost and expense make the Vessel available at a suitable alternative place near to the delivery port, in which event the Cancelling Date shall be extended by the additional time required for such positioning and the subsequent re-positioning. The Sellers may not tender Notice of Readiness prior to completion of the underwater inspection. (ii) If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel's class, then (1) unless repairs can be carried out afloat to the satisfaction of the Classification Society, the Sellers shall arrange for the Vessel to be drydocked at their expense for inspection by the Classification Society of the Vessel's underwater parts below the deepest load line, the extent of the inspection being in accordance with the Classification Society's rules (2) such defects shall be made good by the Sellers at their cost and expense to the satisfaction of the Classification Society without condition/recommendation** and (3) the Sellers shall pay for the underwater inspection and the Classification Society's attendance. Notwithstanding anything to the contrary in this Agreement, if the Classification Society do not require the aforementioned defects to be rectified before the next class drydocking survey, the Sellers shall be entitled to deliver the Vessel with these defects against a deduction from the Purchase Price of the estimated direct cost (of labour and materials) of carrying out the repairs to the satisfaction of the Classification Society, whereafter the Buyers shall have no further rights whatsoever in respect of the defects and/or repairs. The estimated direct cost of the repairs shall be the average of quotes for the repair work obtained from two reputable independent shipyards at or in the vicinity of the port of delivery, one to be obtained by each of the Parties within two (2) Banking Days from the date of the imposition of the condition/recommendation, unless the Parties agree otherwise. Should either of the Parties fail to obtain such a quote within the stipulated time then the quote duly obtained by the other Party shall be the sole basis for the estimate of the direct repair costs. The Sellers may not tender Notice of Readiness prior to such estimate having been established. (iii) If the Vessel is to be drydocked pursuant to Clause 6(a)(ii) and no suitable dry-docking facilities are available at the port of delivery, the Sellers shall take the Vessel to a port where suitable drydocking facilities are available, whether within or outside the delivery range as per Clause 5(a). Once drydocking has taken place the Sellers shall deliver the Vessel at a port within the delivery range as per Clause 5(a) which shall, for the purpose of this Clause, become the new port of delivery. In such event the Cancelling Date shall be extended by the additional time required for the drydocking and extra steaming, but limited to a maximum of fourteen (14) days. (b)* The Sellers shall place the Vessel in drydock at the port of delivery for inspection by the Classification Society of the Vessel's underwater parts below the deepest load line, the extent of the inspection being in accordance with the Classification Society's rules. If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel's class, such defects shall be made good at the Sellers' cost and expense to the satisfaction of the Classification Society without condition/recommendation**. In such event the Sellers are also to pay for the costs and expenses in connection with putting the Vessel in and taking her out of drydock, including the drydock dues and the Classification Society's fees. The Sellers shall also pay for these costs and expenses if parts of the tailshaft system are condemned or found defective or broken so as to affect the Vessel's class. In all other cases, the Buyers shall pay the aforesaid costs and expenses, dues and fees. (c) If the Vessel is drydocked pursuant to Clause 6 (a)(ii) or 6 (b) above: (i) The Classification Society may require survey of the tailshaft system, the extent of the survey being to the satisfaction of the Classification surveyor. If such survey is not required by the Classification Society, the Buyers shall have the option to require the tailshaft to be drawn and surveyed by the Classification Society, the extent of the survey being in accordance with the Classification Society's rules for tailshaft survey and consistent with the current stage of the Vessel's survey cycle. The Buyers shall declare whether they require the tailshaft to be drawn and surveyed not later than by the completion of the inspection by the Classification Society. The drawing and refitting of the tailshaft shall be arranged by the Sellers. Should any parts of the tailshaft system be condemned or found defective so as to affect the Vessel's class, those parts shall be renewed or made good at the Sellers' cost and expense to the satisfaction of Classification Society without condition/recommendation**.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012. (ii) The costs and expenses relating to the survey of the tailshaft system shall be borne by the Buyers unless the Classification Society requires such survey to be carried out or if parts of the system are condemned or found defective or broken so as to affect the Vessel's class, in which case the Sellers shall pay these costs and expenses. (iii) The Buyers' representative(s) shall have the right to be present in the drydock, as observer(s) only without interfering with the work or decisions of the Classification Society surveyor. (iv) The Buyers shall have the right to have the underwater parts of the Vessel cleaned and painted at their risk, cost and expense without interfering with the Sellers' or the Classification Society surveyor's work, if any, and without affecting the Vessel's timely delivery. If, however, the Buyers' work in drydock is still in progress when the Sellers have completed the work which the Sellers are required to do, the additional docking time needed to complete the Buyers' work shall be for the Buyers' risk, cost and expense. In the event that the Buyers' work requires such additional time, the Sellers may upon completion of the Sellers' work tender Notice of Readiness for delivery whilst the Vessel is still in drydock and, notwithstanding Clause 5(a), the Buyers shall be obliged to take delivery in accordance with Clause 3 (Payment), whether the Vessel is in drydock or not. *6 (a) and 6 (b) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 6 (a) shall apply. **Notes or memoranda, if any, in the surveyor's report which are accepted by the Classification Society without condition/recommendation are not to be taken into account. 7. Spares, bunkers and other items The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on shore. All spare parts and spare equipment including spare tail-end shaft(s) and/or spare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of deliveryinspection used or unused, whether on board or not shall become the Buyers' property, but spares on order are excluded. Forwarding charges, if any, shall be for the Buyers' account.. The Sellers are not required to replace spare parts including spare tail-end shaft(s) and spare propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the property of the Buyers. Unused stores and provisions shall be included in the sale and be taken over by the Buyers without extra payment. Any bunkers and unused lubricating oils and greases in storage tanks and unopened drums at the time of delivery of the vessel shall be taken over by the Buyers, at no cost to the Buyers. Library and forms exclusively for use in the Sellers' vessel(s) and captain's, officers’ and crew's personal belongings including the slop chest are excluded from the sale without compensation, as well as the following additional items: (include list) Items on board which are on hire or owned by third parties, listed as follows, are excluded from the sale without compensation: (include list) Items on board at the time of inspection which are on hire or owned by third parties, not listed above, shall be replaced or procured by the Sellers prior to delivery at their cost and expense. The Buyers shall take over remaining bunkers and unused lubricating and hydraulic oils and greases in storage tanks and unopened drums and pay either: (a)* the actual net price (excluding barging expenses) as evidenced by invoices or vouchers; or (b)* the current net market price (excluding barging expenses) at the port and date of delivery of the Vessel or, if unavailable, at the nearest bunkering port, for the quantities taken over. Payment under this Clause shall be made at the same time and place and in the same currency as the Purchase Price. "inspection" in this Clause 7, shall mean the Buyers' inspection according to Clause 4(a) or 4(b) (Inspection), if applicable. If the Vessel is taken over without inspection, the date of this Agreement shall be the relevant date.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012. *(a) and (b) are alternatives, delete whichever is not applicable. In the absence of deletions alternative (a) shall apply. 8. Documentation - also see Clause 23 The place of closing: (a) In exchange for payment of the Purchase Price the Sellers shall provide the Buyers with the following delivery documents: (i) Legal Bill(s) of Sale in a form recordable in the Buyers’ Nominated Flag State, transferring title of the Vessel and stating that the Vessel is free from all mortgages, encumbrances and maritime liens or any other debts whatsoever, duly notarially attested and legalised or apostilled, as required by the Buyers’ Nominated Flag State; (ii) Evidence that all necessary corporate, shareholder and other action has been taken by the Sellers to authorise the execution, delivery and performance of this Agreement; (iii) Power of Attorney of the Sellers appointing one or more representatives to act on behalf of the Sellers in the performance of this Agreement, duly notarially attested and legalized or apostilled (as appropriate); (iv) Certificate or Transcript of Registry issued by the competent authorities of the flag state on the date of delivery evidencing the Sellers’ ownership of the Vessel and that the Vessel is free from registered encumbrances and mortgages, to be faxed or e-mailed by such authority to the closing meeting with the original to be sent to the Buyers as soon as possible after delivery of the Vessel; (v) Declaration of Class or (depending on the Classification Society) a Class Maintenance Certificate issued within three (3) Banking Days prior to delivery confirming that the Vessel is in Class free of condition/recommendation; (vi) Certificate of Deletion of the Vessel from the Vessel's registry or other official evidence of deletion appropriate to the Vessel's registry at the time of delivery, or, in the event that the registry does not as a matter of practice issue such documentation immediately, a written undertaking by the Sellers to effect deletion from the Vessel's registry forthwith and provide a certificate or other official evidence of deletion to the Buyers promptly and latest within four (4) weeks after the Purchase Price has been paid and the Vessel has been delivered; (vii) A copy of the Vessel's Continuous Synopsis Record certifying the date on which the Vessel ceased to be registered with the Vessel's registry, or, in the event that the registry does not as a matter of practice issue such certificate immediately, a written undertaking from the Sellers to provide the copy of this certificate promptly upon it being issued together with evidence of submission by the Sellers of a duly executed Form 2 stating the date on which the Vessel shall cease to be registered with the Vessel's registry; (viii) Commercial Invoice for the Vessel; (viiix) Commercial Invoice(s) for bunkers, lubricating and hydraulic oils and greases; (x) A copy of the Sellers’ letter to their satellite communication provider cancelling the Vessel’s communications contract which is to be sent immediately after delivery of the Vessel; (viixi) Any additional documents as may reasonably be required by the competent authorities of the Buyers’ Nominated Flag State for the purpose of registering the Vessel, provided the Buyers notify the Sellers of any such documents as soon as possible after the date of this Agreement; and (ixxii) The Sellers’ letter of confirmation that to the best of their knowledge, the Vessel is not black listed by any nation or international organisation. (b) At the time of delivery the Buyers shall provide the Sellers with: (i) Evidence that all necessary corporate, shareholder and other action has been taken by the Buyers to authorise the execution, delivery and performance of this Agreement; and

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012. (ii) Power of Attorney of the Buyers appointing one or more representatives to act on behalf of the Buyers in the performance of this Agreement, duly notarially attested and legalised or apostilled (as appropriate). (c) If any of the documents listed in Sub-clauses (a) and (b) above are not in the English language they shall be accompanied by an English translation by an authorised translator or certified by a lawyer qualified to practice in the country of the translated language. (d) The Parties shall to the extent possible exchange copies, drafts or samples of the documents listed in Sub- clause (a) and Sub-clause (b) above for review and comment by the other party not later than (state number of days), or if left blank, nine (9) days prior to the Vessel’s intended date of readiness for delivery as notified by the Sellers pursuant to Clause 5(b) of this Agreement. (e) Concurrent with the exchange of documents in Sub-clause (a) and Sub-clause (b) above, the Sellers shall also hand to the Buyers the classification certificate(s) as well as all plans, drawings and manuals, (excluding ISM/ISPS manuals), which are on board the Vessel. Other certificates which are on board the Vessel shall also be handed over to the Buyers unless the Sellers are required to retain same, in which case the Buyers have the right to take copies. (f) Other technical documentation which may be in the Sellers' possession shall promptly after delivery be forwarded to the Buyers at their expense, if they so request. The Sellers may keep the Vessel's log books but the Buyers have the right to take copies of same. (g) The Parties shall sign and deliver to each other a Protocol of Delivery and Acceptance confirming the date and time of delivery of the Vessel from the Sellers to the Buyers. 9. Encumbrances The Sellers warrant that the Vessel, at the time of dDelivery, is free from all charters (other than the Bareboat Charter), encumbrances, mortgages and maritime liens or any other debts whatsoever, and is not subject to Port State or other administrative detentions. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made against the Vessel which have been incurred prior to the time of Ddelivery. 10. Taxes, fees and expenses Any taxes, fees and expenses in connection with the purchase of the Vessel and registration in the Buyers' Nominated Flag State shall be for the Buyers' account, whereas similar chargesand in connection with the closing of the Sellers' register shall be for the Sellers' account. 11. Condition on delivery The Vessel with everything belonging to her shall be at the Sellers' risk and expense until she is delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be delivered and taken over as she was at the time of this Agreementinspection, fair wear and tear excepted. However, the Vessel shall be delivered free of cargo and free of stowaways with her Class maintained without overdue condition/recommendation*, free of average damage affecting the Vessel's class, and with her classification certificates and national certificates, as well as all other certificates the Vessel had at the time of Deliveryinspection, valid and unextended without condition/recommendation* by the Classification Society or the relevant authorities at the time of Ddelivery. "Inspection" in this Clause 11, shall mean the Buyers' inspection according to Clause 4(a) or 4(b) (Inspections), if applicable. If the Vessel is taken over without inspection, the date of this Agreement shall be the relevant date. *Notes and memoranda, if any, in the surveyor's report which are accepted by the Classification Society without condition/recommendation are not to be taken into account. 12. Name/markings - intentionally omitted Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel markings. 13. Buyers' default

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012. Should the Deposit not be lodged in accordance with Clause 2 (Deposit), the Sellers have the right to cancel this Agreement, and they shall be entitled to claim compensation for their losses and for all expenses incurred together with interest. Should the Purchase Price not be paid in accordance with Clause 3 (Payment) the Agreement, the Sellers have the right to cancel this Agreement, in which case the Deposit together with interest earned, if any, shall be released to the Sellers. If the Deposit does not cover their loss, the Sellers shall be entitled to claim further compensation for their losses and for all expenses incurred together with interest.it shall terminate whereupon all the Buyers' liabilities hereunder shall be extinguished. 14. Sellers' default Should the Sellers fail to give notice of the intended Delivery Date under Clause 27 Notice of Readiness in accordance with Clause 5(b) or fail to be ready to validly complete a legal transfer by the Cancelling Date the Buyers shall have the option of cancelling this Agreement. If after Notice of ReadinessPayment Notice has been given but before the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not made physically ready again by the Cancelling Date and new Notice of ReadinessPayment Notice given, the Buyers shall retain their option to cancel. In the event that the Buyers elect to cancel this Agreement, the Deposit together with interest earned, if any, shall be released to them immediately. Should the Sellers fail to give Notice of ReadinessPayment Notice by the Cancelling Date or fail to be ready to validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers for their loss and for all expenses together with interest if their failure is due to proven negligence and whether or not the Buyers cancel this Agreement.in accordance with clause 55 (Fees and Expenses) of the Charter, and this Agreement shall immediately terminate and be cancelled without the need of either Buyers or Sellers to take any action whatsoever. 15. Buyers' representatives - intentionally omitted After this Agreement has been signed by the Parties and the Deposit has been lodged, the Buyers have the right to place two (2) representatives on board the Vessel at their sole risk and expense. These representatives are on board for the purpose of familiarisation and in the capacity of observers only, and they shall not interfere in any respect with the operation of the Vessel. The Buyers and the Buyers’ representatives shall sign the Sellers' P&I Club’s standard letter of indemnity prior to their embarkation. 16. Law and Arbitration (See Clause 33) (a)* This Agreement shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re- enactment thereof save to the extent necessary to give effect to the provisions of this Clause. The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced. The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within fourteen (14) calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the fourteen (14) days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the fourteen (14) days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both Parties as if the sole arbitrator had been appointed by agreement. In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced. (b)* This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code and

1 Execution Version RIDER CLAUSES TO MEMORANDUM OF AGREEMENT DATED __________________ 2020 CLAUSE 19 - PAYMENT OF PURCHASE PRICE BY BUYERS (a) Subject to the provisions of this Agreement, in consideration of the Buyers agreeing to pay the Purchase Price of the Vessel to the Sellers, the Sellers hereby agree to sell and transfer all rights, title and interest in the Vessel absolutely, with full title guarantee, on the Delivery Date. (b) Subject to the provisions of this Agreement, the Purchase Price shall be paid in full by the Buyers to the Sellers as follows: (i) an amount of the Purchase Price corresponding to the amount of the Advance Hire payable by the Sellers as bareboat charterer of the Vessel to the Buyers as owner under Clause 40(a)(i) of the Bareboat Charter on the Delivery Date shall be set off against the obligation of the Sellers to make payment of such Advance Hire to the Buyers (as owners) under the Bareboat Charter; (ii) if agreed by the Buyers in their sole discretion, an amount of the Purchase Price equal to the Upfront Fee payable by the Sellers as bareboat charterer of the Vessel under Clause 55(c) of the Bareboat Charter shall be set off against the obligation of the Sellers to make payment of the Upfront Fee to the Buyers (as owners) under the Bareboat Charter; and (iii) the balance of the Purchase Price after the set-off of the amounts described above shall be paid as follows: (aa) the Buyers shall, at least three (3) Banking Days prior to the Scheduled Delivery Date of the Vessel, deposit with the Builder’s Bank an amount (the “Builder’s Instalment Amount”) equivalent to the third and fourth instalments payable under Article X paragraphs 2(c) and 2(d) of the Building Contract, being an amount equal to US$128,722,682 (the date which the Buyers are required to make such deposit shall be referred to in this Agreement as “Prepositioning Date A”). Such deposit shall be made on an unallocated basis with a SWIFT MT103 and a SWIFT MT199 in a form to be agreed (the agreed form of the SWIFT MT 199 shall be referred to as the “Builder’s Instalment Amount SWIFT Payment Instructions”). The Builder’s Instalment Amount SWIFT Payment Instructions shall set out irrevocable conditional release instructions to the Builder’s Bank that the amount so deposited shall be transferable and payable to an account in the name of the Builder (the "Builder's Account") with the Builder’s Bank against presentation to the Builder’s Bank a copy of a protocol of delivery and acceptance of the Vessel duly signed by the respective authorised representatives of the Builder and the Original Buyer and duly countersigned by the authorised representative of the Sellers and Buyers. The Sellers hereby irrevocably order the Builder’s Instalment Amount to be paid, in accordance with the Builder’s order for application of the Sellers’ corresponding obligation to make payment of the corresponding amount to the Original Buyer under Clause 3 of the Intermediate MOA, into the Builder’s Account to the credit of the Builder. 22 June

2 (bb) The Buyers shall, at least two (2) Banking Days prior to the Scheduled Delivery Date of the Vessel, deposit with the Original Buyer’s Bank an amount (the “Original Buyer’s Portion”) equal to the purchase price payable by the Sellers to the Original Buyer under Clause 3 of the Intermediate MOA minus the Builder’s Instalment Amount, being an amount equal to US$18,477,318 (the date which the Buyers are required to make such deposit shall be referred to in this Agreement as “Prepositioning Date B”). Such deposit shall be made on an unallocated basis with a SWIFT MT103 and a SWIFT MT199 in a form to be agreed (the agreed form of the SWIFT MT199 shall be referred to as the “Original Buyer’s Portion SWIFT Payment Instructions”). The Original Buyer’s Portion SWIFT Payment Instructions shall set out irrevocable conditional release instructions to the Original Buyer’s Bank that the amount so deposited shall be transferable and payable to an account in the name of the Original Buyer (the “Original Buyer’s Account”) with the Original Buyer’s Bank against presentation to the Original Buyer’s Bank a copy of a protocol of delivery and acceptance duly signed by the respective authorised representatives of the Original Buyer and the Sellers and duly countersigned by the authorised representative of the Buyers. The Sellers hereby irrevocably order the Original Buyer’s Portion to be paid, in accordance with the Original Buyer’s order for application of the Sellers’ corresponding obligation to make payment of the corresponding amount to the Original Buyer under Clause 3 of the Intermediate MOA, into the Original Buyer’s Account to the credit of the Original Buyer. (cc) The Buyers shall, at least two (2) Banking Days prior to the Scheduled Delivery Date of the Vessel (the date which the Buyers are required to make such deposit shall be referred to in this Agreement as “Prepositioning Date C”, together with Prepositioning Date A and Prepositioning Date B, the “Prepositioning Dates”), deposit with the Sellers’ Bank an amount (the “Sellers’ Portion”) equivalent to the excess (if any) of the Purchase Price less the Builder’s Instalment Amount and the Original Buyer’s Portion and the other deductions described above. Such deposit shall be made on an unallocated basis with a SWIFT MT103 and a SWIFT MT199 in a form to be agreed (the agreed form of the SWIFT MT 199 shall be referred to as “Sellers’ Portion SWIFT Payment Instructions”). The Sellers’ Portion SWIFT Payment Instructions shall set out irrevocable conditional release instructions to the Sellers’ Bank that the amount so deposited shall be transferable and payable to an account in the name of the Sellers with the Sellers’ Bank against presentation to the Sellers’ Bank a copy of the protocol of delivery and acceptance duly signed by the respective authorised representatives of the Sellers and the Buyers (the “Protocol of Delivery and Acceptance”). (c) Interest at the rate which is the aggregate of the LIBOR rate that would be applicable to the first Hire Period under the Bareboat Charter (assuming delivery on the Scheduled Delivery Date) plus three point two per cent (3.20%) per annum (the “Remittance Interest”) shall be payable by the Sellers to the Buyers in respect of the Builder’s Instalment Amount, the Original Buyer’s Portion and the Sellers’ Portion and be calculated as follows: (i) in the event that the Vessel is delivered to the Buyers on the Delivery Date, accrue as of (and including) the relevant Prepositioning Date up to (but excluding) the Delivery Date; and (ii) in the event that the Vessel is not delivered to the Buyers on the Delivery Date, accrue as of the relevant Prepositioning Date up to the date that each such prepositioned amount is returned by the Builder’s Bank or the Original Buyer’s

3 Bank or the Sellers’ Bank (as the case may be) to the Buyers in accordance with the Builder’s Instalment Amount SWIFT Payment Instructions or the Original Buyer’s Portion SWIFT Payment Instructions or the Sellers’ Portion SWIFT Payment Instructions (as the case may be) (all such dates inclusive). The Sellers shall pay to the Buyers the applicable amount of Remittance Interest as notified by the Buyers to the Sellers within three (3) Banking Days of the Buyers’ demand. (d) The Sellers shall procure that any other amounts payable to the Builder under the Building Contract on delivery other than the Delivery Instalment are paid to the Builder by the Sellers or the Original Buyer (including but not limited to the costs of bunkers and lubricants and any extras) on or before delivery. CLAUSE 20 - CONDITIONAL ON DELIVERY UNDER THE BAREBOAT CHARTER The Buyers’ obligation to purchase the Vessel under Clause 19 is conditional upon the simultaneous delivery to and acceptance by the Buyers as bareboat charterer of the Vessel in accordance with the terms of the Bareboat Charter and subject to there being no Termination Event having occurred or which would occur as a result of the performance by the Sellers and Buyers of their respective obligations under this Agreement. CLAUSE 21 - CONDITION OF VESSEL The Sellers hereby acknowledge that with respect to the sale and purchase of the Vessel under Clause 19, the Buyers are relying on the Sellers in all respects to check all matters concerning the Vessel, including its safety, condition, quality and fitness for purposes and delivery of the Vessel as per the Intermediate MOA and the Building Contract. CLAUSE 22 - REPRESENTATIONS AND WARRANTIES OF SELLERS (a) The Sellers represent and warrant to the Buyers on the date hereof that the following instalments payable under the Building Contract have been paid to the Builder and that as at the date of this Agreement, no other instalments of the Building Contract Price and no other amount is due from the Original Buyer to the Builder under the terms of the Building Contract (save for the Builder’s Instalment Amount to be financed by the Buyers pursuant to Clause 19(b)(iii)(aa) and the costs of bunkers, lubricants and extras to be settled in accordance with Clause 19(d)): (i) the first instalment of the Building Contract Price payable under Article X paragraph 2(a) of the Building Contract in the amount of US$17,817,526; and (ii) the second instalment of the Building Contract Price payable under Article X paragraph 2(b) of the Building Contract in the amount of US$35,635,052. (b) The Sellers represent and warrant to the Buyers on the date hereof and further as at the Delivery Date that: (i) None of the Sellers or any member of the Charter Group: (aa) is a Prohibited Person; (bb) is owned or controlled by or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person; (cc) owns or controls a Prohibited Person; or

4 (dd) has a Prohibited Person serving as a director, officer or, to the best of the Sellers’ knowledge, employee. (ii) No part of the Purchase Price nor the Vessel shall be made available, directly or indirectly, to or for the benefit of a Prohibited Person nor shall they be otherwise directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions. CLAUSE 23 – DOCUMENTATION (a) As conditions precedent to the Buyers’ deposit of the Builder’s Instalment Amount, the Original Buyer’s Portion and Sellers’ Portion (if applicable), not later than three (3) Banking Days prior to the relevant Prepositioning Date (or such earlier date as may be stated therein), the Sellers shall provide the Buyers with the documents set out in Part A of Schedule 1 in form and substance reasonably satisfactory to the Buyers. (b) As conditions precedent to the Buyers’ countersigning of the Protocol of Delivery and Acceptance and the Buyers’ payment of the Sellers’ Portion simultaneously with the delivery and registration of the Vessel in the Flag State, the Sellers shall provide the Buyers with the documents set out in Part B of Schedule 1 in form and substance reasonably satisfactory to the Buyers. CLAUSE 24 – PHYSICAL PRESENCE If the Flag State requires the Buyers to have a physical presence or office in the jurisdiction of such Flag State, all fees, costs and expenses arising out of or in connection with the establishment and maintenance of such physical presence or office by the Buyers shall be borne by the Sellers. CLAUSE 25 – INDEMNITIES (a) In consideration of the Buyers agreeing to and/or paying part of the Purchase Price under the terms of this Agreement, the Sellers shall indemnify and pay such amounts to the Buyers in respect of all costs, claims, expenses, liabilities, losses, damages and fees (including but not limited to any legal fees, vessel registration and tonnage fees) suffered or incurred by or imposed on the Buyers arising from this Agreement or in connection with the Delivery, registration, purchase and inspection of the Vessel by the Buyers whether prior to, during or after termination of this Agreement or in connection with or resulting from the occurrence of a Termination Event or the funding of the Builder’s Instalment Amount, the Original Buyer’s Portion and Sellers’ Portion (including but not limited to the event that the Builder’s Instalment Amount and/or the Original Buyer’s Portion and/or Sellers’ Portion have been deposited in accordance with Clause 19(b)(iii)(aa) and/or Clause 19(b)(iii)(bb) and/or Clause 19(b)(iii)(cc) but not released in accordance with the Builder’s Instalment Amount SWIFT Payment Instructions and/or the Original Buyer’s Portion SWIFT Payment Instructions and/or the Sellers’ Portion SWIFT Payment Instructions for any reason whatsoever other than as a direct and sole result of the Buyers’ gross negligence or wilful misconduct), and whether or not the Vessel is in the possession of or the control of the Sellers or otherwise. (b) Notwithstanding anything to the contrary herein, the indemnities provided by the Sellers shall be provided in favour of the Buyers and shall continue in full force and effect notwithstanding any breach of the terms of this Agreement or termination of this Agreement pursuant to the terms hereof. CLAUSE 26 – ACCESS TO INFORMATION AND INSPECTION (a) The Buyers shall be entitled to request:

5 (i) such information that they may reasonably require in relation to the construction of the Vessel and the status of such construction or otherwise in connection with the Building Contract; and (ii) copies of documentation held by the Sellers and/or the Original Buyer relating to the construction of the Vessel, and the Sellers shall promptly provide or procure the Original Buyer promptly provide such information and documentation to the Buyers. CLAUSE 27 – NOTICE, TIME AND PLACE OF DELIVERY (a) The Vessel shall be presented for Delivery moored at the Builder’s shipyard or otherwise in accordance with the Building Contract and shall be delivered by the Sellers to the Buyers contemporaneously with the delivery by the Builder of the Vessel to the Original Buyer in accordance with the Building Contract and the delivery by the Original Buyer of the Vessel to the Sellers in accordance with the Intermediate MOA on the Delivery Date. (b) The Delivery shall be required to take place on or before the Cancelling Date. (c) Without prejudice to paragraph (d) below, the Sellers shall at all times keep the Buyers informed of the Vessel’s construction progress as received by the Sellers from the Original Buyer under the Intermediate MOA who has received the same from the Builder under the Building Contract being thirty (30), fifteen (15) and three (3) days’ notice of the intended Delivery Date and of the intended place of delivery. Without prejudice to the above, the Sellers shall promptly update and procure the Original Buyers promptly update the Buyers as to any changes to the intended Delivery Date or the intended place of delivery. (d) The Sellers shall submit a duly signed Payment Notice to the Buyers at least three (3) Banking Days prior to Prepositioning Date A. CLAUSE 28 – NOTICES (a) Any notice, certificate, demand or other communication to be served, given, made or sent under or in relation to this Agreement shall be in English and in writing and (without prejudice to any other valid method or giving, making or sending the same) shall be deemed sufficiently given or made or sent if sent by registered post or by email to the following respective address:

6 (A) to the Buyers: c/o China Huarong Shipping Financial Leasing Company Limited Room 6006, 6th Floor, No. 15 Second East Zhongshan Road, Shanghai, China, 200002 Attention: Jones Cao Jiong/Harold Han Zhenpeng/Li Yishan Tel: +86(0)21 63268756 Fax: +86(0)21 63268783 Email: caojiong@hrflc.com hanzhenpeng@hrflc.com liyishanc@hrflc.com (B) to the Sellers: Flex LNG Amber Limited c/o Flex LNG Management AS Bryggegata 3 0250 Oslo, Norway Attention: Chief Financial Officer Email: finance@flexlng.com or, if a party hereto changes its address or email address, to such other address (or email address) as that party may notify to the other. CLAUSE 29 – NO WAIVER OF RIGHTS (a) No neglect, delay, omission or indulgence on the part of the Buyers in enforcing the terms and conditions of this Agreement shall prejudice the strict rights of the Buyers or be construed as a waiver thereof nor shall any single or partial exercise of any right of either party preclude any other or further exercise thereof. (b) No right or remedy conferred upon the Buyers by this Agreement shall be exclusive of any other right or remedy provided for herein or by law and all such rights and remedies shall be cumulative. CLAUSE 30 – NO SET-OFF OR TAX DEDUCTION (a) Any payment made by the Sellers to the Buyers under this Agreement shall be paid: (i) without any form of set-off, cross-claim or condition; and (ii) free and clear of any tax deduction or withholding unless required by law. (b) Without prejudice to paragraph (a) of this Clause, if the Buyers are required by law to make a tax deduction from any payment: (i) the Buyers shall notify the Sellers as soon as they become aware of the requirement; and (ii) the Buyers shall make such tax deduction without any obligation to increase the amount payable. (c) In this Clause, “tax deduction” means any deduction or withholding for or on account of any present or future tax.

7 CLAUSE 31 – ASSIGNMENT AND TRANSFER (a) The Sellers shall not assign or transfer (whether by novation or otherwise) their rights and/or obligations under this Agreement except with the Buyers’ prior written consent. (b) The Buyers shall not assign or transfer (whether by novation or otherwise) any of their rights under this Agreement without the prior written consent of the Sellers (not to be unreasonably withheld), following which the Sellers shall execute such documents and do all such things as reasonably required by the Buyers to facilitate or effect such assignment or transfer. CLAUSE 32 - MISCELLANEOUS (a) If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. (b) The Sellers waive any rights of sovereign immunity which they or any of their properties may enjoy in any jurisdiction and subjects itself to civil and commercial law with respect to their obligations under this Agreement. (c) No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement. (d) This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement or that Transaction Document, as the case may be. CLAUSE 33 – GOVERNING LAW AND JURISDICTION (a) This Agreement, and any non-contractual obligations arising out of or in connection with it, are governed by English law. (b) Any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”) shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause. (c) The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced. The reference shall be to three arbitrators. A Party wishing to refer to Dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other Party requiring the other Party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other Party appoints its own arbitrator and give notice that it has done so within the 14 days specified. If the other Party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the Party referring a Dispute to arbitration may, without the requirement of any further prior notice to the other Party, appoint its arbitrator as sole arbitrator and shall advise the other Party accordingly. The award of a sole arbitrator shall be binding on both Parties as if he had been appointed by agreement. Nothing herein shall prevent the Parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

8 (d) In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the Parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced. CLAUSE 34 – DEFINITIONS Unless otherwise specified hereunder, capitalised terms in this Agreement shall have the same meaning as in the Bareboat Charter: “Banking Days” means any day other than a Saturday and Sunday, on which banks and financial markets are open for business in Hong Kong, Shanghai, Oslo, Seoul and New York and on a day when LIBOR is calculated, London, such due date shall fall due upon the first following day on which banks in the above jurisdiction are open for business. “Bareboat Charter” means the bareboat charterparty in respect of the Vessel dated on or about the date hereof and entered into between the Buyers as owner and the Sellers as bareboat charterer. “Bareboat Charterer” means the Sellers acting in their capacity as bareboat charterer of the Vessel. “Builder” means Hyundai Samho Heavy Industries Co., Ltd., a company incorporated and existing under the laws of the Republic of Korea, having its registered office at 93, Daebul-Ro, Samho-Eup, Yeongam-Gun, Jeollanam-Do, Korea. “Builder’s Account” shall have the meaning ascribed thereto under Clause 19(b)(iii)(aa). “Builder’s Bank” means The Export–Import Bank of Korea or such other bank to which the delivery instalment of the contract price of the Vessel is payable under the terms of the Building Contract as the Builder may advise and which is acceptable to the Buyers. “Builder’s Instalment Amount” shall have the meaning ascribed thereto under Clause 19(b)(iii)(aa). “Builder’s Instalment Amount SWIFT Payment Instructions” shall have the meaning ascribed thereto under Clause 19(b)(iii)(aa). “Building Contract” means the shipbuilding contract in respect of the Vessel dated 6 March 2018 made between the Builder and the Original Buyers, as amended, modified and supplemented from time to time. “Building Contract Price” means the price payable by the Original Buyer to the Builder for the Vessel as stated under Article II of the Building Contract, being US$182,175,260 as at the date of this Agreement and subject to such adjustment from time to time in accordance with the terms of the Building Contract. “Cancelling Date” means 31 December 2020 or such later date as may be agreed by the Buyers acting in their discretion. “Delivery” means the passing of the legal and beneficial interest in the Vessel from the Sellers to the Buyers pursuant to the terms of this Agreement. “Delivery Date” means the date on which Delivery occurs. “Dispute” shall have the meaning ascribed thereto under Clause 33(b).

9 “Dollars” and “US$” mean the lawful currency, for the time being, of the United States of America. “Flag State” means the Republic of Marshall Islands or such flag state of the Vessel as may be agreed in writing by the Buyers and the Sellers. "Intermediate MOA" means the memorandum of agreement for the Vessel entered into between the Original Buyers and the Charterers dated 28 May 2018. "Original Buyer" means Sea America Inc., a corporation incorporated and existing under the laws of the Marshall Islands and having its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH 96960, Marshall Islands. “Original Buyer’s Bank” means a bank designated by the Original Buyer, details of which are notified to the Buyers not less than five (5) Banking Days prior to Prepositioning Date B and the identity of which is acceptable to the Buyers. “Original Buyer’s Portion” shall have the meaning ascribed thereto under Clause 19(b)(iii)(bb). “Original Buyer’s Portion SWIFT Payment Instructions” shall have the meaning ascribed thereto under Clause 19(b)(iii)(bb). “Original Financial Statements” means the audited financial statements of the Charter Guarantor for the financial year ended 31 December 2019. “Payment Notice” means the form to be submitted by the Sellers to the Buyers to request for the Buyers’ payment of the Purchase Price, which shall be in the form set out in Schedule 2 and which shall be signed by at least one officer or authorised attorney of the Sellers. “Prepositioning Date” shall have the meaning ascribed thereto under Clause 19(b)(iii). “Prepositioning Date A” shall have the meaning ascribed thereto under Clause 19(b)(iii). “Prepositioning Date B” shall have the meaning ascribed thereto under Clause 19(b)(iii). “Prepositioning Date C” shall have the meaning ascribed thereto under Clause 19(b)(iii). “Protocol of Delivery and Acceptance” shall have the meaning ascribed thereto under with Clause 19(b)(iii)(cc). “Purchase Price” means US$206,500,000. “Remittance Interest” shall have the meaning ascribed thereto under Clause 19(c). “Scheduled Delivery Date” means the date of delivery of the Vessel set out in the Payment Notice to be sent to the Buyers in accordance with Clause 27(c) of this Agreement. “Sellers’ Bank” means a bank designated by the Sellers, details of which are notified to the Buyers not less than five (5) Banking Days prior to Prepositioning Date B and the identity of which is acceptable to the Buyers. “Sellers’ Portion” shall have the meaning ascribed thereto under Clause 19(b)(iii)(cc). “Sellers’ Portion SWIFT Payment Instructions” shall have the meaning ascribed thereto under Clause 19(b)(iii)(cc).

10 “Upfront Fee” means the non-refundable upfront fee in an amount equal to one (1) per cent. (1%) of the Actual Owners’ Costs which shall be payable by the Charterers under Clause 55(c) of the Bareboat Charter.

11 SCHEDULE 1 PART A CONDITIONS PRECEDENT TO BUYERS’ DEPOSIT OF BUILDER’S INSTALMENT AMOUNT, ORIGINAL BUYER’S PORTION AND SELLERS’ PORTION 1 Corporate Authority 1.1 A copy of the constitutional documents of each Obligor to a Transaction Document. 1.2 If required, a copy of the resolutions of the board of directors (or equivalent) of each Obligor to a Transaction Document: (a) approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and resolving that it execute the Transaction Documents to which it is a party; (b) authorizing a specified person or persons to execute the Transaction Documents to which it is a party on its behalf; and (c) authorising a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under, or in connection with, the Transaction Documents to which it is a party. 1.3 If required, an original of the power of attorney of any party to a Transaction Document authorising a specified person or persons to execute the Transaction Documents to which it is a party. 1.4 If required, a specimen of the signature of each person authorized by the resolution referred to in paragraph 1.2 above. 1.5 If required, a copy of the resolutions signed by all the holder(s) of the issued shares of any Obligor, approving the terms of, and the transactions contemplated by such Transaction Document. 1.6 A certificate of an officer or authorized signatory of each Obligor to a Transaction Document to a Transaction certifying that each copy document relating to it specified in this Schedule 1 Part A is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement. 2 Documents 2.1 Copies of the executed Building Contract and Intermediate MOA. 2.2 Duly executed copies of each Transaction Document (except the Charterers’ Assignment, the Managers’ Undertaking and the Sub-Charterers Assignment (if any)) and of each document to be delivered under each of them. 2.3 An written undertaking (in a form acceptable to Buyers) has been provided to the Buyers by the Sellers and the Original Buyers that they will not date and time the protocols of

12 delivery under the Building Contract and Intermediate MOA without the prior written authorization of the Buyers to do so. 3 Legal opinions 3.1 An agreed form legal opinion of English legal advisers to the Buyers on such matters on the laws of England in relation to the Transaction Documents in a form acceptable to the Buyers. 3.2 An agreed form legal opinion by lawyers appointed by the Buyers on such matters in relation to the Transaction Documents covered concerning the laws of the Republic of the Marshall Islands and such other relevant jurisdictions as the Buyers may reasonably require, in a form acceptable to the Buyers. 4 Other documents and evidence 4.1 The Original Financial Statements. 4.2 Such evidence relating to an Obligor as the Buyers may reasonably require for their (or their financiers) to be able to satisfy each of their “know your customer” or similar identification procedures in relation to the Transaction Documents. 4.3 A copy of any other consents, approvals, authorization or other document, opinion or assurance which the Buyers consider to be reasonably desirable in connection with the entry into and performance of the transactions contemplated by any of the documents listed in paragraph 2 of Schedule 1, Part A or for the validity and enforceability of such documents. 4.4 Such other documents as the Buyers may reasonably require by giving notice to the Sellers. 5 Building Contract Documents A copy, certified as true by an officer of the Sellers, of: (a) the telefax or email from the Builder referred to under Article X paragraph 2(b) of the Building Contract stating that steel cutting of the Vessel has completed; and (b) of the telefax or email from the Builder to the Sellers as referred to under Article X paragraph 3 of the Building Contract requesting payment of the three and fourth instalments under Article X paragraphs 2(c) and 2(d) of the Building Contract. 6 Evidence of payment of previous instalments under the Building Contract Evidence satisfactory to the Buyers that the Sellers have paid and the Builder has received in full all of the first and second instalments (such aggregate amount being US$53,452,578 as at the date of this Agreement) payable under respectively paragraphs 2(a) and 2(b) of Article X of the Building and that all other outstanding amounts (if any) due under the Building Contract have been or will be settled prior to or at the time of delivery of the Vessel under the Building Contract (save for the Builder’s Instalment Amount to be financed by the Buyers pursuant to Clause 19(b)(iii)(aa)). 7 Payment of fees

13 Evidence that the Upfront Fee (unless the same will be deducted from the Purchase Price) and all other fees, costs and expenses then due from the Sellers to the Buyers under the Transaction Documents (except legal fees) have been paid and received by the Buyers. 8 Other documents and evidence Such other documents as the Buyers may reasonably require by giving notice to the Sellers.

14 PART B CONDITIONS PRECEDENT TO THE BUYERS’ COUNTERSIGNING OF PROTOCOL OF DELIVERY AND ACCEPTANCE AND PAYMENT OF SELLERS’ PORTION 1 Bringdown Certificate If required by legal counsel to the Buyers, a certificate of an authorized signatory of the Sellers certifying that each document which they are required to provide under Part A of Schedule 1 of this Agreement, as well as under Clause 36 of the Bareboat Charter, is correct, complete and in full force and effect as at the Delivery Date. 2 Vessel Documents in relation to Title 2.1 Documentary evidence that the Vessel is or will be: (a) definitively and permanently registered in the name of the Buyers under the Flag State; (b) in the absolute and unencumbered ownership of the Buyers; and (c) unconditionally delivered by the Builder to the Original Buyer and unconditionally onward delivered by the Original Buyer to the Sellers. 2.2 Bill of Sale recordable in the Flag State, transferring title of the Vessel in favour of the Buyers and stating that the Vessel is free from all mortgages, encumbrances and maritime liens or any other debts whatsoever, duly notarially attested and legalised or apostilled as required by the Flag State. 2.3 Protocol of delivery and acceptance signed by the Sellers in favour of the Buyers. 2.4 Any additional documents as may be required by the competent authorities of the Flag State for the purpose of registering the Vessel. 2.5 The delivery documents set out in Clause 8 of the MOA. 3 Conditions precedent under Bareboat Charter Fulfilment of the conditions of Clause 36 of the Bareboat Charter to the satisfaction of the Buyers (or waived, with or without conditions as the Buyers may require). 4 Payment of extras Documentary evidence that the Sellers have complied with the requirements set out under Clause 19(d)(ii).

15 SCHEDULE 2 FORM OF PAYMENT NOTICE To: [●] Date: [●] Memorandum of Agreement [●] (the “Agreement”) in relation to the ship with hull no. 2228 (the “Vessel”) We refer to the Agreement made between us in relation to the Vessel. This is the Payment Notice as defined in the Agreement. Capitalised terms in this Payment Notice have the meanings set out in the Agreement unless otherwise defined herein. We hereby request that: (a) the Builder’s Instalment Amount in an amount of US$[●] be paid on [●] by remitting such amount directly to the Builder’s Bank (account number [●]) and such payment shall be deemed satisfaction of your obligation under Clause 19(b)(iii)(aa) of the Agreement to make payment of such amount; (b) the Original Buyer’s Portion in an amount of US$[●] be paid on [●] by remitting such amount directly to the Original Buyer’s Bank (account number [●]) and such payment shall be deemed satisfaction of your obligation under Clause 19(b)(iii)(bb) of the Agreement to make payment of such amount; and (c) the Sellers’ Portion in an amount of US$[●] be paid on [●] by remitting such amount directly to the Sellers’ Bank (account number [●]) and such payment shall be deemed satisfaction of your obligation under Clause 19(b)(iii)(cc) of the Agreement to make payment of such amount. We further represent and warrant that: (d) the Building Contract and Intermediate MOA each remain in full force and effect, neither the Original Buyer nor the Builder are in breach of any of the terms of the Building Contract and neither the Original Buyer nor ourselves are in breach of any of the terms of the Intermediate MOA; and (e) no Termination Event or Potential Termination Event (each as defined in the Bareboat Charter) has occurred and there has been no breach of any obligation or undertaking in the Transaction Documents (as defined in the Bareboat Charter) which would, with the passing of time, constitute a Termination Event or Potential Termination Event (each as defined in the Bareboat Charter). Yours faithfully, _______________________________ Name: Title: for and on behalf of FLEX LNG AMBER LIMITED Date:

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. 1. Shipbroker N/A 2. Place and date 3. Owners/Place of business (Cl. 1) Bund 10 Holding Limited, Level 54 Hopewell Centre, 183 Queen’s Road East, Hong Kong 4. Bareboat Charterers/Place of business (Cl. 1) Flex LNG Amber Limited The Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands 5. Vessel’s name, call sign and flag (Cl. 1 and 3) "Flex Amber" IMO No. 9857377 Marshall Islands 6. Type of Vessel Liquefied Natural Gas Carrier 7. GT/NT 116,430/34,930 8. When/Where built 2020 Hyundai Samho Industries Co., Ltd. 9. Total DWT (abt.) in metric tons on summer freeboard 10. Classification Society (Cl. 3) DNV-GL 11. Date of last special survey by the Vessel’s classification society 12 Further particulars of Vessel (also indicate minimum number of months’ validity of class certificates agreed acc. to Cl. 3) Class Notation: +1A, Tanker for liquefied gas, Ship type 2G(-163°C, 500 kg/m3, 0.35bar), GF, E0, BIS, TMON, COAT-PSPC(B), CMON, LCS, BWM(T), Recyclable, ERS, NAUT(NAV), CLEAN, F(A, C) 13. Port or Place of delivery (Cl. 3) As per MOA (as defined in Additional Clause 32 (Definitions)) 14. Time for delivery (Cl. 4) See Additional Clause 35 (Pre-delivery and delivery) 15. Cancelling date (Cl. 5) As per MOA (as defined in Additional Clause 32 (Definitions)) 16. Port or Place of redelivery (Cl. 15) See Additional Clause 42 (Redelivery) 17. No. of months' validity of trading and class certificates upon redelivery (Cl. 15) 18. Running days’ notice if other than stated in Cl. 4 N/A 19. Frequency of dry-docking (Cl. 10(g)) In accordance with Classification Society or flag state requirements 20. Trading limits (Cl. 6) Worldwide within Institute Warranty Limits (IWL) 21. Charter period (Cl. 2) See definition of "Charter Period" under Additional Clause 32 (Definitions) 22. Charter hire (Cl. 11) See Additional Clause 40 (Hire) 23. New class and other safety requirements (state percentage of Vessel's insurance value acc. to Box 29)(Cl. 10(a)(ii)) See Additional Clause 39(b) (Structural changes and alterations) 24. Rate of interest payable acc. to Cl. 11 (f) and, if applicable, acc. to PART IV See Additional Clause 40 (Hire) 25. Currency and method of payment (Cl. 11) US Dollars (See also Additional Clause 40 (Hire)) 22 June 2020

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. 1. Definitions In this Charter, the following terms shall have the meanings hereby assigned to them: “The Owners” shall mean the party identified in Box 3. “The Charterers” shall mean the party identified in Box 4. “The Vessel” shall mean the vessel named in Box 5 and with particulars as stated in Boxes 6 to 12. “Financial Instrument” means any Finance Document (as defined in Additional Clause 32 (Definitions) and Additional Clause 33 (Interpretations) the mortgage, deed of covenant or other such financial security instrument as annexed to this Charter and stated in Box 28. 2. Charter Period In consideration of the hire detailed in Box 22, the Owners have agreed to let and the Charterers have agreed to hire the Vessel for the period stated referred to in Box 21 (“The Charter Period”). 3. Delivery (not applicable when Part III applies, as indicated in Box 37) (a) The Owners shall before and at the time of delivery exercise due diligence to make the Vessel seaworthy and in every respect ready in hull, machinery and equipment for service under this Charter. The Vessel shall be delivered by the Owners and taken over by the Charterers at the port or place indicated in Box 13 in such ready safe berth as the Charterers may direct. (b) The Vessel shall be properly documented on delivery in accordance with the laws of the flag state indicated in Box 5 and the requirements of the classification society stated in Box 10. The Vessel upon delivery shall have her survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box 12. (c) The delivery of the Vessel by the Owners and the taking over of the Vessel by the Charterers shall constitute a full performance by the Owners of all the Owners’ obligations under this Clause 3, and thereafter the Charterers shall not be entitled to make or assert any claim against the Owners on account of any conditions, representations or warranties expressed or implied with respect to the Vessel but the Owners shall be liable for the cost of but not the time for repairs or renewals occasioned by latent defects in the Vessel, her machinery or appurtenances, existing at the time of delivery under this Charter, provided such defects have manifested themselves within twelve (12) months after delivery unless otherwise provided in Box 32. 4. Time for Delivery (not applicable when Part III applies, as indicated in Box 37) The Vessel shall not be delivered before the date indicated in Box 14 without the Charterers’ consent and the Owners shall exercise due diligence to deliver the Vessel not later than the date indicated in Box 15. Unless otherwise agreed in Box 18, the Owners shall give the Charterers not less than thirty (30) running days’ preliminary and not less than fourteen (14) running days’ definite notice of the date on which the Vessel is expected to be ready for delivery. The Owners shall keep the Charterers closely advised of possible changes in the Vessel’s position. 5. Cancelling (not applicable when Part III applies, as indicated in Box 37)

PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. (a) Should the Vessel not be delivered latest by the cancelling date indicated in Box 15, the Charterers shall have the option of cancelling this Charter by giving the Owners notice of cancellation within thirty-six (36) running hours after the cancelling date stated in Box 15, failing which this Charter shall remain in full force and effect. (b) If it appears that the Vessel will be delayed beyond the cancelling date, the Owners may, as soon as they are in a position to state with reasonable certainty the day on which the Vessel should be ready, give notice thereof to the Charterers asking whether they will exercise their option of cancelling, and the option must then be declared within one hundred and sixty-eight (168) running hours of the receipt by the Charterers of such notice or within thirty-six (36) running hours after the cancelling date, whichever is the earlier. If the Charterers do not then exercise their option of cancelling, the seventh day after the readiness date stated in the Owners’ notice shall be substituted for the cancelling date indicated in Box 15 for the purpose of this Clause 5. (c) Cancellation under this Clause 5 shall be without prejudice to any claim the Charterers may otherwise have on the Owners under this Charter. 6. Trading Restrictions The Vessel shall be employed in lawful trades for the carriage of suitable lawful merchandise within the trading limits indicated in Box 20. The Charterers undertake not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the contracts of insurance (including any warranties expressed or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe. The Charterers also undertake not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the law of any country to which the Vessel may sail or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation, destruction, seizure or confiscation. Notwithstanding any other provisions contained in this Charter it is agreed that nuclear fuels or radioactive products or waste are specifically excluded from the cargo permitted to be loaded or carried under this Charter. This exclusion does not apply to radio-isotopes used or intended to be used for any industrial, commercial, agricultural, medical or scientific purposes provided the Owners’ prior approval has been obtained to loading thereof. 7. Surveys on Delivery and Redelivery (not applicable when Part III applies, as indicated in Box 37) The Owners and Charterers shall each appoint surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of delivery and redelivery hereunder. The Owners shall bear all expenses of the On-hire Survey including loss of time, if any, and the Charterers shall bear all expenses of the Off-hire Survey including loss of time, if any, at the daily equivalent to the rate of hire or pro rata thereof. 8. Inspection - See Additional Clause 48 regarding Inspection of Vessel and inspection reports The Owners shall have the right at any time after giving reasonable notice to the Charterers to inspect or survey the Vessel or instruct a duly authorised surveyor to carry out such survey on their behalf: (a) to ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and maintained. The costs and fees for such inspection or survey shall be paid by the Owners unless the Vessel is found to require repairs or maintenance in order to achieve the condition so provided; (b) in dry-dock if the Charterers have not dry-docked Her in accordance with Clause 10(g). The costs and fees for such inspection or survey shall be paid by the Charterers; and (c) for any other commercial reason they consider necessary (provided it does not unduly interfere with the commercial operation of the Vessel). The costs and fees for such inspection and survey shall be paid by the

PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. Owners. All time used in respect of inspection, survey or repairs shall be for the Charterers’ account and form part of the Charter Period. The Charterers shall also permit the Owners to inspect the Vessel’s log books whenever requested and shall whenever required by the Owners furnish them with full information regarding any casualties or other accidents or damage to the Vessel. 9. Inventories, Oil and Stores A complete inventory of the Vessel’s entire equipment, outfit including spare parts, appliances and of all consumable stores on board the Vessel shall be made by the Charterers in conjunction with the Owners on delivery and again on redelivery of the Vessel. See also Additional Clause 37 (Bunkers and Luboils). The Charterers and the Owners, respectively, shall at the time of delivery and redelivery take over and pay for all bunkers, lubricating oil, unbroached provisions, paints, ropes and other consumable stores (excluding spare parts) in the said Vessel at the then current market prices at the ports of delivery and redelivery, respectively. The Charterers shall ensure that all spare parts listed in the inventory and used during the Charter Period are replaced at their expense prior to redelivery of the Vessel. 10. Maintenance and Operation (a) (i) Maintenance and Repairs - During the Charter Period the Vessel shall be in the full possession and at the absolute disposal for all purposes of the Charterers and under their complete control in every respect. The Charterers shall maintain the Vessel, her machinery, boilers, appurtenances and spare parts in a good state of repair, in efficient operating condition and in accordance with good commercial maintenance practice and, except as provided for in Clause 14(l), if applicable, at their own expense they shall at all times keep the Vessel’s Class fully up to date with the Classification Society indicated in Box 10 and maintain all other necessary certificates in force at all times. (ii) New Class and Other Safety Requirements - In the event of any improvement, structural changes or new equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements or by compulsory legislation costing (excluding the Charterers’ loss of time) more than the percentage stated in Box 23, or if Box 23 is left blank, 5 per cent of the Vessel’s insurance value as stated in Box 29, then the extent, if any, to which the rate of hire shall be varied and the ratio in which the cost of compliance shall be shared between the parties concerned in order to achieve a reasonable distribution thereof as between the Owners and the Charterers having regard, inter alia, to the length of the period remaining under this Charter shall, in the absence of agreement, be referred to the dispute resolution method agreed in Clause 30. (iii) Financial Security - The Charterers shall maintain financial security or responsibility in respect of third party liabilities as required by any government, including federal, state or municipal or other division or authority thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place, territorial or contiguous waters of any country, state or municipality in performance of this Charter without any delay. This obligation shall apply whether or not such requirements have been lawfully imposed by such government or division or authority thereof. The Charterers shall make and maintain all arrangements by bond or otherwise as may be necessary to satisfy such requirements at the Charterers’ sole expense and the Charterers shall indemnify the Owners against all consequences whatsoever (including loss of time) for any failure or inability to do so. (b) Operation of the Vessel - The Charterers shall at their own expense and by their own procurement man, victual, navigate, operate, supply, fuel and, whenever required, repair the Vessel during the Charter Period and they shall pay all charges and expenses of every kind and nature whatsoever incidental to their use and operation of the Vessel under this Charter, including annual flag state fees and any foreign general municipality and/or state taxes. The Master, officers and crew of the Vessel shall be the servants of the Charterers for all purposes whatsoever, even if for any reason appointed by the Owners. Charterers shall comply with the regulations regarding officers and crew in force in the country of the Vessel’s flag or any other applicable law.

PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. (c) The Charterers shall keep the Owners and the mortgagee(s) advised of the intended employment, planned dry- docking and major repairs of the Vessel, as reasonably required. See also Additional Clause 57 (Operational notifiable Events). (d) Flag and Name of Vessel – During the Charter Period, the Charterers shall have the liberty to paint the Vessel in their own colours, install and display their funnel insignia and fly their own house flag. The Charterers shall also have the liberty, with the Owners’ consent, which shall not be unreasonably withheld, to change the flag and/or the name of the Vessel during the Charter Period. Painting and re-painting, instalment and re-instalment, registration and re-registration, if required by the Owners, shall be at the Charterers’ expense and time.See also Additional Clause 39 (Structural changes and alterations) and Additional Clause 50 (Name of Vessel). (e) Changes to the Vessel – Subject to Clause 10(a)(ii), the Charterers shall make no structural changes in the Vessel or changes in the machinery, boilers, appurtenances or spare parts thereof without in each instance first securing the Owners’ approval thereof. If the Owners so agree, the Charterers shall, if the Owners so require, restore the Vessel to its former condition before the termination of this Charter. (f) Use of the Vessel’s Outfit, Equipment and Appliances - The Charterers shall have the use of all outfit, equipment, and appliances on board the Vessel at the time of delivery, provided the same or their substantial equivalent shall be returned to the Owners on redelivery in the same good order and condition as when received, ordinary wear and tear excepted. The Charterers shall from time to time during the Charter Period replace such items of equipment as shall be so damaged or worn as to be unfit for use. The Charterers are to procure that all repairs to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel. The Charterers have the right to fit additional equipment at their expense and risk but title to such additional equipment shall be deemed to have passed to the Owners immediately upon such fitting and the Charterers shall remove such equipment at the end of the period if requested by the Owners. Any equipment including radio equipment on hire on the Vessel at time of delivery shall be kept and maintained by the Charterers and the Charterers shall assume the obligations and liabilities of the Owners under any lease contracts in connection therewith and shall reimburse the Owners for all expenses incurred in connection therewith, also for any new equipment required in order to comply with radio regulations. (g) Periodical Dry-Docking - The Charterers shall dry-dock the Vessel and clean and paint her underwater parts whenever the same may be necessary, but not less than once during the period stated in Box 19 or, if Box 19 has been left blank, every sixty (60) calendar months after delivery or such other period as may be required by the Classification Society or flag state. 11. Hire - See Additional Clause 40 (Hire) (a) The Charterers shall pay hire due to the Owners punctually in accordance with the terms of this Charter in respect of which time shall be of the essence. (b) The Charterers shall pay to the Owners for the hire of the Vessel a lump sum in the amount indicated in Box 22 which shall be payable not later than every thirty (30) running days in advance, the first lump sum being payable on the date and hour of the Vessel’s delivery to the Charterers. Hire shall be paid continuously throughout the Charter Period. (c) Payment of hire shall be made in cash without discount in the currency and in the manner indicated in Box 25 and at the place mentioned in Box 26. (d) Final payment of hire, if for a period of less than thirty (30) running days, shall be calculated proportionally according to the number of days and hours remaining before redelivery and advance payment to be effected accordingly. (e) Should the Vessel be lost or missing, hire shall cease from the date and time when she was lost or last heard of. The date upon which the Vessel is to be treated as lost or missing shall be ten (10) days after the Vessel was last reported or when the Vessel is posted as missing by Lloyd’s, whichever occurs first. Any hire paid in advance to be adjusted accordingly. (f) Any delay in payment of hire shall entitle the Owners to interest at the rate per annum as agreed in Box 24. If

PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. Box 24 has not been filled in, the three months Interbank offered rate in London (LIBOR or its successor) for the currency stated in Box 25, as quoted by the British Bankers’ Association (BBA) on the date when the hire fell due, increased by 2 per cent, shall apply. (g) Payment of interest due under sub-clause 11(f) shall be made within seven (7) running days of the date of the Owners’ invoice specifying the amount payable or, in the absence of an invoice, at the time of the next hire payment date. 12. Mortgage - See Additional Clause 45 (Owners' mortgage) and Additional Clause 48(n) (Further assurance) (only to apply if Box 28 has been appropriately filled in) (a)* The Owners warrant that they have not effected any mortgage(s) of the Vessel and that they shall not effect any mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld. (b)* The Vessel chartered under this Charter is financed by a mortgage according to the Financial Instrument. The Charterers undertake to comply, and provide such information and documents to enable the Owners to comply, with all such instructions or directions in regard to the employment, insurances, operation, repairs and maintenance of the Vessel as laid down in the Financial Instrument or as may be directed from time to time during the currency of the Charter by the mortgagee(s) in conformity with the Financial Instrument. The Charterers confirm that, for this purpose, they have acquainted themselves with all relevant terms, conditions and provisions of the Financial Instrument and agree to acknowledge this in writing in any form that may be required by the mortgagee(s). The Owners warrant that they have not effected any mortgage(s) other than stated in Box 28 and that they shall not agree to any amendment of the mortgage(s) referred to in Box 28 or effect any other mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld. *(Optional, Clauses 12(a) and 12(b) are alternatives; indicate alternative agreed in Box 28). 13. Insurance and Repairs - See Additional Clause 41 (Insurance) (a) During the Charter Period the Vessel shall be kept insured by the Charterers at their expense against hull and machinery, war and Protection and Indemnity risks (and any risks against which it is compulsory to insure for the operation of the Vessel, including maintaining financial security in accordance with sub-clause 10(a)(iii)) in such form as the Owners shall in writing approve, which approval shall not be unreasonably withheld. Such insurances shall be arranged by the Charterers to protect the interests of both the Owners and the Charterers and the mortgagee(s) (if any), and the Charterers shall be at liberty to protect under such insurances the interests of any managers they may appoint. Insurance policies shall cover the Owners and the Charterers according to their respective interests. Subject to the provisions of the Financial Instrument, if any, and the approval of the Owners and the insurers, the Charterers shall effect all insured repairs and shall undertake settlement and reimbursement from the insurers of all costs in connection with such repairs as well as insured charges, expenses and liabilities to the extent of coverage under the insurances herein provided for. The Charterers also to remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances. All time used for repairs under the provisions of sub-clause 13(a) and for repairs of latent defects according to Clause 3(c) above, including any deviation, shall be for the Charterers’ account. (b) If the conditions of the above insurances permit additional insurance to be placed by the parties, such cover shall be limited to the amount for each party set out in Box 30 and Box 31, respectively. The Owners or the Charterers as the case may be shall immediately furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers is necessary. (c) The Charterers shall upon the request of the Owners, provide information and promptly execute such documents

PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. as may be required to enable the Owners to comply with the insurance provisions of the Financial Instrument. (d) Subject to the provisions of the Financial Instrument, if any, should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required under sub-clause 13(a), all insurance payments for such loss shall be paid to the Owners who shall distribute the moneys between the Owners and the Charterers according to their respective interests. The Charterers undertake to notify the Owners and the mortgagee(s), if any, of any occurrences in consequence of which the Vessel is likely to become a total loss as defined in this Clause. (e) The Owners shall upon the request of the Charterers, promptly execute such documents as may be required to enable the Charterers to abandon the Vessel to insurers and claim a constructive total loss. (f) For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub- clause 13(a), the value of the Vessel is the sum indicated in Box 29. 14. Insurance, Repairs and Classification (Optional, only to apply if expressly agreed and stated in Box 29, in which event Clause 13 shall be considered deleted). (a) During the Charter Period the Vessel shall be kept insured by the Owners at their expense against hull and machinery and war risks under the form of policy or policies attached hereto. The Owners and/or insurers shall not have any right of recovery or subrogation against the Charterers on account of loss of or any damage to the Vessel or her machinery or appurtenances covered by such insurance, or on account of payments made to discharge claims against or liabilities of the Vessel or the Owners covered by such insurance. Insurance policies shall cover the Owners and the Charterers according to their respective interests. (b) During the Charter Period the Vessel shall be kept insured by the Charterers at their expense against Protection and Indemnity risks (and any risks against which it is compulsory to insure for the operation of the Vessel, including maintaining financial security in accordance with sub-clause 10(a)(iii)) in such form as the Owners shall in writing approve which approval shall not be unreasonably withheld. (c) In the event that any act or negligence of the Charterers shall vitiate any of the insurance herein provided, the Charterers shall pay to the Owners all losses and indemnify the Owners against all claims and demands which would otherwise have been covered by such insurance. (d) The Charterers shall, subject to the approval of the Owners or Owners’ Underwriters, effect all insured repairs, and the Charterers shall undertake settlement of all miscellaneous expenses in connection with such repairs as well as all insured charges, expenses and liabilities, to the extent of coverage under the insurances provided for under the provisions of sub-clause 14(a). The Charterers to be secured reimbursement through the Owners’ Underwriters for such expenditures upon presentation of accounts. (e) The Charterers to remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances. (f) All time used for repairs under the provisions of sub-clauses 14(d) and 14(e) and for repairs of latent defects according to Clause 3 above, including any deviation, shall be for the Charterers’ account and shall form part of the Charter Period. The Owners shall not be responsible for any expenses as are incident to the use and operation of the Vessel for such time as may be required to make such repairs. (g) If the conditions of the above insurances permit additional insurance to be placed by the parties such cover shall be limited to the amount for each party set out in Box 30 and Box 31, respectively. The Owners or the Charterers as the case may be shall immediately furnish the other party with particulars of any additional

PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers is necessary. (h) Should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required under sub-clause 14(a), all insurance payments for such loss shall be paid to the Owners, who shall distribute the moneys between themselves and the Charterers according to their respective interests. (i) If the Vessel becomes an actual, constructive, compromised or agreed total loss under the insurances arranged by the Owners in accordance with sub-clause 14(a), this Charter shall terminate as of the date of such loss. (j) The Charterers shall upon the request of the Owners, promptly execute such documents as may be required to enable the Owners to abandon the Vessel to the insurers and claim a constructive total loss. (k) For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub-clause 14(a), the value of the Vessel is the sum indicated in Box 29. (l) Notwithstanding anything contained in sub-clause 10(a), it is agreed that under the provisions of Clause 14, if applicable, the Owners shall keep the Vessel’s Class fully up to date with the Classification Society indicated in Box 10 and maintain all other necessary certificates in force at all times. 15. Redelivery - See Additional Clause 42 (Redelivery) and Additional Clause 43 (Redelivery Conditions) At the expiration of the Charter Period the Vessel shall be redelivered by the Charterers to the Owners at a safe and ice-free port or place as indicated in Box 16, in such ready safe berth as the Owners may direct. The Charterers shall give the Owners not less than thirty (30) running days’ preliminary notice of expected date, range of ports of redelivery or port or place of redelivery and not less than fourteen (14) running days’ definite notice of expected date and port or place of redelivery. Any changes thereafter in the Vessel’s position shall be notified immediately to the Owners. The Charterers warrant that they will not permit the Vessel to commence a voyage (including any preceding ballast voyage) which cannot reasonably be expected to be completed in time to allow redelivery of the Vessel within the Charter Period. Notwithstanding the above, should the Charterers fail to redeliver the Vessel within the Charter Period, the Charterers shall pay the daily equivalent to the rate of hire stated in Box 22 plus 10 per cent or to the market rate, whichever is the higher, for the number of days by which the Charter Period is exceeded. All other terms, conditions and provisions of this Charter shall continue to apply. Subject to the provisions of Clause 10, the Vessel shall be redelivered to the Owners in the same or as good structure, state, condition and class as that in which she was delivered, fair wear and tear not affecting class excepted. The Vessel upon redelivery shall have her survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box 17. 16. Non-Lien - See Additional Clause 48 (dd) The Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the Owners in the Vessel. The Vessel shall be free of encumbrances and liens except the encumbrances (i) arising in the ordinary course of business by operation of law and securing obligations not more than forty-five (45) days overdue, (ii) arising under the general terms and conditions of banks or (iii) permitted in writing by the Owners. The Charterers further agree to fasten to the Vessel in a conspicuous place and to keep so fastened during the Charter Period a notice reading as follows: “This Vessel is the property of (name of Owners). It is under charter to (name of Charterers) and by the terms of the Charter Party neither the Charterers nor the Master have any right, power or authority to create, incur or permit to be imposed on the Vessel any lien whatsoever.”

PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. 17. Indemnity - See also Additional Clause 58 (Further Indemnities) (a) The Charterers shall indemnify the Owners against any loss, damage or expense (including, without limitation, legal expense) incurred by the Owners arising out of or in relation to a breach of this charter and/or the operation of the Vessel by the Charterers, and against any lien of whatsoever nature arising out of an event occurring during the Charter Period. If the Vessel be arrested or otherwise detained by reason of claims or liens arising out of her operation hereunder by the Charterers, the Charterers shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail. Without prejudice to the generality of the foregoing, the Charterers agree to indemnify the Owners against all consequences or liabilities arising from the Master, officers or agents signing Bills of Lading or other documents. (b) If the Vessel be arrested or otherwise detained by reason of a claim or claims against the Owners, the Owners shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail. In such circumstances the Owners shall indemnify the Charterers against any loss, damage or expense incurred by the Charterers (including hire paid under this Charter) as a direct consequence of such arrest or detentionSee also Additional Clause 49 (i). 18. Lien The Owners to have a lien upon all cargoes, sub-hires and sub-freights belonging or due to the Charterers or any sub-charterers and any Bill of Lading freight for all claims under this Charter, and the Charterers to have a lien on the Vessel for all moneys paid in advance and not earned. 19. Salvage All salvage and towage performed by the Vessel shall be for the Charterers’ benefit and the cost of repairing damage occasioned thereby shall be borne by the Charterers. 20. Wreck Removal In the event of the Vessel becoming a wreck or obstruction to navigation the Charterers shall indemnify the Owners against any sums whatsoever which the Owners shall become liable to pay and shall pay in consequence of the Vessel becoming a wreck or obstruction to navigation. 21. General Average The Owners shall not contribute to General Average. 22. Assignment, Sub-Charter and Sale (a) The Charterers shall not assign this Charter nor sub-charter the Vessel on a bareboat basis except with the prior consent in writing of the Owners, which shall not be unreasonably withheld, and subject to such terms and conditions as the Owners shall approve. (b) The Owners shall not sell the Vessel during the currency of this Charter except with the prior written consent of the Charterers, which shall not be unreasonably withheld, and subject to the buyer accepting an assignment of this Charter. 23. Contracts of Carriage (a)* The Charterers are to procure that all documents issued during the Charter Period evidencing the terms and conditions agreed in respect of carriage of goods shall contain a paramount clause incorporating any legislation relating to carrier’s liability for cargo compulsorily applicable in the trade; if no such legislation exists, the documents shall incorporate the Hague-Visby Rules. The documents shall also contain the New Jason Clause and the Both-to-Blame Collision Clause.

PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. (b)* The Charterers are to procure that all passenger tickets issued during the Charter Period for the carriage of passengers and their luggage under this Charter shall contain a paramount clause incorporating any legislation relating to carrier’s liability for passengers and their luggage compulsorily applicable in the trade; if no such legislation exists, the passenger tickets shall incorporate the Athens Convention Relating to the Carriage of Passengers and their Luggage by Sea, 1974, and any protocol thereto. *Delete as applicable. 24. Bank Guarantee (Optional, only to apply if Box 27 filled in) The Charterers undertake to furnish, before delivery of the Vessel, a corporate guarantee from Flex LNG Ltd. first class bank guarantee or bond in the sum and at the place as indicated in Box 27 as guarantee for full performance of their obligations under this Charter. 25. Requisition/Acquisition (a) In the event of the Requisition for Hire of the Vessel by any governmental or other competent authority (hereinafter referred to as “Requisition for Hire”) irrespective of the date during the Charter Period when “Requisition for Hire” may occur and irrespective of the length thereof and whether or not it be for an indefinite or a limited period of time, and irrespective of whether it may or will remain in force for the remainder of the Charter Period, this Charter shall not be deemed thereby or thereupon to be frustrated or otherwise terminated and the Charterers shall continue to pay the stipulated hire in the manner provided by this Charter until the time when the Charter would have terminated pursuant to any of the provisions hereof always provided however that in the event of “Requisition for Hire” any Requisition Hire or compensation received or receivable by the Owners shall be payable to the Charterers during the remainder of the Charter Period or the period of the “Requisition for Hire” whichever be the shorter. (b) In the event of the Owners being deprived of their ownership in the Vessel by any Compulsory Acquisition of the Vessel or requisition for title by any governmental or other competent authority (hereinafter referred to as “Compulsory Acquisition”), then, irrespective of the date during the Charter Period when “Compulsory Acquisition” may occur, this Charter shall be deemed terminated as of the date of such “Compulsory Acquisition”. In such event Charter Hire to be considered as earned and to be paid up to the date and time of such “Compulsory Acquisition”. 26. War (a) For the purpose of this Clause, the words “War Risks” shall include any war (whether actual or threatened), act of war, civil war, hostilities, revolution, rebellion, civil commotion, warlike operations, the laying of mines (whether actual or reported), acts of piracy, acts of terrorists, acts of hostility or malicious damage, blockades (whether imposed against all vessels or imposed selectively against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever), by any person, body, terrorist or political group, or the Government of any state whatsoever, which may be dangerous or are likely to be or to become dangerous to the Vessel, her cargo, crew or other persons on board the Vessel. (b) The Vessel, unless the written consent of the Owners be first obtained, shall not continue to or go through any port, place, area or zone (whether of land or sea), or any waterway or canal, where it reasonably appears that the Vessel, her cargo, crew or other persons on board the Vessel, in the reasonable judgement of the Owners, may be, or are likely to be, exposed to War Risks. Should the Vessel be within any such place as aforesaid, which only becomes dangerous, or is likely to be or to become dangerous, after her entry into it, the Owners shall have the right to require the Vessel to leave such area. (c) The Vessel shall not load contraband cargo, or to pass through any blockade, whether such blockade be imposed on all vessels, or is imposed selectively in any way whatsoever against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever, or to proceed to an area where she shall be subject, or is likely to be subject to a belligerent’s right of search and/or confiscation.

PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. (d) If the insurers of the war risks insurance, when Clause 14 is applicable, should require payment of premiums and/or calls because, pursuant to the Charterers’ orders, the Vessel is within, or is due to enter and remain within, any area or areas which are specified by such insurers as being subject to additional premiums because of War Risks, then such premiums and/or calls shall be reimbursed by the Charterers to the Owners at the same time as the next payment of hire is due. (e) The Charterers shall have the liberty: (i) to comply with all orders, directions, recommendations or advice as to departure, arrival, routes, sailing in convoy, ports of call, stoppages, destinations, discharge of cargo, delivery, or in any other way whatsoever, which are given by the Government of the Nation under whose flag the Vessel sails, or any other Government, body or group whatsoever acting with the power to compel compliance with their orders or directions; (ii) to comply with the orders, directions or recommendations of any war risks underwriters who have the authority to give the same under the terms of the war risks insurance; (iii) to comply with the terms of any resolution of the Security Council of the United Nations, any directives of the European Community, the effective orders of any other Supranational body which has the right to issue and give the same, and with national laws aimed at enforcing the same to which the Owners are subject, and to obey the orders and directions of those who are charged with their enforcement. (f) In the event of outbreak of war (whether there be a declaration of war or not) (i) between any two or more of the following countries: the United States of America; Russia; the United Kingdom; France; and the People’s Republic of China, (ii) between any two or more of the countries stated in Box 36, both the Owners and the Charterers shall have the right to cancel this Charter, whereupon the Charterers shall redeliver the Vessel to the Owners in accordance with Clause 15, if the Vessel has cargo on board after discharge thereof at destination, or if debarred under this Clause from reaching or entering it at a near, open and safe port as directed by the Owners, or if the Vessel has no cargo on board, at the port at which the Vessel then is or if at sea at a near, open and safe port as directed by the Owners. In all cases hire shall continue to be paid in accordance with Clause 11 and except as aforesaid all other provisions of this Charter shall apply until redelivery. 27. Commission The Owners to pay a commission at the rate indicated in Box 33 to the Brokers named in Box 33 on any hire paid under the Charter. If no rate is indicated in Box 33, the commission to be paid by the Owners shall cover the actual expenses of the Brokers and a reasonable fee for their work. If the full hire is not paid owing to breach of the Charter by either of the parties the party liable therefor shall indemnify the Brokers against their loss of commission. Should the parties agree to cancel the Charter, the Owners shall indemnify the Brokers against any loss of commission but in such case the commission shall not exceed the brokerage on one year’s hire. 28. Termination - See Additional Clause 49 (Termination Events) and Additional Clause 54 (Total Loss) (a) Charterers’ Default The Owners shall be entitled to withdraw the Vessel from the service of the Charterers and terminate the Charter with immediate effect by written notice to the Charterers if: (i) the Charterers fail to pay hire in accordance with Clause 11. However, where there is a failure to make punctual payment of hire due to oversight, negligence, errors or omissions on the part of the Charterers or their bankers, the Owners shall give the Charterers written notice of the number of clear banking days stated in Box 34 (as recognised at the agreed place of payment) in which to rectify the failure, and when so rectified within such number of days following the Owners’ notice, the payment shall stand as regular and punctual.

PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. Failure by the Charterers to pay hire within the number of days stated in Box 34 of their receiving the Owners’ notice as provided herein, shall entitle the Owners to withdraw the Vessel from the service of the Charterers and terminate the Charter without further notice; (ii) the Charterers fail to comply with the requirements of: (1) Clause 6 (Trading Restrictions) (2) Clause 13(a) (Insurance and Repairs) provided that the Owners shall have the option, by written notice to the Charterers, to give the Charterers a specified number of days grace within which to rectify the failure without prejudice to the Owners’ right to withdraw and terminate under this Clause if the Charterers fail to comply with such notice; (iii) the Charterers fail to rectify any failure to comply with the requirements of sub-clause 10(a)(i) (Maintenance and Repairs) as soon as practically possible after the Owners have requested them in writing so to do and in any event so that the Vessel’s insurance cover is not prejudiced. (b) Owners’ Default If the Owners shall by any act or omission be in breach of their obligations under this Charter to the extent that the Charterers are deprived of the use of the Vessel and such breach continues for a period of fourteen (14) running days after written notice thereof has been given by the Charterers to the Owners, the Charterers shall be entitled to terminate this Charter with immediate effect by written notice to the Owners. (c) Loss of Vessel This Charter shall be deemed to be terminated if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss. For the purpose of this sub-clause, the Vessel shall not be deemed to be lost unless she has either become an actual total loss or agreement has been reached with her underwriters in respect of her constructive, compromised or arranged total loss or if such agreement with her underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred. (d) Either party shall be entitled to terminate this Charter with immediate effect by written notice to the other party in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of the other party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors. (e) The termination of this Charter shall be without prejudice to all rights accrued due between the parties prior to the date of termination and to any claim that either party might have. 29. Repossession In the event of the termination of this Charter in accordance with the applicable provisions of Clause 28, the Owners shall have the right to repossess the Vessel from the Charterers at her current or next port of call, or at a port or place convenient to them without hindrance or interference by the Charterers, courts or local authorities. Pending physical repossession of the Vessel in accordance with this Clause 29, the Charterers shall hold the Vessel as gratuitous bailee only to the Owners. The Owners shall arrange for an authorised representative to board the Vessel as soon as reasonably practicable following the termination of the Charter. The Vessel shall be deemed to be repossessed by the Owners from the Charterers upon the boarding of the Vessel by the Owners’ representative. All arrangements and expenses relating to the settling of wages, disembarkation and repatriation of the Charterers’ Master, officers and crew shall be the sole responsibility of the Charterers. 30. Dispute Resolution - See Additional Clause 74 (Law and jurisdiction)

PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. a)* This Contract shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Contract shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause. The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced. The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement. Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator. In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced. (b)* This Contract shall be governed by and construed in accordance with Title 9 of the United States Code and the Maritime Law of the United States and any dispute arising out of or in connection with this Contract shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for the purposes of enforcing any award, judgement may be entered on an award by any court of competent jurisdiction. The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc. In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the Shortened Arbitration Procedure of the Society of Maritime Arbitrators, Inc. current at the time when the arbitration proceedings are commenced. (c)* This Contract shall be governed by and construed in accordance with the laws of the place mutually agreed by the parties and any dispute arising out of or in connection with this Contract shall be referred to arbitration at a mutually agreed place, subject to the procedures applicable there. (d) Notwithstanding (a), (b) or (c) above, the parties may agree at any time to refer to mediation any difference and/or dispute arising out of or in connection with this Contract. In the case of a dispute in respect of which arbitration has been commenced under (a), (b) or (c) above, the following shall apply: (i) Either party may at any time and from time to time elect to refer the dispute or part of the dispute to mediation by service on the other party of a written notice (the “Mediation Notice”) calling on the other party to agree to mediation. (ii) The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that they agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14 calendar days, failing which on the application of either party a mediator will be appointed promptly by the Arbitration Tribunal (“the Tribunal”) or such person as the Tribunal may designate for that purpose. The mediation shall be conducted in such place and in accordance with such procedure and on such terms as the parties may agree or, in the event of disagreement, as may be set by the mediator. (iii) If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal and may be taken into account by the Tribunal when allocating the costs of the arbitration as between the parties.

PART II BARECON 2001 Standard Bareboat Charter Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. (iv) The mediation shall not affect the right of either party to seek such relief or take such steps as it considers necessary to protect its interest. (v) Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall continue during the conduct of the mediation but the Tribunal may take the mediation timetable into account when setting the timetable for steps in the arbitration. (vi) Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred in the mediation and the parties shall share equally the mediator’s costs and expenses. (vii) The mediation process shall be without prejudice and confidential and no information or documents disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under the law and procedure governing the arbitration. (Note: The parties should be aware that the mediation process may not necessarily interrupt time limits.) (e) If Box 35 in Part I is not appropriately filled in, sub-clause 30(a) of this Clause shall apply. Sub-clause 30(d) shall apply in all cases. *Sub-clauses 30(a), 30(b) and 30(c) are alternatives; indicate alternative agreed in Box 35. 31. Notices - See Additional Clause 68 (Notices) (a) Any notice to be given by either party to the other party shall be in writing and may be sent by fax, telex, registered or recorded mail or by personal service. (b) The address of the Parties for service of such communication shall be as stated in Boxes 3 and 4 respectively.

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. PART III PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY (Optional, only to apply if expressly agreed and stated in Box 37) 1. Specifications and Building Contract (a) The Vessel shall be constructed in accordance with the Building Contract (hereafter called “the Building Contract”) as annexed to this Charter, made between the Builders and the Owners and in accordance with the specifications and plans annexed thereto, such Building Contract, specifications and plans having been counter-signed as approved by the Charterers. (b) No change shall be made in the Building Contract or in the specifications or plans of the Vessel as approved by the Charterers as aforesaid, without the Charterers’ consent. (c) The Charterers shall have the right to send their representative to the Builders’ Yard to inspect the Vessel during the course of her construction to satisfy themselves that construction is in accordance with such approved specifications and plans as referred to under sub-clause (a) of this Clause. (d) The Vessel shall be built in accordance with the Building Contract and shall be of the description set out therein. Subject to the provisions of sub-clause 2(c)(ii) hereunder, the Charterers shall be bound to accept the Vessel from the Owners, completed and constructed in accordance with the Building Contract, on the date of delivery by the Builders. The Charterers undertake that having accepted the Vessel they will not thereafter raise any claims against the Owners in respect of the Vessel’s performance or specification or defects, if any. Nevertheless, in respect of any repairs, replacements or defects which appear within the first 12 months from delivery by the Builders, the Owners shall endeavour to compel the Builders to repair, replace or remedy any defects or to recover from the Builders any expenditure incurred in carrying out such repairs, replacements or remedies. However, the Owners’ liability to the Charterers shall be limited to the extent the Owners have a valid claim against the Builders under the guarantee clause of the Building Contract (a copy whereof has been supplied to the Charterers). The Charterers shall be bound to accept such sums as the Owners are reasonably able to recover under this Clause and shall make no further claim on the Owners for the difference between the amount(s) so recovered and the actual expenditure on repairs, replacement or remedying defects or for any loss of time incurred. Any liquidated damages for physical defects or deficiencies shall accrue to the account of the party stated in Box 41(a) or if not filled in shall be shared equally between the parties. The costs of pursuing a claim or claims against the Builders under this Clause (including any liability to the Builders) shall be borne by the party stated in Box 41(b) or if not filled in shall be shared equally between the parties. 2. Time and Place of Delivery (a) Subject to the Vessel having completed her acceptance trials including trials of cargo equipment in accordance with the Building Contract and specifications to the satisfaction of the Charterers, the Owners shall give and the Charterers shall take delivery of the Vessel afloat when ready for delivery and properly documented at the Builders’ Yard or some other safe and readily accessible dock, wharf or place as may be agreed between the parties hereto and the Builders. Under the Building Contract the Builders have estimated that the Vessel will be ready for delivery to the Owners as therein provided but the delivery date for the purpose of this Charter shall be the date when the Vessel is in fact ready for delivery by the Builders after completion of trials whether that be before or after as indicated in the Building Contract. The Charterers shall not be entitled to refuse acceptance of delivery of the Vessel and upon and after such acceptance, subject to Clause 1(d), the Charterers shall not be entitled to make any claim against the Owners in respect of any conditions, representations or warranties, whether express or implied, as to the seaworthiness of the Vessel or in respect of delay in delivery. (b) If for any reason other than a default by the Owners under the Building Contract, the Builders become entitled under that Contract not to deliver the Vessel to the Owners, the Owners shall upon giving to the Charterers written notice of Builders becoming so entitled, be excused from giving delivery of the Vessel to the Charterers

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. and upon receipt of such notice by the Charterers this Charter shall cease to have effect. (c) If for any reason the Owners become entitled under the Building Contract to reject the Vessel the Owners shall, before exercising such right of rejection, consult the Charterers and thereupon (i) if the Charterers do not wish to take delivery of the Vessel they shall inform the Owners within seven (7) running days by notice in writing and upon receipt by the Owners of such notice this Charter shall cease to have effect; or (ii) if the Charterers wish to take delivery of the Vessel they may by notice in writing within seven (7) running days require the Owners to negotiate with the Builders as to the terms on which delivery should be taken and/or refrain from exercising their right to rejection and upon receipt of such notice the Owners shall commence such negotiations and/or take delivery of the Vessel from the Builders and deliver her to the Charterers; (iii) in no circumstances shall the Charterers be entitled to reject the Vessel unless the Owners are able to reject the Vessel from the Builders; (iv) if this Charter terminates under sub-clause (b) or (c) of this Clause, the Owners shall thereafter not be liable to the Charterers for any claim under or arising out of this Charter or its termination. (d) Any liquidated damages for delay in delivery under the Building Contract and any costs incurred in pursuing a claim therefor shall accrue to the account of the party stated in Box 41(c) or if not filled in shall be shared equally between the parties. 3. Guarantee Works If not otherwise agreed, the Owners authorise the Charterers to arrange for the guarantee works to be performed in accordance with the building contract terms, and hire to continue during the period of guarantee works. The Charterers have to advise the Owners about the performance to the extent the Owners may request. 4. Name of Vessel The name of the Vessel shall be mutually agreed between the Owners and the Charterers and the Vessel shall be painted in the colours, display the funnel insignia and fly the house flag as required by the Charterers. 5. Survey on Redelivery The Owners and the Charterers shall appoint surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of redelivery. Without prejudice to Clause 15 (Part II), the Charterers shall bear all survey expenses and all other costs, if any, including the cost of docking and undocking, if required, as well as all repair costs incurred. The Charterers shall also bear all loss of time spent in connection with any docking and undocking as well as repairs, which shall be paid at the rate of hire per day or pro rata.

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. PART IV HIRE/PURCHASE AGREEMENT (Optional, only to apply if expressly agreed and stated in Box 42) On expiration of this Charter and provided the Charterers have fulfilled their obligations according to Part I and II as well as Part III, if applicable, it is agreed, that on payment of the final payment of hire as per Clause 11 the Charterers have purchased the Vessel with everything belonging to her and the Vessel is fully paid for. In the following paragraphs the Owners are referred to as the Sellers and the Charterers as the Buyers. The Vessel shall be delivered by the Sellers and taken over by the Buyers on expiration of the Charter. The Sellers guarantee that the Vessel, at the time of delivery, is free from all encumbrances and maritime liens or any debts whatsoever other than those arising from anything done or not done by the Buyers or any existing mortgage agreed not to be paid off by the time of delivery. Should any claims, which have been incurred prior to the time of delivery be made against the Vessel, the Sellers hereby undertake to indemnify the Buyers against all consequences of such claims to the extent it can be proved that the Sellers are responsible for such claims. Any taxes, notarial, consular and other charges and expenses connected with the purchase and registration under Buyers’ flag, shall be for Buyers’ account. Any taxes, consular and other charges and expenses connected with closing of the Sellers’ register, shall be for Sellers’ account. In exchange for payment of the last month’s hire instalment the Sellers shall furnish the Buyers with a Bill of Sale duly attested and legalized, together with a certificate setting out the registered encumbrances, if any. On delivery of the Vessel the Sellers shall provide for deletion of the Vessel from the Ship’s Register and deliver a certificate of deletion to the Buyers. The Sellers shall, at the time of delivery, hand to the Buyers all classification certificates (for hull, engines, anchors, chains, etc.), as well as all plans which may be in Sellers’ possession. The Wireless Installation and Nautical Instruments, unless on hire, shall be included in the sale without any extra payment. The Vessel with everything belonging to her shall be at Sellers’ risk and expense until she is delivered to the Buyers, subject to the conditions of this Contract and the Vessel with everything belonging to her shall be delivered and taken over as she is at the time of delivery, after which the Sellers shall have no responsibility for possible faults or deficiencies of any description. The Buyers undertake to pay for the repatriation of the Master, officers and other personnel if appointed by the Sellers to the port where the Vessel entered the Bareboat Charter as per Clause 3 (Part II) or to pay the equivalent cost for their journey to any other place.

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001. PART V PROVISIONS TO APPLY FOR VESSELS REGISTERED IN A BAREBOAT CHARTER REGISTRY (Optional, only to apply if expressly agreed and stated in Box 43) 1. Definitions For the purpose of this PART V, the following terms shall have the meanings hereby assigned to them: “The Bareboat Charter Registry” shall mean the registry of the State whose flag the Vessel will fly and in which the Charterers are registered as the bareboat charterers during the period of the Bareboat Charter. “The Underlying Registry” shall mean the registry of the state in which the Owners of the Vessel are registered as Owners and to which jurisdiction and control of the Vessel will revert upon termination of the Bareboat Charter Registration. 2. Mortgage The Vessel chartered under this Charter is financed by a mortgage and the provisions of Clause 12(b) (Part II) shall apply. 3. Termination of Charter by Default If the Vessel chartered under this Charter is registered in a Bareboat Charter Registry as stated in Box 44, and if the Owners shall default in the payment of any amounts due under the mortgage(s) specified in Box 28, the Charterers shall, if so required by the mortgagee, direct the Owners to re-register the Vessel in the Underlying Registry as shown in Box 45. In the event of the Vessel being deleted from the Bareboat Charter Registry as stated in Box 44, due to a default by the Owners in the payment of any amounts due under the mortgage(s), the Charterers shall have the right to terminate this Charter forthwith and without prejudice to any other claim they may have against the Owners under this Charter.

Execution Version ADDITIONAL CLAUSES TO BAREBOAT CHARTER FOR "FLEX AMBER" (IMO NO. 9857377) CONTENTS 32. DEFINITIONS ................................................................................................ 3 33. INTERPRETATIONS ....................................................................................... 13 34. BACKGROUND .............................................................................................. 15 35. PRE-DELIVERY AND DELIVERY ....................................................................... 15 36. CONDITIONS PRECEDENT .............................................................................. 17 37. BUNKERS AND LUBOILS ................................................................................ 19 38. FURTHER MAINTENANCE AND OPERATION ....................................................... 19 39. STRUCTURAL CHANGES AND ALTERATIONS ..................................................... 20 40. HIRE ........................................................................................................... 21 41. INSURANCE ................................................................................................. 24 42. REDELIVERY ................................................................................................ 29 43. REDELIVERY CONDITIONS ............................................................................. 29 44. DIVER'S INSPECTION AT REDELIVERY ............................................................. 30 45. OWNERS' MORTGAGE ................................................................................... 31 46. TRANSPORT DOCUMENTS .............................................................................. 32 47. CHARTERERS' REPRESENTATIONS AND WARRANTIES ....................................... 32 48. CHARTERERS' UNDERTAKINGS ....................................................................... 36 49. TERMINATION EVENTS .................................................................................. 40 50. NAME OF VESSEL ......................................................................................... 44 51. CHARTER PERIOD ......................................................................................... 44 52. PURCHASE OPTION AND TRANSFER OF TITLE .................................................. 45 53. SALE OF VESSEL BY THE OWNERS .................................................................. 45 54. TOTAL LOSS ................................................................................................ 46 55. FEES AND EXPENSES .................................................................................... 46 56. STAMP DUTIES AND TAXES ........................................................................... 47 57. OPERATIONAL NOTIFIABLE EVENTS ................................................................ 47 58. FURTHER INDEMNITIES ................................................................................. 48 59. SET-OFF ...................................................................................................... 49 60. FURTHER ASSURANCES AND UNDERTAKINGS .................................................. 49 61. CUMULATIVE RIGHTS .................................................................................... 50 62. DAY COUNT CONVENTION ............................................................................. 50 63. NO WAIVER ................................................................................................. 50 64. ENTIRE AGREEMENT ..................................................................................... 50 65. INVALIDITY ................................................................................................. 50 66. ENGLISH LANGUAGE ..................................................................................... 50 67. NO PARTNERSHIP ......................................................................................... 50 68. NOTICES ..................................................................................................... 50 69. CONFLICTS .................................................................................................. 51

70. SURVIVAL OF CHARTERERS' OBLIGATIONS ..................................................... 51 71. COUNTERPARTS ........................................................................................... 51 72. CONFIDENTIALITY ........................................................................................ 51 73. THIRD PARTIES ACT ..................................................................................... 52 74. LAW AND JURISDICTION ............................................................................... 52 75. CONDITIONS SUBSEQUENT ........................................................................... 52 76. FATCA ......................................................................................................... 53

32. Definitions In this Charter: "Actual Owners' Costs" means the Purchase Price (as defined in the MOA) less the Advance Hire settled in accordance with Clause 40(a)(i). "Advance Hire" means the amounts payable pursuant to Clause 40(a)(i) (Hire). "Affiliate" means, in relation to any entity, a Subsidiary of that entity, a Holding Company of that entity or any other Subsidiary of that Holding Company. "Agreement Term" means the period commencing on the date of this Charter and terminating on the expiration of the Charter Period or such earlier or later date on which all money of any nature owed by the Obligors to the Owners under the Transaction Documents or otherwise in connection with the Vessel have been paid in full to the Owners and no obligations of the Obligors of any nature to the Owners or otherwise in connection with the Transaction Documents or with the Vessel remain unperformed or undischarged. "Applicable Rate" in respect of a Hire Period, the LIBOR notified by the Owners on the relevant Quotation Day to be (which is expressed as a percentage rate per annum) the rate which applies to all Unpaid Sums (including any Hire) for that Hire Period. "Approved Manager" means Flex LNG Fleet Management AS in respect of technical management of the Vessel and Flex LNG Management AS or FLEX LNG Bermuda Management Ltd. in respect of commercial management of the Vessel or any other management company reasonably acceptable to the Owners and appointed by the Charterers. “Approved Time Charter” means a time charter for 7 years duration, at a daily rate of hire of no less than US$63,000 per day and otherwise on terms acceptable to the Owners entered into by the Charterers as disponent owners with an Approved Time Charterer, the charter period of which commences on or around delivery under this Charter. “Approved Time Charterer” means BP, Shell, Total, Vitol, Glencore, Clearlake, Chevron or any other time charterer counterparty acceptable to the Owners. "Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration. "Break Costs" means all costs, losses, premiums or penalties (excluding the Margin and any early termination costs under any swap or hedging arrangements) incurred by the Owners pursuant to the relevant funding arrangements for the purpose of financing any part of the Purchase Price as a result of the receipt by the Owners of any payment under or in relation to the Transaction Documents on a day other than the due date for payment of the sum in question. "Breakfunding Gain" means all gains that the Owners have unconditionally and irrevocably received pursuant to the relevant funding arrangements for the purpose of financing any part of the Purchase Price as a result of the receipt by the Owners of any payment under or in relation to the Transaction Documents on a day other than the due date for payment of the sum in question. "Builders" means Hyundai Samho Heavy Industries Co., Ltd., a company incorporated and existing under the laws of the Republic of Korea, having its registered office at 93, Daebul-Ro, Samho-Eup, Yeongam-Gun, Jeollanam-Do, Korea. "Building Contract" means the shipbuilding contract in respect of the Vessel dated 6 March 2018 made between the Builders and the Original Buyers, as amended, modified and supplemented from time to time. "Business Day" means a day (other than a Saturday or Sunday) on which banks and financial markets are open for business in Hong Kong, Shanghai, Oslo and New York and on a day when LIBOR is calculated, London. "Cancellation Date" means the "Cancelling Date" as set out in the MOA (for the avoidance of doubt, as the same may be extended from time to time).

"Change of Control" means a situation where: (a) the Charter Guarantor ceases to own, directly or indirectly, at least one hundred per cent. (100%) of the shares in the Charterers; and/or (b) the Charter Guarantor ceases to own directly, at least one hundred per cent. (100%) of the shares in the Shareholder; and/or (c) prior to the third (3rd) anniversary of the Delivery Date, any company controlled directly or indirectly by the John Fredriksen Family ceases to directly own at least twenty five per cent. (25%) of the shares in the Guarantor. "Charter Group" means the Charterers, the Charter Guarantor and all its Subsidiaries from time to time, and a "member of the Charter Group" means any one of them. "Charter Guarantee" means the guarantee made or to be made by the Charter Guarantor in favour of the Owners in respect of the Charterers' obligations under this Charter. "Charter Guarantor" means Flex LNG Ltd., a company incorporated and existing under the laws of Bermuda, having its registered office at Par-La-Ville Place, 14 Par-La-Ville Road, Hamilton, Bermuda. "Charter Period" means, subject to Clauses 40 (Hire), 49 (Termination Events), 53 (Sale of the Vessel by the Owners) and 54 (Total Loss), the period of ten (10) years commencing from the Delivery Date. "Charterers' Assignment" means the deed of assignment executed or to be executed (as the case may be) by the Charterers in favour of the Owners in relation to certain of the Charterers' rights and interest in and to the (a) Earnings, (b) Insurances, (c) Requisition Compensation and (d) any Sub-Charter. "Classification Society" means the vessel classification society referred to in Box 10 (Classification Society) of this Charter, or DNV GL, Lloyd's Register of Shipping (LR), Bureau Veritas (BV), ABS, Korean Register of Shipping (KR), China Classification Society (CCS) or such other reputable classification society which the Owners may approve from time to time. "Cost Balance" means at any relevant time during the Agreement Term, an amount equal to the Actual Owners' Costs as may be reduced by the Fixed Hire pursuant to paragraph (a)(ii) of Clause 40 (Hire). "Debt" means the aggregate from time to time of all sums of any nature (together with all accrued unpaid interest on any of those sums) payable by the Charterers to the Owners under all or any of the Transaction Documents. "Default Termination" means a termination of the Charter Period pursuant to the provisions of Clause 49 (Termination Events). "Delivery Date" means the date of delivery of the Vessel by the Owners to the Charterers under this Charter. "Disruption Event" means either or both of: (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in order for the transactions contemplated by the Transaction Documents to be carried out which disruption is not caused by, and is beyond the control of, any of the Parties; or (b) the occurrence of any other event which results in a disruption (of a technical or systems- related nature) to the treasury or payments operations of a Party preventing that, or any other Party: (i) from performing its payment obligations under the Transaction Documents; or

(ii) from communicating with other Parties in accordance with the terms of the Transaction Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted. "Early Termination Amount" means, the aggregate of the following (which both Parties acknowledge as being proportionate as to amount, having regard to the legitimate interests of the Owners, in protecting against the Owners' risk of the Charterers failing to perform their obligations under this Charter): (a) the Cost Balance as at the relevant Termination Payment Date; (b) any Variable Hire which has accrued until and including the relevant Termination Payment Date and which remains unpaid at such Termination Payment Date; (c) any other Unpaid Sums due and payable; (d) in the case of a Default Termination, a fee equal to 1.5% of the applicable Cost Balance and in the case of a termination under paragraph (k) or paragraph (r) of Clause 40 (Hire) or paragraph (i)(ii) of Clause 48, the Early Termination Fee (if applicable at that time); (e) any documented costs and expenses (including any legal costs) incurred by the Owners as a result of the early termination including but not limited to in locating, repossessing or recovering the Vessel, releasing any Security Interest created over the Vessel, collecting any payments due under this Charter or in obtaining the due performance of the obligations of the Charterers under the Transaction Documents; and together with any interest accrued thereon pursuant to paragraph (r) of Clause 40 (Hire) up to the date of receipt by the Owners, any applicable and documented Break Costs net of any Breakfunding Gain. "Early Termination Fee" means the product of the percentage below multiplied by the outstanding Cost Balance as at the relevant Termination Payment Date. 1st Anniversary of Delivery to the day before the 2nd Anniversary of Delivery 1.50% 2nd Anniversary of Delivery to the day before the 3rd Anniversary of Delivery 1.00% 3rd Anniversary of Delivery to the day before the 4th Anniversary of Delivery 0.75% 4th Anniversary of Delivery onwards 0.00% "Earnings" means all hires, freights, pool income and other sums payable to or for the account of the Charterers in respect of the Vessel including (without limitation) all remuneration for salvage and towage services, demurrage and detention moneys, contributions in general average, compensation in respect of any requisition for hire, and damages and other payments (whether awarded by any court or arbitral tribunal or by agreement or otherwise) for breach, termination or variation of any contract for the operation, employment or use of the Vessel. "Environmental Approvals" means any present or future permit, licence, approval, ruling, variance, exemption or other authorisation required under the applicable Environmental Law. "Environmental Claim" means any claim, proceeding or investigation by any person in respect of any Environmental Law. "Environmental Incident" means: (a) any release, emission, spill or discharge from the Vessel or into or upon the air, sea, land or soils (including the seabed) or surface water of Environmentally Sensitive Material within or from the Vessel; or

(b) any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a vessel other than the Vessel and which involves a collision between the Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Vessel is actually or potentially liable to be arrested, attached, detained or injuncted and/or the Vessel and/or any Obligor and/or any operator or manager of the Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or (c) any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from the Vessel and in connection with which the Vessel is actually or potentially liable to be arrested and/or where any Obligor and/or any operator or manager of the Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval. "Environmentally Sensitive Material" means (i) oil and oil products and (ii) any other waste, pollutant, contaminant or other substance (including any liquid, solid, gas, ion, living organism or noise) that may be harmful to human health or other life or the environment or a nuisance to any person or that may make the enjoyment, ownership or other territorial control of any affected land, property or waters more costly for such person to a material degree. "Environmental Law" means any applicable law and regulation in any jurisdiction in which any Obligor conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants. "Finance Document" means any facility agreement, security document and any other document designated as such by the Finance Parties and the Owners and which have been or may be (as the case may be) entered into between the Finance Parties and the Owners for the purpose of, among other things, financing or (as the case may be) refinancing all or any part of the Actual Owners' Costs. "Finance Party" means any bank or financial institution which is or will be party to a Finance Document (other than the Owners and other entities which may have agreed or be intended as debtors and/or obligors thereunder) and "Finance Parties" means two or more of them. "Financial Indebtedness" means any obligation for the payment or repayment of money, whether present or future, actual or contingent, in respect of: (a) moneys borrowed; (b) any acceptance credit; (c) any bond, note, debenture, loan stock or similar instrument; (d) any finance, capital lease or operating leases for financing purposes; (e) receivables sold or discounted (other than on a non-recourse basis); (f) deferred payments for assets or services; (g) any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account); (h) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing according to the relevant account principles; (i) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(j) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in (a) to (i). "Fixed Hire" has the meaning given under and shall be calculated in accordance with Clause 40(a)(ii) of this Charter. "GAAP" means generally accepted accounting principles in the United States of America. "Hire" means each or any combination or aggregate of (i) Fixed Hire and (ii) Variable Hire, as the context may require. "Hire Payment Date" means, as applicable: (a) the first Hire Payment Date which shall fall three (3) months after the Delivery Date; and (b) each subsequent Hire Payment Date during the Charter Period which shall fall at successive quarterly intervals after the first Hire Payment Date, with the final Hire Payment Date falling on the final day of the Charter Period, or if any such date is not a Business Day, the immediately preceding Business Day. "Hire Period" means each period of three (3) months’ duration during the Charter Period, with the first Hire Period commencing on the Delivery Date and ending on the first Hire Payment Date, provided further that (i) each Hire Period after the first Hire Period shall commence on the last day of the previous Hire Period, (ii) any Hire Period that would otherwise extend after the next Hire Payment Date shall instead end on that Hire Payment Date and (iii) the final Hire Period shall end on the last day of the Charter Period. "Holding Company" means, in relation to any entity, any other entity in respect of which it is a Subsidiary. "IAPPC" means a valid international air pollution prevention certificate for the Vessel issued under Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997). "Indemnitee" has the meaning given to such term in Clause 58 (Further indemnities). "Innocent Owners Interest Insurances" means all policies and contracts of innocent owners' interest insurance from time to time taken out by the Owners in relation to the Vessel. "Insurances" means all policies and contracts of insurance which are from time to time taken out or entered into by the Charterers in respect of the Vessel or her Earnings or otherwise in connection with the Vessel or her Earnings. "Intermediate MOA" means the memorandum of agreement for the Vessel entered into between the Original Buyers and the Charterers dated 28 May 2018. "Interpolated Screen Rate" means, in relation to the LIBOR for the Cost Balance or any part of it, the rate which results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than that relevant period; and (b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds that relevant period, each at or about 11:00a.m. London time on the Quotation Day. "Intra-group Loan Agreement" means the intra-group loan agreement executed or to be executed on or about the date of this Charter between the Charterers and the Shareholder, pursuant to which each of the Charterers and the Shareholder may make loan to the other party, and whose rights are, subject to the terms and conditions thereof, subordinated to the rights of the Owners under this Charter.

"ISM Code" means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation Assembly as Resolutions A.741 (18) (as amended by MSC 104 (73)) and A.913(22) (superseding Resolution A.788 (19)), as the same may be amended, supplemented or superseded from time to time (and the terms "safety management system", "Safety Management Certificate" and "Document of Compliance" have the same meanings as are given to them in the ISM Code). "ISM Company" means, at any given time, the company responsible for the Vessel's compliance with the ISM Code under paragraph 1.1.2 of the ISM Code. "ISPS Code" means the International Ship and Port Facility Security Code adopted by the International Maritime Organisation (as the same may be amended, supplemented or superseded from time to time). "ISPS Company" means, at any given time, the company responsible for the Vessel's compliance with the ISPS Code. "ISSC" means a valid international ship security certificate for the Vessel issued under the ISPS Code. "John Fredriksen Family" means Mr. John Fredriksen, his direct lineal descendants, the personal estate of any of them and/or any trust created for the benefit of any of the aforementioned persons or their estates. "LIBOR" means: (a) the applicable Screen Rate as of the Specified Time for USD and for a period of three months for any Unpaid Sum (including any Hire); or (b) as otherwise determined in accordance with paragraph (r) of Clause 40 (Hire), and if, in either case, that rate is less than zero, LIBOR will be deemed to be zero. "Major Casualty Amount" means US Dollars three Million (US$3,000,000) or the equivalent in any other currency or currencies. "Management Agreement" means, in relation to the Vessel, the technical and/or commercial ship management agreement and/or layup management agreement executed or to be executed (as the case may be) between the relevant Approved Manager and the Charterers. "Managers' Undertaking" means the deed of undertaking executed or to be executed by the relevant Approved Manager in favour of the Owners, unless the Approved Manager is not in the Charterer Group. "Margin" means three point two per cent (3.20%) per annum. "MARPOL" means the International Convention for the Prevention of Pollution from Ships adopted by the International Maritime Organisation (as the same may be amended, supplemented or superseded from time to time). "Material Adverse Effect" means a material adverse change in, or a material adverse effect on: (a) the financial position, business or operation of the Charterer, the Charter Guarantor or the Charter Group taken as a whole; (b) the ability of any Obligor to perform and comply with their obligations under any Transaction Document or Project Document to which they are a party; (c) the validity, legality or enforceability of this Charter, any other Transaction Document or any Project Document; or (d) the effectiveness or ranking of any Security Interests granted pursuant to any of the Transaction Documents or the rights or remedies of the Owners under any of the Transaction Documents and the Charterers under any of the Project Documents. "MOA" has the meaning given to such term in Clause 34 (Background).

"Mortgagees' Interest Insurances" means all policies and contracts of mortgagees' interest insurance, mortgagees' additional perils (oil pollution) insurance and any other insurance from time to time taken out by any Finance Party in relation to the Vessel. "Necessary Authorisations" means all Authorisations of any person including any government or other regulatory authority required by applicable law to enable it to: (a) lawfully enter into and perform its obligations under the Transaction Documents and the Project Documents to which it is party; (b) ensure the legality, validity, enforceability or admissibility in evidence in England and, if different, its jurisdiction of incorporation, of such Transaction Documents and Project Documents to which it is party; and (c) carry on its business from time to time. "Obligor" means each of the Charterers, the Charter Guarantor and any person within the Charterer Group that may be party to a Transaction Document from time to time (other than the Owners). "Original Buyers" means Sea America Inc., a corporation incorporated and existing under the laws of the Marshall Islands and having its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH 96960, Marshall Islands. "Owners' Cost Payment Date" means the date on which the Actual Owners' Cost is paid by the Owners (as buyer) to the Charterers (as seller) in accordance with the terms of the MOA. "Party" means a party to this Charter. "PDA" means the protocol of delivery and acceptance in relation to the Vessel to be executed between the Owners and the Charterers, substantially in the form contained in Schedule 1 (Form of Protocol of Delivery and Acceptance) hereto. "Permitted Security Interest" means: (a) any Security Interest created or to be created in accordance with the Security Documents; (b) liens for unpaid master's and crew's wages in accordance with first class ship ownership and management practice provided the same are no more than thirty (30) days overdue; (c) liens for salvage; (d) liens for master's disbursements incurred in the ordinary course of trading; (e) any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of the Vessel and not as a result of any default or omission by the Charterers, provided such liens do not secure amounts more than thirty (30) days overdue (unless the overdue amount is being contested in good faith by appropriate steps); (f) any Security Interest arising by operation of law in respect of Taxes which are not overdue for payment or which are being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made; (g) any liens securing obligations incurred in the ordinary course of trading and/or operating the Vessel and not more than 30 days overdue; (h) liens arising under the general terms and conditions of banks; and (i) any Security Interest which has the prior written approval of the Owners. "Potential Termination Event" means an event or circumstance which, with the giving of any notice, the lapse of time, a determination of the Owners or any combination of the foregoing is a Termination Event.

"Pre-Approved Flag" means the Marshall Islands, Hong Kong, Malta, Liberia or other flag at the Charterers' option and approved by the Owners. "Project Documents" means the Intermediate MOA, each Sub-Charter and the Management Agreement(s); “Purchase Obligation Price” means an amount equal to 8/18 of the Actual Owners’ Costs; "Purchase Option Price" means the amount due and payable by the Charterers to the Owners pursuant to Clause 52 (Purchase option and transfer of title), being the aggregate of: (a) the Cost Balance as at the relevant Hire Payment Date (on which the Charterers or the Charterers' nominee will purchase the Vessel pursuant to Clause 52(a)) plus any Variable Hire which has accrued until and including that Hire Payment Date and which remains unpaid at such Hire Payment Date; (b) the applicable Early Termination Fee; (c) any interest accrued due and unpaid pursuant to paragraph (i) of Clause 40 (Hire); (d) all Unpaid Sums due and payable together with (in each case where applicable) interest accrued thereon pursuant to paragraph (i) of Clause 40 (Hire) from the due date for payment thereof up to the date of actual payment; and (e) any Break Cost net of any Breakfunding Gain. "Purchase Price" has the meaning given to such term under the MOA. "Quotation Day" means in relation to any Hire Period for which Variable Hire or an interest rate is to be determined, the day falling two (2) Business Days before the first day of that period. "Quiet Enjoyment Letter" means, in relation to the Vessel, a letter which the Finance Parties (or their authorised agent on their behalf) shall issue in favour of the Charterers and/or the Charter Guarantor (as applicable), such letter to be in such form and substance as customary for ship finance transactions and acceptable to the parties thereto. "Reference Banks" shall mean the principal London offices of Citibank N.A., HSBC Bank Plc., JP Morgan Chase Bank, N.A., or such other banks as the Owners may nominate in consultation with the Charterers. "Reference Bank Rate" means the arithmetic mean of the rates (rounded upwards to four (4 decimal places) as supplied to the Owners at their request by the Reference Banks: (a) (other than where paragraph (b) below applies) as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in US Dollars for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period; or (b) if different, as the rate (if any and applied to the relevant Reference Bank and the relevant period) which contributors to the Screen Rate are asked to submit to the relevant administrator. "Requisition Compensation" means all compensation or other money which may from time to time be payable to the Charterers as a result of the Vessel being requisitioned for title or in any other way compulsorily acquired (other than by way of requisition for hire). "Restricted Party" means a person or persons, legal or physical that: (a) is listed on any Sanctions List; (b) is domiciled, resident, located or having its main place of business in, or is incorporated under the laws of, a country or a territory that is or whose government is subject to Sanctions which attach legal effect to being domiciled, located, having its main place of business in, or incorporated under the laws such country;

(c) otherwise the target of Sanctions (whether designated by name or by reason of being included in a class of person); (d) with which any Finance Party is prohibited from dealing with or otherwise engaging in a transaction with due to Sanctions; or (e) is directly or indirectly owned by more than 50 percent or controlled, or acting on behalf, at the direction or for the benefit of a person(s) referred to in paragraph (a), (b) or (c) above. "Sanctions" means any economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restrictive measures, decisions, executive orders, or notices from regulators implemented, adapted, imposed, administered, enacted, or enforced by any Sanctions Authority, to the extent applicable to any of the Obligors or any member of the Charter Group. "Sanctions Authority" means the United Nations Security Council, the European Union, the United Kingdom, the People's Republic of China, any country to which any Obligor is bound, the United States of America (including but not limited to the U.S. Department of Treasury's Office of Foreign Assets Control (OFAC) and the U.S. Department of State), and any authority acting on behalf of any of them in connection with Sanctions. "Sanctions List" means any list of persons or entities subject to Sanctions published in connection with Sanctions by or on behalf of any Sanctions Authority from time to time. "Screen Rate" means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for US Dollars for three (3)-month period displayed (before any correction, recalculation or republication by the administrator) on page LIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Owners may specify another page or service displaying the relevant rate. "Security Interest" means a mortgage, charge, assignment, pledge, lien, or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. "Security Documents" means, in relation to the Vessel, the following: (a) the Charter Guarantee; (b) the Charterers' Assignment; (c) the Managers' Undertaking; (d) the Shares Pledge; and (e) any Sub-Charterers' Assignment; and "Security Document" means any one of them. "Settlement Date" means, following a Total Loss of the Vessel, the earliest of: (a) the date which falls 120 days after the date of occurrence of the Total Loss or, if such date is not a Business Day, the immediately preceding Business Day; and (b) the date on which the Owners receive the Total Loss Proceeds in respect of the Total Loss. "Shareholder" means Flex LNG Fleet Limited a company incorporated in Bermuda with registration number 52351 whose registered office is at Par la Ville Place, 4th Floor, 14 Par la Ville Road, Hamilton, HM08. "Shares Pledge" means the deed of charge of shares of the Charterers, executed or to be executed by the Shareholder in favour of the Owners.

"SMC" means a valid safety management certificate issued for the Vessel by or on behalf of the Administration under paragraph 13.7 of the ISM Code. "Specified Time" means: (a) in connection with determining the Screen Rate, 11:00 a.m. (London time) on the (b) Quotation Day; or (c) in connection with determining the Reference Bank Rate, noon (London time) on the Quotation Day. "Sub-Charter" means any Approved Time Charter and any other contract of affreightment, any demise charterparty, or any time or voyage charterparty of a fixed duration exceeding twenty-four (24) months entered into between the Charterers as disponent owners and any Sub-Charterers for the chartering of the Vessel by the Charterers to the Sub- Charterers. "Sub-Charter Quiet Enjoyment Letter" means, in relation to the Vessel, any letter which (i) the Owners and/or (ii) the Finance Parties (or their authorised agent on their behalf) may (subject to the terms of this Charter) issue in favour of the Sub-Charterers, such letter to be in such form and substance customary for ship finance transactions and acceptable to the parties thereto. "Sub-Charterers" means any person entering into a Sub-Charter with the Charterers for the chartering of the Vessel from the Charterers (as disponent owners) to such person (as charterer). "Sub-Charterers' Assignment" means the deed of assignment executed or to be executed (as the case may be) by any Sub-Charterers (which has entered into a Sub-Charter on a bareboat basis) in favour of the Owners in relation to certain of the Sub-Charterers' rights and interest in and to (amongst other things) the (a) Sub-Charterers' Earnings, (b) Sub-Charterers' Insurances and (c) Sub-Charterers' Requisition Compensation. "Sub-Charterers' Earnings" means all hires, freights, pool income and other sums payable to or for the account of any Sub-Charterers in respect of the Vessel including (without limitation) all remuneration for salvage and towage services, demurrage and detention moneys, contributions in general average, compensation in respect of any requisition for hire, and damages and other payments (whether awarded by any court or arbitral tribunal or by agreement or otherwise) for breach, termination or variation of any contract for the operation, employment or use of the Vessel. "Sub-Charterers' Insurances" means all policies and contracts of insurance which are from time to time taken out or entered into by any Sub-Charterers in respect of the Vessel or her Sub- Charterers' Earnings or otherwise in connection with the Vessel or her Sub-Charterers' Earnings. "Sub-Charterers' Requisition Compensation" means all compensation or other money which may from time to time be payable to any Sub-Charterers as a result of the Vessel being requisitioned for title or in any other way compulsorily acquired (other than by way of requisition for hire). "Subsidiary" is a subsidiary of another company if that other company: (a) holds a majority of the voting rights in it, or (b) is a member of it and has the right to appoint or remove a majority of its board of directors, or (c) is a member of it and controls alone, pursuant to an agreement with other members, a majority of the voting rights in it, or if it is a subsidiary of a company that is itself a subsidiary of that other company. "Tax" or "tax" means any present and future tax (including, without limitation, value added tax, consumption tax or any other tax in respect of added value or any income), levy, impost, duty or other charge or withholding of any nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same); and "Taxes", "taxes", "Taxation" and "taxation" shall be construed accordingly. "Termination" means the termination at any time of the chartering of the Vessel under this Charter. "Termination Event" means each of the events specified in paragraph (a) of Clause 49 (Termination Events). "Termination Notice" means if and as applicable, a notice of termination given under paragraph (k) or paragraph (r) of Clause 40 (Hire) or paragraph (i)(ii) of Clause 48 or paragraph (c) of Clause 51 (Termination Events). "Termination Payment Date" means: (a) in respect of a termination of this Charter in accordance with paragraph (k) of Clause 40 (Hire), the date specified by the Owners in the Termination Notice served on the Charterers pursuant to that Clause; (b) in respect of a termination of this Charter in accordance with paragraph (r) of Clause 40, the date specified by the Charterers in the Termination Notice served on the Owners pursuant to that Clause which must be at least sixty (60) days from the date of the Termination Notice; (c) in respect of a termination of this Charter in accordance with paragraph (i)(ii) of Clause 48, the date specified by the Charterers in the Termination Notice served on the Owners pursuant to that Clause which must be at least sixty (60) days from the date of the Termination Notice; (d) in respect of a Default Termination, the date specified by the Owners in the Termination Notice served on the Charterers pursuant to paragraph (c) of Clause 49 (Termination Events) in respect of such Default Termination; or (e) in respect of a Total Loss Termination, the Settlement Date in respect of the Total Loss which gives rise to such Total Loss Termination. "Third Parties Act" means the Contracts (Rights of Third Parties) Act 1999. "Title Transfer PDA" means the protocol of delivery and acceptance in relation to the Vessel to be executed between the Owners and the Charterers, substantially in the form contained in Schedule 2 (Form of Title Transfer Protocol of Delivery and Acceptance) hereto. "Total Loss" means during the Charter Period: (a) actual or constructive or compromised or agreed or arranged total loss of the Vessel; (b) the requisition for title or compulsory acquisition of the Vessel by any government or other competent authority (other than by way of requisition for hire); or (c) the capture, seizure, arrest, detention, hijacking, theft, condemnation as prize, confiscation or forfeiture of the Vessel (not falling within paragraph (b) of this definition), unless the Vessel is released and returned to the possession of the Owners or the Charterers within one hundred and eighty (180) days after the capture, seizure, arrest, detention, hijacking, theft, condemnation as prize, confiscation or forfeiture in question, and for the purpose of this Charter, (i) an actual Total Loss of the Vessel shall be deemed to have occurred at the date and time when the Vessel was lost but if the date of the loss is unknown the actual Total Loss shall be deemed to have occurred on the date on which the Vessel was last reported, (ii) a constructive Total Loss shall be deemed to have occurred at the date and time at which a notice of abandonment of the Vessel is given to the insurers of the Vessel and (iii) a compromised, agreed or arranged Total Loss shall be deemed to have occurred on the date of the relevant compromise, agreement or arrangement.

"Total Loss Proceeds" means the proceeds of the Insurances or any other compensation of any description in respect of a Total Loss in respect of a Total Loss. "Transaction Documents" means, together, this Charter, the MOA, the Security Documents and such other documents as maybe agreed by the Parties from time to time. "Unpaid Sum" means any sum due and payable but unpaid by any Obligor under the Transaction Documents. "US Dollars", "Dollars", "USD", "US$" and "$" each means available and freely transferable and convertible funds in lawful currency of the United States of America. "US Tax Obligor" means: (a) an Obligor which is resident for tax purposes in the United States of America; or (b) an Obligor some or all of whose payments under the Transaction Documents to which it is a party are from sources within the United States for US federal income tax purposes. "Variable Hire" has the meaning given under and shall be calculated in accordance with Clause 40(a)(iii) of this Charter. "Vessel" means the 173,400 M3 Liquefied Natural Gas carrier with IMO number 9857377 as more particularly described in Boxes 5 (Vessel's name, call sign and flag) to 10 (Classification Society) of this Charter. 33. Interpretations (a) In this Charter, unless the context otherwise requires, any reference to: (i) this Charter include the Schedules hereto and references to Clauses and Schedules are, unless otherwise specified, references to Clauses of and Schedules to this Charter and, in the case of a Schedule, to such Schedule as incorporated in this Charter as substituted from time to time; (ii) any statutory or other legislative provision shall be construed as including any statutory or legislative modification or re-enactment thereof, or any substitution therefor; (iii) the term "Vessel" includes any part of the Vessel; (iv) the "Owners", the "Charterers", any "Obligor", "Sub-Charterers" or any other person include any of their respective successors, permitted assignees and permitted transferees; (v) any agreement, instrument or document include such agreement, instrument or document as the same may from time to time by amended, modified, supplemented, novated or substituted; (vi) the "equivalent" in one currency (the "first currency") as at any date of an amount in another currency (the "second currency") shall be construed as a reference to the amount of the first currency which could be purchased with such amount of the second currency at the spot rate of exchange quoted by the Owners at or about 11:00 a.m. two (2) Business Days (being a day other than a Saturday or Sunday on which banks and foreign exchange markets are generally open for business in Beijing) prior to such date for the purpose of the first currency with the second currency for delivery and value on such date; (vii) "hereof", "herein" and "hereunder" and other words of similar import means this Charter as a whole (including the Schedules) and not any particular part hereof; (viii) "law" includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, rule, statute, treaty or other legislative measure in any jurisdiction or any present or future directive, regulation, request or requirement, or official or judicial interpretation of any of the foregoing, in each case having the force of law and, if not having the force of law, in respect of which compliance is generally customary; (ix) the word "person" or "persons" or to words importing persons include, without limitation, any state, divisions of a state, government, individuals, partnerships, corporations, ventures, government agencies, committees, departments, authorities and other bodies, corporate or unincorporated, whether having distinct legal personality or not; (x) the "winding-up", "dissolution", "administration", "liquidation", "insolvency", "reorganisation", "readjustment of debt", "suspension of payments", "moratorium" or "bankruptcy" (and their derivatives and cognate expressions) of any person shall each be construed so as to include the others and any equivalent or analogous proceedings or event under the laws of any jurisdiction in which such person is incorporated or any jurisdiction in which such person carries on business; (xi) "protection and indemnity risks" means the usual risks covered by a protection and indemnity association which is a member of the International Group of P&I Club, including pollution risks, extended passenger cover and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02 or 1/11/03), clause 8 of the Institute Time Clauses (Hull)(1/10/83) or clause 8 of the Institute Time Clauses (Hulls)(1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision; (xii) a Potential Termination Event or a Termination Event which is "continuing" is a reference to a Potential Termination Event or a Termination Event which is not remedied or waived; and (xiii) words denoting the plural number include the singular and vice versa. (b) Headings are for the purpose of reference only, have no legal or other significance, and shall be ignored in the interpretation of this Charter. (c) A time of day (unless otherwise specified) is a reference to Beijing time. 34. Background (a) Pursuant to the Building Contract, the Original Buyers have agreed to purchase and the Builders have agreed to build and sell the Vessel subject to the terms and conditions therein. (b) Pursuant to the Intermediate MOA, the Charterers have agreed to purchase and the Original Buyers have agreed to sell the Vessel subject to the terms and conditions therein. (c) By a memorandum of agreement (the "MOA") of even date herewith made between the Owners (as buyers thereunder) and the Charterers (as sellers thereunder), the Owners have agreed to purchase and the Charterers have agreed to sell the Vessel subject to the terms and conditions therein. (d) If: (i) the Vessel is not delivered by the Cancellation Date (or such later date as the Owners and the Charterers may agree) (other than caused by any act or omission of any Obligor); or (ii) prior to delivery it becomes unlawful for the Owners (as buyers) to perform or comply with any or all of their obligations under the MOA or any of the obligations of the Owners under the MOA is not or ceases to be legal, valid, binding and enforceable, neither Party shall be liable to the other for any claim arising out of this Charter and this Charter shall immediately terminate and be cancelled (with the exception of

Clause 58 (Further indemnities) provided however that the Charterers shall remain obliged to pay all fees which the Charterers are obliged to pay pursuant to paragraph (a) of Clause 55 (Fees and expenses), and any such payment shall be deemed to be proportionate as to amount, having regard to the legitimate interests of the Owners, in protecting against the Owners' risk of the Charterers failing to perform their obligations under this Charter. Accordingly the Parties hereby agree that the Owners' obligation to charter the Vessel to the Charterers under this Charter is subject to the effective ultimate transfer of ownership of the Vessel to the Owners pursuant to the Building Contract, the Intermediate MOA and the MOA. 35. Pre-delivery and delivery (a) As at the date of this Charter, the Vessel is under construction by the Builders pursuant to the terms of the Building Contract. The Charterers hereby confirm that they have reviewed, received and agreed to the forms of the Building Contract (or copies thereof). (b) The Owners will deliver and the Charterers will take delivery of the Vessel under this Charter immediately, which to the extent possible shall be deemed to take place simultaneously, after the i) Builder delivers the Vessel to the Original Buyers under the Building Contract and ii) the Original Buyers deliver the Vessel to the Charterers under and subject to the terms of the Intermediate MOA upon the Delivery Date and iii) the Charterers deliver the Vessel to the Owners under the MOA immediately thereafter, subject to which, the Charterers will accept the Vessel on an "as is where is" basis on delivery under this Charter. (c) Subject to the foregoing, once the Charterers have delivered the Vessel and the Owners have accepted the Vessel under the MOA, the Charterers will be deemed to have accepted the Vessel under this Charter with any faults, deficiencies and errors of description. (d) The obligation of the Owners to purchase and take delivery of the Vessel pursuant to the MOA and to charter the Vessel to the Charterers pursuant to this Charter shall be subject to the following conditions: (i) no Termination Event or Potential Termination Event having occurred which is continuing on the date of this Charter and the Delivery Date; (ii) the representations and warranties referred to in Clause 47 (Charterers' representations and warranties) being true and correct in all material respects on the date of this Charter and the Delivery Date; (iii) the Owners shall have received the documents and evidence referred to in Clause 36 (Conditions precedent), in each case in all respects in form and substance satisfactory to it on or before the Delivery Date (unless waived by the Owners); (iv) the Delivery Date falls on or before the Cancellation Date (or such later date as may be agreed between the Owners (as buyer under the MOA) and the Charterers (as seller under the MOA)); and (v) delivery of the Vessel to (i) the Original Buyers by the Builder under and subject to the Building Contract, (ii) the Charterers by the Original Buyers under and subject to the Intermediate MOA and (iii) the simultaneous delivery of the Vessel from the Charterers to the Owners under and subject to the terms of the MOA. (e) Provided that the conditions referred to in paragraph (d) above have been fulfilled or waived with or without conditions to the satisfaction of the Owners (which shall be evidenced in writing by the Owners), the Owners and the Charterers agree that: (i) the Charterers shall, at their own expense, upon the Delivery Date arrange for the Vessel to be registered in the name of the Owners as registered owner, and procure the issue of a transcript of register, giving evidence of title which shows the Owners being registered as the registered owner and that the Vessel is free from any registered Security Interest (other than any mortgage(s) registered by the Owners in favour of the Finance Parties);

(ii) the Charterers shall take delivery of the Vessel from the Owners under this Charter (such delivery to be evidenced by a duly executed PDA) simultaneously with the acceptance of delivery of the Vessel by the Owners from the Charterers pursuant to the MOA; (iii) the Charterers will accept the Vessel: (A) on an "as is where is" basis in exactly the same form and state as the Vessel is delivered by the Charterers to the Owners pursuant to the MOA; and (B) in such form and state with any faults, deficiencies and errors of description; (iv) the acceptance of delivery of the Vessel by the Charterers from the Owners pursuant to this Charter shall take place simultaneously with the acceptance of delivery of the Vessel by (i) the Original Buyers from the Builder pursuant to the Building Contract, (ii) the Charterers from the Original Buyers pursuant to the Intermediate MOA and (iii) by the Owners from the Charterers pursuant to the MOA; and (v) the Charterers shall have no right to refuse acceptance of delivery of the Vessel into this Charter if the Vessel is delivered to the Owners pursuant to the MOA and, notwithstanding and without prejudice to the foregoing, the Owners and the Charterers nonetheless agree to enter into and execute the PDA on delivery of the Vessel under this Charter. (f) The Charterers acknowledge and agree that the Owners are not the manufacturer or original supplier of the Vessel which has been purchased by the Owners from the Charterers pursuant to the MOA, and have therefore made no representations or warranties in respect of the Vessel or any part thereof, and hereby waive all their rights in respect of any warranty or condition implied (whether statutory or otherwise) on the part of the Owners and all claims against the Owners howsoever the same might arise at any time in respect of the Vessel, or arising out of the construction, operation or performance of the Vessel and the chartering thereof under this Charter (including, without limitation, in respect of the seaworthiness or otherwise of the Vessel). (g) In particular, and without prejudice to the generality of paragraph (f) above, the Owners shall be under no liability whatsoever, howsoever arising, in respect of the injury, death, loss, damage or delay of or to or in connection with the Vessel or any person or property whatsoever, whether onboard the Vessel or elsewhere, and irrespective of whether such injury, death, loss, damage or delay shall arise from the unseaworthiness of the Vessel. For the purpose of this paragraph (g), "delay" shall include delay to the Vessel (whether in respect of delivery under this Charter or thereafter and any other delay whatsoever). 36. Conditions precedent (a) Notwithstanding anything to the contrary in this Charter, the obligations of the Owners to purchase and take delivery of the Vessel pursuant to the MOA and to charter the Vessel to the Charterers under this Charter are subject to and conditional upon the Owners' receipt of following documents and evidence (in each case in form and substance acceptable to the Owners) on or before the Delivery Date (or such other date as the Owners and the Charterers may agree) and to the extent the same have not previously been provided under the MOA: (i) an original of each of the following: (A) the duly executed Charter; (B) the duly executed MOA; (C) the following duly executed Security Documents: (I) the Charter Guarantee;

(II) the Charterers' Assignment; (III) the Managers' Undertaking; (IV) the Shares Pledge and the undertaking(s) or deed(s) set out in Clause 48(q)(i)(B); (V) Sub-Charter Assignment (if any); and (D) all documents required by any of the Security Documents set out in paragraph (C), including but not limited to the notices and acknowledgement required under such Security Documents, except for the letters of undertaking from the insurers, underwriters, protection and indemnity clubs and association which will be provided to the Owners (but provided the same will be in an agreed form acceptable to the Owners) and the acknowledgment by the Sub- Charterers (if any) to the assignment of the Sub-Charter, both of which will be required under the Charterers' Assignment and provided to the Owners in accordance with Clause 75 (Conditions subsequent); (ii) certified true copies of the memorandum and articles of association (or equivalent documents) (and all amendments thereto) of each Obligor and any other documents required to be filed or registered or issued under the laws of their jurisdiction of incorporation to establish their incorporation; (iii) certified true copies of written resolutions or (as the case may be), resolutions passed at separate meetings, in each case, of the board of directors and (if required by any legal advisors to the Owners) shareholders of each Obligor (or the relevant stakeholders as such legal advisors may specify), evidencing its approval of the Transaction Documents and the Project Documents to which it is a party and authorising appropriate officers or attorneys to execute the same and to sign all notices required to be given hereunder or thereunder on its behalf or other evidence of such approvals and authorisations as shall be acceptable to the Owners; (iv) if applicable, the original power of attorney of each Obligor under which any documents (including the Transaction Documents to which it is a party) are to be executed or transactions undertaken by that party; (v) a certified list specifying the directors and officers of each of the Obligors (together with their respective specimen signatures); (vi) if applicable, copies of all Necessary Authorisations; (vii) copies of the following: (A) the duly executed Building Contract; (B) the duly executed Intermediate MOA; (C) the duly executed Management Agreement; in each case together with all addenda, amendments or supplements; (viii) copies of the documents delivered to the Charterers under the Intermediate MOA; (ix) evidence that the contract price of the Vessel and other sums due and payable to the Original Buyers under the Intermediate MOA have been paid to the Original Buyers and fully settled; (x) evidence that: (A) all the conditions under the MOA have been satisfied or, in the Owners' opinion, will be satisfied on the Owners' Cost Payment Date;

(B) subject to Clause 75 (Conditions Subsequent), the Vessel is (or will on the Delivery Date) be insured in the manner required by the Transaction Documents including a report (at Charterers’ cost) from an insurance consultant acceptable to the Owners; (C) the Original Buyers have at their own expense taken delivery of the Vessel from the Builders according to the Building Contract and the Charterers have at their own expense taken delivery of the Vessel from the Original Buyers under the Intermediate MOA; (xi) copies of: (A) the Approved Managers' current Document of Compliance (as such term is defined pursuant to the ISM Code); (B) the Vessel's current IAPPC; (C) the Vessel's interim Classification Certificate; (xii) evidence that the fees, costs and expenses then due from the Charterers pursuant to the MOA and this Charter (including Clauses 55 (Fees and expenses) and 58 (Further indemnities)) have been paid or will be paid at such time as is agreed with the Owners; (xiii) a legal opinion issued by legal advisers to the Owners in the following jurisdictions, each in form and substance satisfactory to and agreed by the Owners (acting reasonably) (or confirmation satisfactory to the Owners that such an opinion will be given): (A) England and Wales; (B) the Marshall Islands; (C) Norway; (D) Bermuda; and (E) such other jurisdictions as the Owners may reasonably consider necessary; and (xiv) a certified copy of any duly executed Sub-Charter, if applicable, together with all addenda, amendments or supplements. (b) If the Owners in their sole discretion agree to deliver the Vessel under this Charter to the Charterers before all of the documents and evidence required by this Clause 36 have been delivered to or to the order of the Owners, the Charterers undertake to deliver all outstanding documents and evidence to or to the order of the Owners no later than seven (7) Business Days after the Delivery Date or such other date as specified by the Owners, acting in their sole discretion. The delivery of the Vessel by the Owners to the Charterers under this Charter shall not, unless otherwise notified by the Owners (acting in their sole discretion) to the Charterers in writing, be taken as a waiver of the Owners' right to require production of all the documents and evidenced required by this Clause 36. 37. Bunkers and luboils (a) At delivery the Charterers shall take over all bunkers, lubricating oil, hydraulic oil, greases, water and unbroached stores and provisions in the Vessel without cost. (b) To the extent that Clause 42 (Redelivery) applies, at redelivery the Owners shall take over all bunkers, unused lubricating oil, hydraulic oil, greases, water and unbroached provisions and other consumable stores in the Vessel at no cost.

38. Further maintenance and operation (a) The good commercial maintenance practice under Clause 10 (Maintenance and Operation) (Part II) of this Charter shall be deemed to include: (i) the maintenance and operation of the Vessel by the Charterers in accordance with (as the following are amended from time to time): (A) the relevant regulations, requirements and recommendations of the Classification Society; (B) the relevant regulations, requirements and recommendations of the country and flag of the Vessel's registry; (C) any applicable IMO regulations (including but not limited to the ISM Code, the ISPS Code and MARPOL); (D) all other applicable laws or regulations; and (E) Charterers' current standard operations and maintenance manuals; (ii) the maintenance and operation of the Vessel by the Charterers taking into account: (A) engine manufacturers' recommended maintenance and service schedules; (B) Builder's operations and maintenance manuals; and (iii) recommended maintenance and service schedules of all installed equipment and pipework. (b) In addition to the above, the Charterers shall at the request of the Owners, arrange access to class records for the Owners as available to the Charterers. (c) Any equipment that is found not to be required on board as a result of law or regulation is either to be removed at the Charterers expense or to be maintained in operable condition. (d) The title to any equipment: (i) placed on board as a result of operational requirements of the Charterers shall automatically be deemed to belong to the Owners (unless hired from or belonging to a third party) immediately upon such placement, and such equipment may only be removed: (A) with the Owners' prior written consent, (B) at the Charterers' own expense, and (C) without damage to the Vessel; and (ii) replaced, renewed or substituted shall remain with the Owners until the part or equipment which replaced it or the new or substitute part or equipment becomes property of the Owners. (e) Without prejudice to any other provisions under this Charter, the Charterers shall maintain, use and operate the Vessel with commercially reasonable care as if the Charterers were the owner of the same. 39. Structural changes and alterations (a) Unless required by the Classification Society, compulsory legislation or pursuant to the terms of any Sub-Charter, the Charterers shall make no material structural changes in the Vessel or material changes in the machinery, engines, appurtenances or spare parts thereof without in each instance first securing the Owners' consent thereto, such consent not to be unreasonably withheld or delayed, provided that: (i) any such changes do not have a material adverse effect on the Vessel's certification or the Vessel's fitness for purpose; (ii) any such changes will not diminish the value of the Vessel and/or have a material adverse effect on the safety, performance, value or marketability of the Vessel;

(iii) the Charterers shall bear all time, costs and expenses in relation to any such changes; (iv) the Charterers shall furnish the Owners with: (A) copies of all plans in relation to such changes; (B) if applicable, confirmation from the Classification Society that such changes will not adversely affect the class of the Vessel, provided always that such Classification Society agrees to issue such confirmation. Upon the occurrence of any Termination Event which is continuing, if the Owners decide to retake possession of the Vessel, the Charterers shall at their expense restore the Vessel to its former condition unless the changes made are carried out: (A) to improve the performance, operation or marketability of the Vessel; or (B) as a result of a regulatory compliance. (b) Any improvement, structural changes or new equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements or by compulsory legislation shall be for the Charterers' account and the Charterers shall not have any right to recover from the Owners any part of the cost for such improvements, changes or new equipment either during the Charter Period or, to the extent that Clause 42 (Redelivery) applies, at redelivery of the Vessel. The Charterers shall give written notice to the Owners of any such improvement, structural changes or new equipment. 40. Hire (a) In consideration of the Owners' agreement to charter the Vessel to the Charterers pursuant to the terms hereof, the Charterers agree to pay to the Owners the following sums on the relevant dates as follows: (i) on the Delivery Date, the amount of US Dollars Fifty Million One Hundred Thousand (US$50,100,000) provided that this amount shall be reduced to US$31,700,000 if an Approved Time Charter acceptable to the Owners is entered into at least 45 days prior to delivery (or at least 60 days prior to delivery if, subject to the consent of the Owners, the relevant Approved Time Charterer is not one of the entities specifically named in the definition thereof) (the "Advance Hire") provided that: (A) the Advance Hire shall be subject to netting against the Purchase Price in accordance with the terms of the MOA; (B) the Advance Hire shall not constitute any part of the Hire; and (C) the Advance Hire shall be non-refundable; (ii) on each and every Hire Payment Date, by way of fixed hire (each a "Fixed Hire") an amount calculated as being 1/40 of (the Actual Owners’ Costs less the Purchase Obligation Price); (iii) on each and every Hire Payment Date, by way of variable hire (each such payment, a "Variable Hire") then payable. The amount of Variable Hire payable on each Hire Payment Date is calculated by multiplying (A) the Cost Balance immediately prior to the relevant Hire Payment Date by (B) the aggregate of the Margin and the then Applicable Rate and (C) a fraction whose denominator is three hundred and sixty (360) and numerator is the number of days in the applicable Hire Period. (b) The Hire shall be paid to the Owners’ Account in advance before 4:00 p.m. (Beijing time) on each Hire Payment Date (in respect of which time is of the essence). (c) Any payment provided herein due on any day which is not a Business Day shall be payable on the immediately preceding Business Day.

(d) All payments under this Charter shall be made to the account opened in the name of the Owners as specified in Box 26 (Part I) or such other account opened in the name of the Owners (the "Owners' Account") with such bank as the Owners may choose, the details of which shall be notified by the Owners to the Charterers no later than five (5) Business Days prior to the Delivery Date (or such other account as the Owners may notify the Charterers in writing from time to time) for credit to the account of the Owners. (e) Following delivery of the Vessel to, and acceptance by, the Charterers under this Charter, the Charterers' obligation to pay Hire in accordance with this Clause 40 (Hire) shall be absolute irrespective of any contingency whatsoever including but not limited to: (i) any set-off, counterclaim, recoupment, defence or other right which the Charterers may have against the Owners, the Finance Parties or any other third party (unless otherwise agreed between the Owners and the Charterers); (ii) any unavailability of the Vessel, for any reason, including but not limited to any action or inaction by any sub-charterer, seaworthiness, condition, design, operation, merchantability or fitness for use or purpose of the Vessel or any apparent or latent defects in the Vessel or its machinery and equipment or the ineligibility of the Vessel for any particular use or trade or for registration of documentation under the laws of any relevant jurisdiction or lack of registration or the absence or withdrawal of any consent required under the applicable law of any relevant jurisdiction for the ownership, chartering, use or operation of the Vessel or any damage to the Vessel; (iii) any lack or invalidity of title or any other defect in title; (iv) any failure or delay on the part of either Party to this Charter, whether with or without fault on its part, in performing or complying with any of the terms, conditions or other provisions of this Charter; (v) any insolvency, bankruptcy, reorganisation, arrangement, readjustment of debt, dissolution, administration, liquidation or similar proceedings by or against the Owners, the Charterers or any Sub-Charterers, or any change in the constitution of the Owners, the Charterers or any Sub-Charterers; (vi) any invalidity or unenforceability or lack of due authorisation of or any defect in this Charter or any Sub-charter (where applicable); or (vii) any other cause which would but for this provision have the effect of terminating or in any way affecting the obligations of the Charterers hereunder, it being the intention of the Parties that the provisions of this Clause 40 (Hire), and the obligation of the Charterers to pay Hire and make any payments under this Charter, shall survive any frustration and that, save as expressly provided in this Charter, no moneys paid under this Charter by the Charterers to the Owners shall in any event or circumstance be repayable to the Charterers). (f) All payments of Hire and all other Unpaid Sums to the Owners pursuant to this Charter and the other relevant Transaction Documents shall be made in immediately available funds in USD, free and clear of, and without deduction for or on account of, any Taxes, unless the Charterers are required by law or regulation to make any such payment of Hire subject to such taxes. (g) In the event that the Charterers are required by any law or regulation to make any deduction or withholding on account of any taxes which arise as a consequence of any payment due under this Charter (except income taxes or taxes on the overall profits of the Owners), then: (i) the Charterers shall notify the Owners promptly after they become aware of such requirement; (ii) the Charterers shall remit the amount of such taxes to the appropriate taxation authority within any applicable time limits and in any event prior to the date on which penalties attach thereto; and

(iii) such payment shall be increased by such amount as may be necessary to ensure that the Owners receive a net amount which, after deducting or withholding such taxes, is equal to the full amount which the Owners would have received had such payment not been subject to such taxes. (h) The Charterers shall forward to the Owners evidence satisfactory to the Owners that any such taxes have been remitted to the appropriate taxation authority within thirty (30) days of the expiry of any time limit within which such taxes must be so remitted or, if earlier, the date on which such taxes are so remitted. (i) If the Charterers fail to pay any amount payable by it under a Transaction Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which is two per cent (2%) per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted the Cost Balance in the currency of the Unpaid Sum for successive Hire Periods. Any interest accruing under this paragraph (i) shall be immediately payable by the Charterers on demand by the Owners. Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each period selected by the Owners but will remain immediately due and payable. (j) In the event that this Charter is terminated for whatever reason, the Charterers' obligation to pay Hire and such other Unpaid Sum which (in each case) has accrued due before such termination, and which remains unpaid at the date of such termination, shall continue notwithstanding such termination. (k) In the event that it becomes unlawful or it is prohibited for either the Owners or the Charterers to charter the Vessel pursuant to this Charter, then the Owners and Charterers shall, if and to the extent that such new or changed law or regulation or such interpretation or application permit, notify the other Party of the relevant event and negotiate in good faith for a period of thirty (30) days from the date of the receipt of the relevant notice by the other Party to agree an alternative. If such agreement is not reached within such thirty (30)-day period, the Charterers agree that, in such circumstances, the Owners shall have the right to terminate this Charter by delivering to the Charterers a Termination Notice, whereupon the Charterers shall be obliged to pay to the Owners the Early Termination Amount on the Termination Payment Date. The terms of Clause 52(c)-(f) shall then apply following the payment of such Early Termination Amount. (l) Subject to paragraph (n) below, the Charterers shall, within ten (10) Business Days of a demand by the Owners, pay to the Owners the amount of any Increased Costs incurred directly by the Owners as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Charter. (i) "Increased Costs" means: (A) a reduction in the rate of return from the Hire or on the Owners' overall capital; (B) an additional or increased cost; or (C) a reduction of any amount due and payable under any Transaction Document, which is incurred or suffered by the Owners to the extent that it is attributable to the Owners having entered into any Transaction Document or funding or performing its obligations under any Transaction Document. (m) The Owners shall notify the Charterers of any claim arising from paragraph (l) above (and of the event giving rise to such claim). The Owners shall, as soon as practicable after having made a demand in respect of such claim, provide a certificate confirming the amount of its Increased Costs. (n) Paragraph (l) above does not apply to the extent any Increased Costs is: (i) compensated for by a payment made under paragraph (g)(iii) above; or

(ii) attributable to the wilful breach by the Owners of any law or regulation. (o) Any certificate or statement signed by an authorised signatory of the Owners purporting to show the amount of the Debt (or any part of the Debt) or any other amount referred to in any Transaction Document shall, save for manifest error or on any question of law, be conclusive evidence as against the Charterers of that amount. The Owners shall, as soon as practicable after receipt of a request of the Charterers, send to the Charterers such details as may reasonably be required by the Charterers setting out the manner in which any such amount has been calculated provided that any such amount, except in the case of manifest error or on any question of law, shall be payable irrespective of whether the Charterers are satisfied with the form or content of any such detail, document or calculation. (p) If a change in any currency occurs, this Charter will, to the extent the Owners and the Charterers agree to be necessary, be amended to comply with any generally accepted conventions and market practice in the relevant market and otherwise to reflect the change in currency. (q) (i) If no Screen Rate is available for LIBOR for that relevant period, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to that relevant period; and (ii) If no Screen Rate is available for LIBOR for that relevant period and it is not possible to calculate the Interpolated Screen Rate, the applicable LIBOR shall be the Reference Bank Rate as of 11:00a.m. London time for USD and for a period equal in length to that relevant period. (iii) In this Charter a Market Disruption Event shall occur if: (A) at or about noon on the Quotation Day for a Hire Period, LIBOR is not available and the Owners is unable to obtain quotes from leading banks in the London interbank market enabling it to determine LIBOR for the relevant Hire Period; or (B) before close of business in London on the Applicable Rate Determination Date for a Hire Period, the Owners notify the Charterers that the cost to it of funding the Cost Balance from whatever source it may reasonably select for that Hire Period would be in excess of LIBOR. (iv) If a Market Disruption Event has occurred in relation to that Hire Period, the Applicable Rate shall be the rate which expresses as a percentage rate per annum the cost to the Owners of the Cost Balance from whatever source it may reasonably select. (v) If a Market Disruption Event occurs and the Owners and/or the Charterers so require, the Owners and the Charterers shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis (replacing LIBOR) for determining the Variable Hire. Any alternative basis so agreed shall, with the prior consent of the Charterers and the Owners, be binding on all of the Parties. In the absence of such agreement, the Variable Hire shall be determined in accordance with Sub-clause(ii) above. (r) Discontinuance of LIBOR If LIBOR is discontinued, the Parties agree to substitute an alternative benchmark for determining the Variable Hire based on the Secured Overnight Financing Rate (SOFR) or other prevailing market practice specified by the Owners having regard to the legal and regulatory requirements applicable to any of them. In the absence of any agreement after sixty (60) days of discussion, the Charterers shall have the right to terminate this Charter by delivering a Termination Notice to the Owners, whereupon the Charterers shall be obliged to pay to the Owners the Early Termination Amount on the Termination Payment

Date. The terms of Clause 52(c)-(f) shall then apply following the payment of such Early Termination Amount. 41. Insurance (a) During the Agreement Term, the Charterers shall at their expense keep the Vessel insured against fire and usual marine risks (including hull and machinery and excess risks), oil pollution liability risks, war and protection and indemnity risks (and any risks against which it is compulsory to insure for the operation for the Vessel and such other risks of whatsoever nature and however arising as reasonably required by the Owner, if such a cover is available in the marine insurance market at a reasonable cost)1 in US Dollars with insurers and/or underwriters having a rating of at or above A - by AM Best and/ or BBB+ by S&P or any other international, reputable maritime insurance company acceptable to the Owners. (b) Such insurances shall be arranged by the Charterers to protect the interests of the Owners, the Charterers and (if any) the mortgagee of the Vessel or such other relevant Finance Party, and the Charterers shall be at liberty to protect under such insurances the interests of any Approved Manager. (c) Insurance policies shall cover the Owners, the Charterers and (if any) the Finance Parties according to their respective interests. Subject to the approval of the Owners (acting on the instructions or with the approval of the Finance Parties (in each case if applicable)) and the insurers, the Charterers shall effect all insured repairs and shall undertake settlement and reimbursement from the insurers of all costs in connection with such repairs as well as insured charges, expenses and liabilities to the extent of coverage under the insurances herein provided for. (d) The Charterers shall also remain responsible for and effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances. (e) The Charterers shall arrange that, at any time during the Agreement Term, the hull and machinery and war risks insurance shall be in an amount which equals one hundred and twenty per cent (120%) of the applicable Purchase Option Price at that time. (f) The terms of the hull and machinery insurance and the identity of the insurers shall be acceptable to the Owners and (if any) the Finance Parties. The Vessel shall be entered in a P&I Club which is a member of the International Group of Protection and Indemnity Association (or if the International Group of Protection and Indemnity Association ceases to exist, such P&I Club as may be approved by the Owners and (if any) the Finance Parties) on customary terms and shall be covered against liability for pollution claims in an amount not less than US Dollars one billion (US$1,000,000,000). The P&I cover shall be placed with a P&I Club acceptable to the Owners and (if any) the Finance Parties. All insurances shall include customary protection in favour of the Owners and (if any) the Finance Parties as notice of cancellation and exclusion from liability for premiums or calls. The insurance policies or cover notes for the hull and machinery insurance shall name the Owners as co- assured, endorsing its rights and interests. The Owners shall be entered as a member for the P&I cover and war risks insurance. (g) The Charterers shall not alter the terms of any of the Insurances nor allow any person (except the Approved Manager) to be co-assured under any of the Insurances without the prior written consent of the Owners and, if applicable, the Finance Parties, and will supply the Owners and, if applicable, the Finance Parties from time to time on request with such information as the Owners and, if applicable, any Finance Party may in their discretion require with regard to the Insurances and the brokers, underwriters or associations through or with which the Insurances are placed.

(h) The Charterers undertake duly and punctually to pay all premiums, calls and contributions, and all other sums at any time payable in connection with the Insurances, and, at their own expense, to arrange and provide any guarantees from time to time required by any protection and indemnity or war risks association. Upon request, the Charterers shall provide the Owners and/or such Finance Party with (i) copies of all invoices issued by the brokers, underwriters or associations in respect of such premiums calls, contributions and other sums, and (ii) evidence satisfactory to the Owners and/or such Finance Party that such premiums, calls, contributions and other sums have been duly and punctually paid; that any such guarantees have been duly given; and that all declarations and notices required by the terms of any of the Insurances to be made or given by or on behalf of the Charterers to brokers, underwriters or associations have been duly and punctually made or given. (i) The Charterers will comply in all respects with all terms and conditions of the Insurances and will make all such declarations to brokers, underwriters and associations as may be required to enable the Vessel to operate in accordance with the terms and conditions of the Insurances. The Charterers will not do, nor permit to be done, any act, nor make, nor permit to be made, any omission, as a result of which any of the Insurances may become liable to be suspended, cancelled or avoided, or may become unenforceable, or as a result of which any sums payable under or in connection with any of the Insurances may be reduced or become liable to be repaid or rescinded in whole or in part. In particular, but without limitation, the Charterers will not permit the Vessel to be employed other than in conformity with the Insurances without first taking out additional insurance cover in respect of that employment in all respects to the satisfaction of the Owners and, if applicable, the Finance Parties, and the Charterers will promptly notify the Owners and, if applicable, the Finance Parties of any new requirement imposed by any broker, underwriter or association in relation to any of the Insurances. (j) The Charterers shall: (i) at least fourteen (14) days before the expiry of any Insurances notify the Owners (copied to their financiers (if any)) of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom the Charterers propose to renew that Insurance and of the proposed terms of renewal and obtain the Owners' approval to such matters; (ii) at least seven (7) days before the expiry of any Insurance, procure that such obligatory insurance is renewed or to be renewed on its expiry date in accordance with the provisions of this Charter; (iii) procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal or the effective date of the new insurance and protection and indemnity cover notify the Owners (copied to their financiers (if any)) in writing of the terms and conditions of the renewal; (iv) as soon as practicable after the expiry of any Insurances, deliver to the Owners a letter of undertaking in respect of such Insurances for the Vessel as renewed together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Owners and/or their financiers (if any); and (v) if the terms of any Insurances are to be renewed but with amendments in any material respect, to provide the Owners with the proposed terms of renewal of such Obligatory Insurances so that the Owners may submit the same to an insurance consultant for review reasonably in advance and if required by the Owners, the Charterers shall procure that the terms of all Obligatory Insurances shall be revised. (k) The Charterers shall deliver to the Owners and, if applicable, the Finance Parties certified copies (and, if required by the Owners and/or (if applicable) any Finance Parties, the originals) of all policies, certificates of entry (endorsed with the appropriate loss payable clauses as may be required by the Owners and the Finance Parties from time to time) and other documents relating to the Insurances (including, without limitation, receipts for premiums, calls or contributions) and shall procure that letters of undertaking in such form as the Owners and, if applicable, the Finance Parties may approve shall be issued to the Owners and, if applicable, the Finance Parties by the brokers through which the Insurances are placed (or, in the case of protection and indemnity or war risks associations, by their managers). If the Vessel is at any time during the Agreement Term insured under any form of fleet cover, the Charterers shall procure that those letters of undertaking contain confirmation that the brokers, underwriters or association (as the case may be) will not set off claims relating to the Vessel against premiums, calls or contributions in respect of any other vessel or other insurance, and that the insurance cover of the Vessel will not be cancelled by reason of non-payment of premiums, calls or contributions relating to any other vessel or other insurance. Failing receipt of those confirmations, the Charterers will instruct the brokers, underwriters or association concerned to issue a separate policy or certificate for the Vessel in the sole name of the Charterers or of the Charterers' brokers as agents for the Charterers. (l) Upon the Owners' request, the Charterers shall provide the Owners and, if applicable, the Finance Parties with full information available to the Charterers regarding any casualty or other accident or damage to the Vessel, including, without limitation, any communication with all parties involved in case of a claim under any of the Insurances. (m) The Charterers agree that, at any time after the occurrence of a Termination Event which is continuing, the Owners and, if applicable, the Finance Parties shall be entitled to collect, sue for, recover and give a good discharge for all claims in respect of any of the Insurances; to pay collecting brokers the customary commission on all sums collected in respect of those claims; to compromise all such claims or refer them to arbitration or any other form of judicial or non-judicial determination; and otherwise to deal with such claims in such manner as the Owners and, if applicable, the Finance Parties shall in their discretion think fit. (n) Whether or not a Termination Event shall have occurred, the proceeds of any claim under any of the Insurances in respect of a Total Loss shall be paid and applied in accordance with Clause 54 (Total Loss). (o) In the event of any claim in respect of any of the Insurances (other than in respect of a Total Loss), if the Charterers shall fail to reach agreement with any of the brokers, underwriters or associations for the immediate restoration of the Vessel, or for payment to third parties, within such time as the Owners and, if applicable, the Finance Parties may stipulate, the Owners and, if applicable, the Finance Parties shall be entitled to require payment to itself. In the event of any dispute arising between the Charterers and any broker, underwriter or association with respect to any obligation to make any payment to the Charterers or to the Owners and/or (if applicable) the Finance Parties under or in connection with any of the Insurances, or with respect to the amount of any such payment, the Owners and/or (if applicable) the Finance Parties shall be entitled to settle that dispute directly with the broker, underwriter or association concerned. Any such settlement shall be binding on the Charterers. (p) (i) The Owners agree that any amounts which may become due under any protection and indemnity entry or insurance shall be paid to the Charterers to reimburse the Charterers for, and in discharge of, the loss, damage or expense in respect of which they shall have become due, unless, at the time the amount in question becomes due, a Termination Event shall have occurred and is continuing, in which event the Owners shall be entitled to receive the amounts in question and to apply them either in reduction of the Early Termination Amount owed by the Charterers pursuant to paragraph (d) of Clause 49 (Termination Events) or, at the option of the Owners, to the discharge of the liability in respect of which they were paid. (ii) Without prejudice to the foregoing, all other claims in relation to the Insurances (other than in respect of a Total Loss), shall, unless and until the occurrence of a Termination Event which is continuing, in which event all claims under the relevant policy shall be payable directly to the Owners, be payable as follows:

(A) a claim in respect of any one casualty where the aggregate claim against all insurers does not exceed the Major Casualty Amount, prior to adjustment for any franchise or deductible under the terms of the relevant policy, shall be paid directly to the Charterers (as agent for the Owners) for the repair, salvage or other charges involved or as a reimbursement if the Charterers fully repaired the damage to the satisfaction of the Owners and paid all of the salvage or other charges; (B) a claim in respect of any one casualty where the aggregate claim against all insurers exceeds the Major Casualty Amount prior to adjustment for any franchise or deductible under the terms of the relevant policy shall be payable directly to the Owners unless the Owners have, by prior written consent, agreed for such claim to be paid to the Charterers as and when the Vessel is restored to her former state and condition and the liability in respect of which the insurance loss is payable is discharged, and provided that the insurers may with such consent make payment on account of repairs in the course of being effected. (q) The Charterers shall not settle, compromise or abandon any claim under or in connection with any of the Insurances (other than a claim of less than the Major Casualty Amount arising other than from a Total Loss) without the prior written consent of the Owners and, if applicable, the Finance Parties. (r) If the Charterers fail to effect or keep in force the Insurances, the Owners may (but shall not be obliged to) effect and/or keep in force such insurances on the Vessel (including, without limitation, any freight, demurrage and defence cover) and such entries in protection and indemnity or war risks associations as the Owners in their discretion consider desirable, and the Owners may (but shall not be obliged to) pay any unpaid premiums, calls or contributions. The Charterers will reimburse the Owners from time to time on demand for all such premiums, calls or contributions paid by the Owners, together with interest calculated in accordance with paragraph (r) of Clause 40 (Hire) from the date of payment by the Owners until the date of reimbursement. (s) The Charterers shall comply strictly with the requirements of any legislation relating to pollution or protection of the environment which may from time to time be applicable to the Vessel in any jurisdiction in which the Vessel shall trade and in particular the Charterers shall comply strictly with the requirements of the United States Oil Pollution Act 1990 (the "Act") if the Vessel is to trade in the United States of America and Exclusive Economic Zone (as defined in the Act). Before any such trade is commenced and during the entire period during which such trade is carried on, the Charterers shall: (i) pay any additional premiums required to maintain protection and indemnity cover for oil pollution up to the limit available to the Charterers for the Vessel in the market; and (ii) make all such quarterly or other voyage declarations as may from time to time be required by the Vessel's protection and indemnity association in order to maintain such cover, and promptly deliver to the Owners and, if applicable, the Finance Parties copies of such declarations; and (iii) submit the Vessel to such additional periodic, classification, structural or other surveys which may be required by the Vessel's protection and indemnity insurers to maintain cover for such trade and promptly deliver to the Owners and, if applicable, the Finance Parties copies of reports made in respect of such surveys; and (iv) implement any recommendations contained in the reports issued following the surveys referred to in sub-paragraph 42(s)(iii) above within the relevant time limits, and provide evidence satisfactory to the Owners and, if applicable, the Finance Parties that the protection and indemnity insurers are satisfied that this has been done; and

(v) in addition to the foregoing (if such trade is in the United States of America and Exclusive Economic Zone): (A) obtain and retain a certificate of financial responsibility under the Act in form and substance satisfactory to the United States Coast Guard and provide the Owners with evidence of the same; (B) procure that the protection and indemnity insurances do not contain a US Trading Exclusion Clause or any other analogous provision and provide the Owners with evidence that this is so; and (C) comply strictly with any operational or structural regulations issued from time to time by any relevant authorities under the Act so that at all times the Vessel falls within the provisions which limit strict liability under the Act for oil pollution. (t) The Owners shall be at liberty to, in relation to the Vessel, take out Lessor's or Innocent Owners' Interest Insurance and Lessor's Additional Peril (Pollution) insurance on such terms and conditions as the Owners may from time to time decide. The Charterers shall from time to time upon the Owners' demand reimburse the Owners for all costs, premiums and expenses paid or incurred by the Owners in connection with such Lessor's or Innocent Owners' Interest Insurance and Lessor's Additional Peril (Pollution) insurance, but only to the extent corresponding to each of the Lessor's or Owners' Interest Insurance or Lessor's Additional Peril (Pollution) insurance for an amount not exceeding one hundred and twenty per cent (120%) of the then current Cost Balance. (u) Any Finance Party shall be at liberty to take out a Mortgagees' Interest Insurance in relation to the Vessel on such terms and conditions as that Finance Party may from time to time decide.. The Charterers shall from time to time upon the Owners' demand reimburse the Owners for all costs, premiums and expenses paid or incurred by the Owners or that Finance Party in connection with such Mortgagees' Interest Insurance, but only to the extent corresponding to a Mortgagee's Interest Insurance for an amount not exceeding one hundred and twenty per cent. (120%) of the amount then outstanding under any loan made available by the Finance Parties pursuant to any Finance Documents. (v) If any of the Insurances form part of any fleet cover, the Charterers shall procure that the insurance broker(s), or leading insurer, as the case may be, undertakes to the Owners and their financiers (if any) that such insurance broker or insurer will not set off against any sum recoverable in respect of a claim relating to the Vessel under such Insurances any premiums due in respect of any other vessel under any fleet cover of which the Vessel forms a part or any premium due for other Insurances, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums, and they will not cancel such Insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of the Vessel forthwith upon being so requested by the Owners and/or their financiers (if any) and where practicable. 42. Redelivery Upon the occurrence of any Termination Event which is continuing, if the Owners decide to retake possession of the Vessel pursuant to paragraph (g) of Clause 49 (Termination Events), then the Charterers shall, at their own cost and expense, redeliver or cause to be redelivered the Vessel to the Owners at a safe, ice free port reasonably nominated solely by the Owners where the Vessel would be afloat at all times in a ready safe berth or anchorage, in accordance with Clauses 42 (Redelivery), 43 (Redelivery conditions) and 44 (Diver's inspection at redelivery). 43. Redelivery conditions (a) In addition to what has been agreed in Clauses 42 (Redelivery) (Part II) and 42 (Redelivery), the condition of the Vessel shall at redelivery be as follows: (i) the Vessel shall be free of any class and statutory recommendations affecting its trading certificates;

(ii) the Vessel must be redelivered with all equipment and spares or replacement items listed in the delivery inventory carried out pursuant to Clause 9 (Inventories, Oil and Stores) (Part II) and any spare parts on board or on order for any equipment installed on the Vessel following delivery (provided that, any such items which are on lease or hire purchase and which are necessary to stay on board the Vessel in order that the Vessel may comply with the requisite requirements of the Classification Society and other applicable requirements for national and/or international trading requirements shall be replaced with items of an equivalent standard and condition fair wear and tear excepted)); all records, logs, plans, operating manuals and drawings, spare parts onboard shall be included at the time of redelivery in connection with a transfer of the Vessel or such other items as are then in the possession of the Charterers shall be delivered to the Owners; (iii) the Vessel must be redelivered with all national and international trading certificates and hull/machinery survey positions for both class and statutory surveys free of any overdue recommendation and qualifications valid and un- extended for a period of at least six (6) months beyond the redelivery date; (iv) all of the Vessel's ballast tank coatings to be maintained in "Fair" (as such term (or its equivalent) may be defined and/or interpreted in the relevant survey report) condition as appropriate for the Vessel's age at the time of redelivery, fair wear and tear excepted; (v) the Vessel shall have not have any outstanding flag or class surveys or inspections due within six (6) months after the date of redelivery and have its continuous survey system up to date; (vi) the Vessel must be re-delivered with accommodation and common spaces for crew and officers substantially in the same condition as at the Delivery Date, free of damage over and above fair wear and tear, clean and free of infestation and odours; with cargo spaces generally fit to carry the cargoes originally designed and intended for the Vessel; with main propulsion equipment, auxiliary equipment, cargo handling equipment, navigational equipment, etc., in such operating condition as provided for in this Charter fair wear and tear excepted; (vii) the condition of the cargo holds to be in accordance with the maintenance regime undertaken by the Charterers during the Charter Period since delivery with allowance for legitimate cargoes carried since the last major maintenance programme; (viii) at the costs and expenses of the Charterers, a final joint report from the surveyors appointed by the Owners and the Charterers respectively shall be carried out as to the condition of the Vessel and a list of agreed deficiencies if any shall be drawn up; (ix) the anti-fouling coating system applied at the last scheduled dry-docking shall be in accordance with prevailing regulations at the time of application; (x) the funnel markings and name (unless being maintained by the Owners following redelivery) shall be painted out by the Charterers; and (xi) recently taken lube oil samples for all major machinery shall be made available within one (1) week of redelivery and results forwarded to Owners' technical management for review. (b) At redelivery, the Charterers shall ensure that the Vessel shall meet the following performance levels (which where relevant shall be determined by reference to the Vessel's log books): (i) all equipment controlling the habitability of the accommodation and service areas to be in proper working order, fair wear and tear excepted; and (ii) available deadweight to be within one per cent (1%) of that achieved at delivery (as the same may be adjusted as a result of any upgrading, modifications, alterations or repairs of the Vessel carried out in accordance with this Charter (such adjustment to be agreed between the Owners and Charterers at the time such work is to be undertaken). (c) The Owners and Charterers shall each appoint (at the Charterers' cost and expense) surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at redelivery. (d) If the Vessel is not in the condition or does not meet the performance criteria required by this Clause 43, a list of deficiencies together with the costs of repairing/remedying such deficiencies shall be agreed by the respective surveyors. (e) The Charterers shall be obliged to repair any class items restricting the operation or trading of the Vessel prior to redelivery. (f) The Charterers shall be obliged to repair/remedy all such other deficiencies as are necessary to put the Vessel into the return condition required by this Clause 43. (g) Until such time as any compensatory amount in respect of any repairs/remedial work outstanding as at redelivery has been paid in accordance with the terms of this Charter and the Vessel has been redelivered, the Charterers shall continue to pay the Hire in accordance with the terms of this Charter. 44. Diver's inspection at redelivery (a) Unless the Vessel is returned in dry-dock, a diver's inspection is required to be performed at the time of redelivery. (b) The Charterers shall, at the written request of the Owners, arrange at the Charterers' time and expense for an underwater inspection by a diver approved by the Classification Society immediately prior to the redelivery. (c) A video film of the inspection shall be made. The extent of the inspection and the conditions under which it is performed shall be to the satisfaction of the Classification Society. (d) (If damage to the underwater parts is found affecting the Vessel's class, the Charterers shall arrange, at their time and costs, for the Vessel to be dry-docked and repairs carried out to the satisfaction of the Classification Society and if damage to the underwater parts is found but such damage does not affect the Vessel's class and the Classification Society approves the postponement of repair of such damage until the next regular dry-docking of the Vessel, the Owners may (acting reasonably) agree that such repairs to be done after redelivery without immediate dry-docking provided that (i) the Charterer undertakes to indemnify the Owners any costs and expenses that the Owners may incur in repairing the damage to the satisfaction of the Classification Society and (ii) a deposit sufficient to cover the estimated repair cost has been paid to the Owners. (e) If the conditions at the port of redelivery are unsuitable for such diver's inspection, the Charterers shall take the Vessel (in Owners' time but at Charterers' expense) to a suitable alternative place nearest to the redelivery port unless an alternative solution is agreed. All costs relating to any diver's inspection shall be borne by the Charterers. 45. Owners' mortgage (a) The Charterers: (i) acknowledge that the Owners, on the basis that the Owners comply with paragraph(b)(i) below, are entitled and do intend to enter or have entered into certain funding arrangements with the Finance Parties in order to finance part of the Actual Owners' Cost, which funding arrangements may be secured, inter alia, by ship mortgage(s) over the Vessel and (along with other related matters) the relevant Finance Documents. Such mortgage shall be limited to the amount corresponding to 120% of the Purchase Price.;

(ii) consent to any assignment of the Owners' rights, title and interest in and to this Charter, the Insurances, Sub-Charterers' Insurances, Earnings, Sub-Charterers' Earnings, Requisition Compensation and Sub-Charterers' Requisition Compensation (including the Owners' rights, title and interest in and to such property as assigned by the Charterers and/or the Sub-Charterers (as applicable) in favour of the Owners pursuant to the Charterers' Assignment and/or the Sub-Charterers' Assignment) and any Transaction Document to which it is a party in favour of the Finance Parties pursuant to the relevant Finance Documents subject to the Financing Party entering into a Quiet Enjoyment Letter pursuant to paragraph (b)(i) below; and (iii) without limiting the generality of paragraph (n) of Clause 48 (Charterers' undertakings), undertake to execute, provide or procure the execution or provision (as the case may be) of such further reasonably information or document as are necessary to effect the assignment referred to in paragraph (ii) above. (b) The Owners undertake that: (i) in the absence of any Termination Event which is continuing, the Owners shall procure that the Finance Party which will be a mortgagee of the Vessel shall execute in favour of the Charterers and the Charter Guarantor a Quiet Enjoyment Letter; (ii) if any Sub-Charterers who are chartering the Vessel on a bareboat basis or on a time charter fixed for a period exceeding twenty-four (24) months from the Charterers as disponent owner so requests, and provided that: (A) the Charterers have executed an assignment (in form and substance acceptable to the Owners) by way of security of the Charterers' rights, title and interests in and to the relevant Sub-Charter; (B) if applicable, the Sub-Charterers have executed a Sub-Charterers' Assignment; (C) to the extent that any prior written consent from such Sub-Charterers is required before the Charterers may assign by way of security referred to in sub-paragraph (b)(ii)(A) above, the Charterers have procured to be delivered to the Owners evidence that such Sub- Charterers have granted such prior written consent; (D) the Charterers have delivered to the Owners all documents required by such assignment referred to in this Clause 45(b)(ii) including, without limitation, all other notices of assignment and used reasonable endeavours to procure delivery of any other acknowledgements thereof (each in form and substance acceptable to the Owners (acting reasonably), including cure rights in favour of the Owners; and (E) the Charterers have procured to be delivered to the Owners any relevant legal opinions (in form and substance acceptable to the Owners) reasonably required by the Owners in relation to such assignment and its execution, the Owners shall use reasonable endeavours to ensure that the Finance Party which will be a mortgagee of the Vessel shall execute in favour of the Sub-Charterers a Sub-Charter Quiet Enjoyment Letter. All costs properly incurred by the Owners in respect of any action taken by the Owners under sub-paragraph (ii) above will be borne by the Charterers. (c) No Finance Party may create security over the Vessel other than for the purpose of securing the Finance Documents.

46. Transport documents The Charterers shall use their standard documents, waybills and conditions of carriage in the carriage of goods. Such documents, waybills and standard conditions shall comply with compulsory applicable legislation. 47. Charterers' representations and warranties (a) The Charterers represent and warrant to the Owners on the date of this Charter and (by reference to the facts and circumstances then pertaining) on the Delivery Date and each Hire Payment Date as follows (except that (1) the representation and warranty contained in paragraph (vii) and (xxiv) below shall only be made on the date of this Charter and on the Delivery Date, and (2) the representations and warranties in paragraph (ii) below shall only be made on the date of this Charter): (i) Status and due authorisation: each Obligor is a corporation, limited partnership or limited liability company duly incorporated or formed under the laws of its jurisdiction of incorporation or formation (as the case may be) with power to enter into the Transaction Documents and the Project Documents (to which it is a party) and to exercise its rights and perform its obligations under the Transaction Documents and the Project Documents (to which it is a party) and all corporate and other action required to authorise its execution of the Transaction Documents and the Project documents (to which it is a party) and its performance of its obligations thereunder has been duly taken; (ii) No deductions or withholding: under the laws of the Obligors' respective jurisdictions of incorporation or formation in force at the date hereof, none of the Obligors will be required to make any deduction or withholding from any payment it may make under any of the Transaction Documents; (iii) Claims pari passu: under the laws of the Obligors' respective jurisdictions of incorporation or formation in force at the date hereof, the payment obligations of each Obligor under each Transaction Document to which it is a party, rank at least pari passu with the claims of all other unsecured and unsubordinated creditors of such Obligor save for any obligations which are preferred solely by any bankruptcy, insolvency or other similar laws of general application; (iv) No Immunity: in any proceedings taken in any of the Obligors' respective jurisdictions of incorporation or formation in relation to any of the Transaction Documents, none of the Obligors will be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process; (v) Governing law and judgments: in any proceedings taken in any of the Obligors' jurisdiction of incorporation or formation in relation to any of the Transaction Documents in which there is an express choice of the law of a particular country as the governing law thereof, that choice of law and any judgment or (if applicable) arbitral award obtained in that country will be recognised and enforced; (vi) Validity and admissibility in evidence: as at the date hereof, all acts, conditions and things required to be done, fulfilled and performed in order (A) to enable each of the Obligors lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Transaction Documents and the Project Documents to which it is a party, (B) to ensure that the obligations expressed to be assumed by each of the Obligors in the Transaction Documents and the Project Documents are legal, valid and binding, and (C) to make the Transaction Documents and the Project Documents to which it is a party admissible in evidence in the jurisdictions of incorporation or formation of each of the Obligors, have been done, fulfilled and performed; (vii) No filing or stamp taxes: under the laws of the Obligors' respective jurisdictions of incorporation or formation in force at the date hereof, it is not necessary that any of the Transaction Documents to which it is a party be filed, recorded or enrolled with any court or other authority in its jurisdiction of incorporation or formation (other than the Registrar of Companies for England and Wales or the relevant maritime registry, to the extent applicable) or that any stamp, registration or similar tax be paid on or in relation to any of the Transaction Document; (viii) Binding obligations: the obligations expressed to be assumed by each of the Obligors in the Transaction Documents and the Project Documents to which it is a party are legal and valid obligations, binding on each of them in accordance with the terms of such Transaction Documents and the Project Documents and no limit on any of their powers will be exceeded as a result of the borrowings, granting of security or giving of guarantees contemplated by such Transaction Documents and the Project Documents or the performance by any of them of any of their obligations thereunder; (ix) No misleading information: to the best of its knowledge, any factual information provided by any Obligor to the Owners in connection with the Transaction Documents was true and accurate in all material respects as at the date it was provided and is not misleading in any material respect; (x) No winding-up: none of the Obligors has taken any corporate, limited liability company or limited partnership action nor have any other steps been taken or legal proceedings been started or (to the best of the Charterers' knowledge and belief) threatened against any Obligor for its winding-up, dissolution, administration or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues which might have a Material Adverse Effect; (xi) Solvency: (A) None of the Obligors is unable, or admits or has admitted its inability, to pay its debts or has suspended making payments in respect of any of its debts; (B) None of the Obligors by reason of actual or anticipated financial difficulties, has commenced, or intends to commence, negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness. (C) The value of the assets of each Obligor is not less than the liabilities of such Obligor (as the case may be) (taking into account contingent and prospective liabilities). (D) No moratorium has been, declared in respect of any indebtedness of any Obligor; (xii) No material defaults: (A) Without prejudice to paragraph (B) below, none of the Obligors are in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which might have a Material Adverse Effect. (B) No Potential Termination Event or Termination Event is continuing or might reasonably be expected to result from each Obligor's entry into and performance of each Transaction Document to which such Obligor is a party; (xiii) No material proceedings: no material action or administrative proceeding of or before any court, arbitral body or agency which is not covered by adequate insurance or which might have a Material Adverse Effect has been started; (xiv) Accounts: all financial statements relating to the Charterers and/or the Charter Guarantor required to be delivered under paragraph (a) of Clause 48 (Charterers' undertakings), were each prepared in accordance with GAAP, (in conjunction with the notes thereto) fairly represent the financial condition of the Charterers and/or the Charter Guarantor at the date as of which they were prepared and the results of their operations during the financial period then ended;

(xv) No obligation to create Security Interest: the execution of the Transaction Documents by the Obligors and their exercise of their rights and performance of their obligations thereunder will not result in the existence of nor oblige any Obligor to create any Security Interest over all or any of their present or future revenues or assets, other than pursuant to the Security Documents to which they are a party; (xvi) No breach: the execution of the Transaction Documents and the Project Documents by each of the Obligors and their exercise of their rights and performance of their obligations under any of the Transaction Documents and the Project Documents to which they are a party do not constitute and will not result in any breach of any agreement or treaty to which any of them is a party; (xvii) Security: each of the Obligors is the legal and beneficial owner of all assets and other property which it purports to charge, mortgage, pledge, assign or otherwise secure pursuant to each Security Document and those Security Documents to which it is a party create and give rise to valid and effective security having the ranking expressed in those Security Documents; (xviii) Necessary authorisations: the Necessary Authorisations required by each Obligor are in full force and effect, and each Obligor is in compliance with the material provisions of each such Necessary Authorisation relating to it and, to the best of its knowledge, none of the Necessary Authorisations relating to it are the subject of any pending or threatened proceedings or revocation; (xix) No money laundering etc: the performance of the obligations of the Obligors under the Transaction Documents and the Project Documents, will be for the account of members of the respective Obligor(s) and will not involve any breach by any of them of any law or regulatory measure relating to "money laundering" as defined in Article 1 of the Directive (2005/EC/60) of the European Parliament and of the Council of the European Communities; (xx) Disclosure of material facts: the Charterers are not aware of any material facts or circumstances which have not been disclosed to the Owners and which might, if disclosed, have reasonably been expected to materially adversely affect the decision of a person considering whether or not to enter into the Transaction Documents; (xxi) Environmental laws: (A) The Charterers are in compliance with paragraph (h) of Clause 48 (Charterers' undertakings) and (to the best of its knowledge and belief) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect. No Environmental Claim has been commenced or (to the best of the Charterers' knowledge and belief) is threatened against the Charterers where that claim has or is reasonably likely, if determined against the Charterers, to have a Material Adverse Effect; (xxii) Taxation (A) No Obligor is materially overdue in the filing of any Tax returns and no Obligor overdue in the payment of any amount in respect of Tax of US Dollars One Million (US$1,000,000) (or its equivalent in any other currency) or more, save in the case of Taxes which are being contested in good faith. (B) As far as the Charterers are aware, each of the Obligors is resident for Tax purposes only in the jurisdiction of its incorporation; (xxiii) No Restricted Party: no Obligor is a Restricted Party nor has any Obligor, or to the best of their knowledge any of their respective directors, officers or employees or any person acting on their behalf, received notice or are aware of any claim, action, suit, proceeding or investigation against any of them with respect to Sanctions by a Sanctions Authority;

(xxiv) No Material Adverse Effect: no event or circumstance has occurred which has a Material Adverse Effect; (xxv) Building Contract: no party is in a material default under the Building Contract; and (xxvi) Status of Project Documents: the copies of the Project Documents delivered to the Owners are true and complete copies. The Project Documents constitute legal, valid, binding and enforceable obligations of the parties to them in accordance with their respective terms. No amendments or additions to the Project Documents have been agreed nor has any party to any Project Document waived any of its respective rights under that Project Document (except as those notified to the Owners in writing and, if consent of the Owners are required pursuant to this Charter, as consented to by the Owners). (b) The representation and warranties of the Charterers in this Clause 47 are subject to: (i) the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court; (ii) the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting or limiting the rights of creditors; (iii) the time barring of claims under any applicable limitation acts; (iv) the possibility that a court may strike out provisions for a contract as being invalid for reasons of oppression, undue influence or similar; and (v) any other reservations or qualifications of law expressed in any legal opinions obtained by the Owners in connection with the Transaction Documents. 48. Charterers' undertakings The undertaking and covenants in this Clause 48 remain in force for the duration of the Agreement Term. (a) Financial statements: the Charterers shall and shall procure that the Charter Guarantor supply to the Owners as soon as the same become available, but in any event within: (i) six calendar months after the end of each of its financial years, its audited consolidated financial statements for that financial year; and (ii) four calendar months after the end of each of each half-year, the unaudited consolidated financial statements for that period; (b) Requirements as to financial statements: each set of financial statements delivered to the Owners under paragraph (a) of Clause 48 above in relation to the Charterers and Charter Guarantor (each a "Notifying Party") shall be prepared in accordance with GAAP. (c) Information: the Charterers shall immediately inform the Owners of the occurrence of a Termination Event and additionally the Charterers shall supply to the Owners: (i) promptly upon becoming aware of them, details of any material litigation, arbitration or administrative proceedings which are current, threatened or pending against the Charterers or the Charter Guarantor, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect; and (ii) promptly, such further information regarding the financial condition, business and operations of the Charterers and the Charter Guarantor as the Owners may reasonably request, and which can be delivered without breach of any confidentiality undertakings or any applicable law or rules of a securities/regulatory exchange. (d) Maintenance of legal validity: the Charterers shall comply with the terms of and do all that is necessary to maintain in full force and effect all Necessary Authorisations required in or by the laws and regulations of its jurisdiction of formation or incorporation and all other applicable jurisdictions, to enable it lawfully to enter into and perform its obligations under the Transaction Documents and to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents in its jurisdiction of incorporation or formation and all other applicable jurisdictions. (e) Notification of Potential Termination Event: the Charterers shall promptly, upon becoming aware of the same, inform the Owners in writing of the occurrence of any Termination Event (and the steps, if any, being taken to remedy this) and, upon receipt of a written request to that effect from the Owners, specify the steps, if any, being taken to remedy it. (f) Claims pari passu: the Charterers shall ensure that at all times the claims of the Owners against it under the Transaction Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation, winding-up or other similar laws of general application. (g) Necessary Authorisations: without prejudice to any specific provision of the Transaction Documents relating to a Necessary Authorisation, the Charterers shall (i) obtain, comply with and do all that is necessary to maintain in full force and effect all Necessary Authorisations if a failure to do the same may cause a Material Adverse Effect; and (ii) promptly upon request, supply certified copies to the Owners of all Necessary Authorisations. (h) Compliance with applicable laws: the Charterers shall comply with all applicable laws, including Environmental Laws, to which it may be subject (except as regards Restricted Parties to which paragraph (i) below applies, and anti-corruption and anti- bribery laws to which paragraph (j) below applies) if a failure to do the same may have a Material Adverse Effect. (i) No dealings with Restricted Parties: the Charterers shall not utilise or employ the Vessel or use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of any transaction(s) contemplated by the Transaction Documents to fund any trade, business or other activities: (i) for the benefit of any Restricted Party; and (ii) in a manner that would result in any Obligor or the Owners or any Finance Party (if applicable) being in breach of any Sanctions or become a Restricted Party provided however that without prejudice to the Charterers obligation to comply with Sanctions during the Charter Period, where ongoing compliance with such Sanctions would be unduly onerous or wholly impractical for the Charterers or the Charter Guarantor and following a discussion period of at least sixty (60) days between the Owners and the Charterers, the Charterers shall be entitled to terminate this Charter by delivering a Termination Notice to the Owners, whereupon the Charterers shall be obliged to pay to the Owners the Early Termination Amount on the Termination Payment Date. The terms of Clause 52(c)-(f) shall then apply following the payment of such Early Termination Amount. (j) Anti-corruption and anti-bribery laws: the Charterers shall conduct its business in compliance with applicable anti-corruption and anti-bribery laws. (k) Environmental compliance: the Charterers shall: (i) comply with any Environmental Law; (i) obtain, maintain and ensure compliance with all requisite Environmental Approvals; and (ii) implement procedures to monitor compliance with and to prevent liability under any Environmental Law, where failure to do so has or is reasonably likely to have a Material Adverse Effect.

(l) Environmental Claims: the Charterers shall, promptly upon becoming aware of the same, inform the Owners in writing of: (i) any Environmental Claim against the Charterers which is current or pending; and (ii) any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against the Charterers, where the claim, if determined against the Charterers, has or is reasonably likely to have a Material Adverse Effect or be for an amount in excess of US$3,000,000. (m) Taxation (i) The Charterers shall pay and discharge any Tax imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that: (A) such payment is being contested in good faith; or (B) such payment can be lawfully withheld. (n) Further assurance: the Charterers shall, at their own expense, promptly take all such action as the Owners may reasonably require for the purpose of perfecting or protecting any of the Owners' rights with respect to the security created or evidenced (or intended to be created or evidenced) by the Security Documents. (o) Other information: the Charterers will promptly supply to the Owners such financial information the Owners may from time to time reasonably require in connection with the Charterers. (p) Merger and demerger: the Charterers shall not enter into any amalgamation, merger, demerger or corporate restructuring without the prior written consent of the Owners (such consent not to be unreasonably withheld or delayed). (q) Financial indebtedness: (i) The Charterers may from time to time receive loans and make payment of principal and to pay interests on such loans to the Shareholder, pursuant to the terms and conditions of the Intra- group Loan Agreement, provided that: (A) no Termination Event has occurred and is continuing at that time or will occur from the making of such loan; (B) the indebtedness obligations owed or to be owed under the Intra- group Loan Agreement shall, pursuant to separate undertaking(s) or deed(s) (in such form and content acceptable to the Owners (acting reasonably)) between the Charterers, the Shareholder and Owners, rank behind and be fully subordinated to any obligations under the Transaction Documents and any of the Charterers' or the Shareholder's rights and claims under such loans are fully subordinated and are assigned to the Owners. (ii) Except as provided in Clause 48(q)(i), the Charterers shall not, without the prior written consent of the Owners: (A) incur any loans, guarantees or any other form of Financial Indebtedness nor incur any obligations as lessee under leases; or (B) make any loans or advances to, or investments in, any person. (r) Transfer of assets: the Charterers shall not, sell or transfer any of its material assets other than: (i) on arm's length terms to third parties where the net proceeds of sale are used as a prepayment hereunder; or

(ii) on arm's length terms to its Affiliates, which are and remain members of the Charter Group. (s) Change of business: the Charterers shall not, without the prior written consent of the Owners, make any substantial change to the general nature of their shipping business from that carried on at the date of this Charter. (t) "Know your customer" checks: if: (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Charter; (ii) any change in the status of the Charterers and/or the Charter Guarantor after the date of this Charter; or (iii) a proposed assignment or transfer by Owners of any of its rights and obligations under this Charter, obliges the Owners to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Charterers shall promptly upon the request of the Owners supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Owners in order for the Owners to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Transaction Documents. (u) Management of the Vessel: the Charterers shall ensure that: (i) the Vessel is at all times technically managed by an Approved Manager and commercially managed by an Approved Manager or the Charterers; (ii) the Approved Managers will provide a written confirmation confirming that, among other things, following the occurrence of Termination Event which is continuing, all claims of the Approved Managers against the Charterers shall be subordinated to the claims of the Owners or the Finance Parties (if applicable) under the Transaction Documents. (v) Classification: the Charterers shall ensure that the Vessel maintains the highest classification required for the purpose of the relevant trade of the Vessel which shall be with the Vessel's Classification Society, in each case, free from any overdue recommendations and adverse notations affecting that the Vessel's class. (w) Certificate of financial responsibility: the Charterers shall, if required, obtain and maintain a certificate of financial responsibility in relation to the Vessel which is to call at the United States of America. (x) Registration: the Charterers shall not change or permit a change to the flag of the Vessel during the duration of this Charter other than to a Pre-Approved Flag and with the prior written consent of the Owners (not to be unreasonably withheld). Any change to the flag of the Vessel shall be at the cost of the Charterers (which shall include any costs of the Finance Parties (if applicable). (y) ISM, ISPS and Maritime Labour Convention Compliance: the Charterers shall ensure that each ISM Company and ISPS Company complies in all material respects with the ISM Code and the ISPS Code, respectively, or any replacements thereof and in particular (without prejudice to the generality of the foregoing) shall ensure that such company holds (i) a valid and current Document of Compliance issued pursuant to the ISM Code, (ii) a valid and current SMC issued in respect of the Vessel pursuant to the ISM Code, and (iii) an ISSC in respect of the Vessel, and the Charterers shall promptly, upon request, supply the Owners with copies of the same. The Charterers shall at all time comply with the Maritime Labour Convention. (z) Chartering: the Charterers shall not, during the duration of this Charter, without the prior written consent of the Owners, (i) take any vessel on charter or other contract of employment (or agree to do so) or (ii) bareboat charter the Vessel without the Owners’ prior written consent (unless to another member of the Group) and always provided any bareboat charterer (including any in the Group) has assigned its interest in the insurances of the Vessel to the Owners in a form acceptable to the Owners. (aa) Change of control: the Charterers shall ensure that during the Charter Period, without the prior written consent of the Owners, no Change of Control shall occur. (bb) Inspection of Vessel and inspection reports: in the absence of a Termination Event, subject to there being no undue interference with the operation of the Vessel: (i) the Owners may at the Charterers' cost arrange for persons appointed by the Owners to board the Vessel once in each calendar year during the Charter Period to inspect the Vessel's state and condition, and the Charterers will provide commercially reasonable assistance to facilitate such inspection; and (ii) the Charterers shall, within five (5) Business Days' of the Owners' written demand, reimburse the Owners for all documented costs, fees and expenses reasonably incurred by the Owners in connection with the Owners' procuring or arranging the procurement of the relevant inspection report as to the condition of the Vessel, provided always however that if a Termination Event has occurred and is continuing, the Owners may at any time and at the Charterers' cost conduct such inspection and the Charterers shall be deemed to have granted such permission and shall provide such necessary assistance to the Owners in respect of such inspection. (cc) Transactions with Affiliates: the Charterers shall procure that all transactions conducted or to be conducted between them and any of the Obligors or any of that Obligor's Affiliates will be on an arm's length commercial basis. (dd) No Security Interest: The Charterers will not create or permit to subsist any Security Interest or any other third party rights over any of their present and future rights and interest in or towards the Vessel, except for any: (i) Permitted Security Interest; or (ii) Security Interest created (A) in favour of the Owners or the Finance Parties, (B) otherwise with the prior written consent of the Owners (such consent not to be unreasonably withheld or delayed), or (C) as otherwise permitted under the Transaction Documents. (ee) Project Documents (i) The Charterers shall: (A) without affecting its obligations under the applicable provisions of the Transaction Documents, perform and observe its obligations under the Project Documents and use its best endeavours to procure that each of the other parties to the Project Documents performs and observes its obligations under them; and (B) obtain and maintain in force, and promptly furnish certified copies to the Owners of, all licences, authorisations, approvals and consents, and do all other acts and things, which may from time to time be necessary or desirable for the continued due performance of its obligations under the Transaction Documents and the Project Documents or which may be required for the validity, enforceability or admissibility in evidence of the Transaction Documents and the Project Documents. (ff) Dividends: The Charterers shall not and shall procure the Charter Guarantor shall not make or pay any dividend or other distribution (in cash or in kind) in respect of its share capital following the occurrence of a Termination Event or if such dividend or distribution would result in a Termination Event.

(gg) Financial Covenants: Throughout the Charter Period, the Charterers shall procure that the Charter Guarantor maintains on a consolidated basis: (i) an Equity Ratio of a minimum of 0.25 to 1.0; (ii) a positive Working Capital; and (iii) a minimum Liquidity of $25 million. The financial covenants shall be tested semi-annually on the basis of the annual and semi annual financial statements and shall be confirmed by calculations shown in compliance certificate in the form annexed to the Charter Guarantee. For the purposes of this clause 48 (gg) (Financial covenants), the following definitions shall apply: "Cash and Cash Equivalents" means, at any date, the aggregate amount of freely available cash and cash equivalents of the Charter Group, in each case reported in accordance with US GAAP, including without limitation: (a) cash in hand or on freely available deposit with any bank or financial institution; (b) certificates of deposits or marketable debt securities (including, but not limited to, money market funds) with a maturity of twelve (12) months or less after the relevant date of calculation, issued by a financial institution which has a rating for its long term unsecured and non-credit enhanced debt obligations with A or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or A2 or higher by Moody's Investor Services Limited or a comparable rating from an internationally recognised credit rating agency; or (c) any other instrument, security or investment approved in writing by the Owners, and in each case, to which any of the Obligors is beneficially entitled at that time and which can be promptly realised and applied against amounts payable hereunder. "Equity Ratio" means the ratio of Total Equity to Total Assets. "Liquidity" means, at any given time, the aggregate of (i) Cash and Cash Equivalents and (i) any undrawn amount freely and unconditionally available for drawings under any credit facilities with remaining tenor of at least six (6) months. "Total Assets" means the aggregate book value of total assets in accordance with US GAAP. "Total Equity" means the aggregate book value of the equity treated as equity in accordance with US GAAP. "Working Capital" means current assets less current liabilities (which shall exclude instalments of long term debt due in the twelve (12) months, capital lease payments and any intra group debt incurred in accordance with clause 48 (q) (Financial Indebtedness). 49. Termination Events (a) Each of the following events shall constitute a Termination Event: (i) Failure to pay any Obligor: any Obligor fails to pay any amount due from it under any Transaction Document unless failure to pay is remedied within 10 business days of its due date. or (ii) Misrepresentation: any representation or statement made by any Obligor in any Transaction Document to which it is a party or in any notice or other document, certificate or statement delivered by it pursuant thereto or in connection therewith is or proves to have been incorrect or misleading in any material respect; or (iii) Other obligations: any of the Obligors fails duly to perform or comply with any of the obligations expressed to be assumed by them in any Transaction Document and such failure (if capable of remedy) is not remedied within fourteen (14) Business Days after the earlier of (A) the Owners having given notice thereof to the relevant Obligor and (B) the Obligor becoming aware of such failure to perform or comply; (iv) Cross Acceleration: any Financial Indebtedness of any Obligor has been declared by a creditor as due and payable prior to its specified maturity where (a) any applicable grace period has expired and (b) the aggregate of all such unpaid or accelerated indebtedness of such Obligor is equal to or greater than US Dollars Eight Million (US$8,000,000) or its equivalent in any other currency or currencies; or (v) Insolvency and rescheduling: any of the Obligors is unable to pay their debts as they fall due, makes a general composition with their creditors; or (vi) Winding-up: any of the Obligors files for initiation of formal restructuring proceedings, is wound up or declared bankrupt or takes any corporate action or other steps are taken or legal proceedings are started for their winding-up, dissolution, administration or re-organisation or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of them or of any or all of their revenues or assets or any moratorium is declared or sought in respect of any of their indebtedness; or (vii) Execution or distress (A) any Obligor fails to comply with or pays any sum due from them (within thirty (30) days of such amount falling due) under any final judgment or any final order made or given by any court or other official body of a competent jurisdiction in an aggregate in respect of the Obligor equal to or greater than US Dollars Eight Million (US$8,000,000) or its equivalent in any other currency, being a judgment or order against which there is no right of appeal or if a right of appeal exists, where the time limit for making such appeal has expired; or (B) any execution or distress is levied against, or an encumbrancer takes possession of, the whole or any part of, the property, undertaking or assets of any Obligor in an aggregate amount equal to or greater than US Dollars Five Million (US$5,000,000) or its equivalent in any other currency or currencies, other than any execution or distress which is being contested in good faith and which is either discharged within thirty (30) days or in respect of which adequate security has been provided within thirty (30) days to the relevant court or other authority to enable the relevant execution or distress to be lifted or released; or (viii) Similar event: any event occurs which, under the laws of any jurisdiction, has a similar or analogous effect to any of those events mentioned in paragraphs (vi), (vii) or (viii) above; or (ix) Repudiation: any of the Obligors repudiates any Transaction Document to which it is a party or do or cause to be done any act or thing evidencing an intention to repudiate any such Transaction Document; or (x) Validity and admissibility: at any time any act, condition or thing required to be done, fulfilled or performed in order: (A) to enable any of the Obligors lawfully to enter into, exercise their rights under and perform the material obligations expressed to be assumed by them in the Transaction Documents; (B) to ensure that the material obligations expressed to be assumed by any of the Obligors in the Transaction Documents are legal, valid and binding; or (C) to make the Transaction Documents admissible in evidence in any applicable jurisdiction, is not done, fulfilled or performed within thirty (30) days after notification from the Owners to the relevant Obligor requiring the same to be done, fulfilled or performed; or (xi) Illegality: at any time: (A) it is or becomes unlawful for any of the Obligors to perform or comply with any or all of their obligations under the Transaction Documents to which they are parties; (B) any of the obligations of any of the Obligors under the Transaction Documents to which they are parties are not or cease to be legal, valid and binding; or (C) any Security Interest created or purported to be created by the Security Documents ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to such Security Document (other than the Owners) to be ineffective, and, in each case, such illegality is not remedied or mitigated to the satisfaction of the Owners within thirty (30) days after it has given notice thereof to the Charterers; or (xii) Material adverse change: at any time there shall occur any event or change which has a Material Adverse Effect in respect of any of the Obligors and such event or change, if capable of remedy, is not so remedied within thirty (30) days of the delivery of a notice confirming such event or change by the Owners to the Charterers; or (xiii) Conditions precedent: if any of the conditions set out in Clause 36 (Conditions precedent) is not satisfied by the relevant time or such other time period specified by the Owners in their discretion; or (xiv) Revocation or modification of consents etc.: if any Necessary Authorisation which is now or which at any time during the Agreement Term becomes necessary to enable an Obligor to comply with any of its obligations in or pursuant to any of the Transaction Documents or the Project Documents is revoked, withdrawn or withheld, or modified in a manner which the Owners reasonably consider is, or may be, prejudicial to the interests of Owners in a material manner, or if such Necessary Authorisation ceases to remain in full force and effect; or (xv) Cessation of business: any of the Obligors ceases, or threatens to cease, to carry on all or a substantial part of its business; or (xvi) Curtailment of business: if the business of any of the Obligors is wholly or materially curtailed by any intervention by or under authority of any government, or if all or a substantial part of the undertaking, property or assets of the Obligor is seized, nationalised, expropriated or compulsorily acquired by or under authority of any government or any of the Obligors disposes or threatens to dispose of a substantial part of their business or assets; or (xvii) Environmental matters (A) any Environmental Claim is pending or made against any Obligor or in connection with the Vessel, where such Environmental Claim has a Material Adverse Effect; or (B) any actual Environmental Incident occurs in connection with the Vessel, where such Environmental Incident has a Material Adverse Effect; or (xviii) Loss of property: all or a substantial part of the business or assets of any of the Obligors is destroyed, abandoned, seized, appropriated or forfeited for any reason, and such occurrence in the reasonable opinion of the Owners has a Material Adverse Effect; or

(xix) Arrest: the Vessel is arrested or seized for any reason whatsoever (other than caused solely and directly by any action or omission from the Owners) unless the Vessel is released and returned to the possession of the Charterers within twenty one (21) days of such arrest or seizure; or (xx) Delivery: the Vessel has not for any reason been delivered to, and accepted by, the Charterers under the Intermediate MOA, and subsequently delivered by the Charterers to the Owners under the MOA on or before the Cancellation Date; or (xxi) Change of Control: There is a Change of Control without the consent of the Owners; or (xxii) Approved Time Charter termination: If there was an Approved Time Charter in place on the Delivery Date providing for a reduced Advance Hire as per clause 40(a)(i), and such Approved Time Charter is terminated prior to its original expiry, unless the Charterer, within five (5) Business Days of such termination pays to the Owners an amount corresponding to (i) the difference between (a) the Advance Hire that would have been paid had no Approved Time Charter been in place pursuant to Clause 40(a)(i) and (b) the reduced Advance Hire that was paid as a result of such Approved Time Charter previously being in place per clause 40(a)(i) less (ii) the difference between a) the Fixed Hire that has been paid up until the time of termination of the Approved Time Charter as a result of such Approved Time Charter previously being in place pursuant to Clause 40(a)(i) and b) the Fixed Hire that would have been paid up until the time of termination of the Approved Time Charter had no Approved Time Charter been in place pursuant to Clause 40(a)(i). Such payment will be applied by the Owners to reduce the Purchase Obligation Price and remaining Fixed Hire payments on a pro rata basis. (b) The Owners and the Charterers agree that a Termination Event shall be a breach of condition of this Charter where it involves a breach of this Charter or any of the other Transaction Documents or an agreed terminating event, the occurrence of which will entitle the Owners to exercise all or any of the remedies set out below in this Clause 49. (c) At any time after a Termination Event shall have occurred and be continuing following the lapse of any applicable grace period, the Owners may at their option: (i) by delivering to the Charterers a Termination Notice, terminate this Charter with immediate effect or on the date specified in such Termination Notice and withdraw the Vessel from the service of the Charterers without noting any protest and without interference by any court or any other formality whatsoever, whereupon the Vessel shall no longer be in the possession of the Charterers with the consent of the Owners, and the Charterers shall redeliver the Vessel to the Owners in accordance with Clauses 42 (Redelivery) and 43 (Redelivery conditions); (ii) apply any amount then standing to the credit to the Earnings Account against any Unpaid Sum or such other amounts which the Charterers or other Obligors may owe under the Transaction Documents; and/or (iii) (without prejudice to sub-paragraph (ii) above) and the terms of the Transaction Documents, enforce any Security Interest created pursuant to the relevant Transaction Documents. (d) On the Termination Payment Date in respect of any termination of the chartering of the Vessel under this Charter in accordance with paragraph (c) above, the Charterers shall pay to the Owners an amount equal to the Early Termination Amount. (e) Following any termination to which this Clause 49 applies, all sums payable in accordance with paragraph (d) above shall be paid to such account or accounts as the Owners may direct and shall be applied in the Owners' sole discretion (including but not limited to towards settlement of the Early Termination Amount, or part thereof).

(f) If the chartering of the Vessel or, as the case may be, the obligation of the Owners to deliver and charter the Vessel to the Charterers is terminated in accordance with the terms of this Charter, the obligation of the Charterers to pay Hire, if not yet paid, shall cease once the Charterers have made the payment pursuant to paragraph (d) above to the satisfaction of the Owners, whereupon the Owners shall arrange for title of the Vessel to be transferred to the Charterers in accordance with paragraphs (c) to (f) of Clause 52 (Purchase Option and transfer of title) save that no further payment of the Purchase Option Price referred to under paragraph (c) of Clause 52 (Purchase Option and transfer of title) would be required from the Charterers. (g) Without prejudice to the forgoing or to any other rights of the Owners under this Charter, at any time after a Termination Notice is served under paragraph (c) above, the Owners may, acting in their sole discretion: (i) without prejudice to the Charterers' obligations under Clause 43 (Redelivery conditions), retake possession of the Vessel and, the Charterers agree that the Owners, for such purpose, may put into force and exercise all their rights and entitlements at law and may enter upon any premises belonging to or in the occupation or under the control of the Charterers where the Vessel may be located as well as giving instructions to the Charterers' servants or agents for this purpose; and/or (ii) change or replace the Approved Manager; and/or (iii) if the Early Termination Amount is not paid on the Termination Payment Date, sell the Vessel by public auction or by private contract (on arm's length terms and in good faith) on terms they deem fit (acting reasonably) in which case the sale proceeds of such sale shall be applied against the Early Termination Amount and any other amounts payable under this Charter in any manner the Owners deem fit and any excess of such amount after such application shall be paid to the Charterers. If the net sale proceeds from any such sale are not in an amount sufficient to discharge in full the Early Termination Amount and any other amounts payable under this Charter, the Charterers shall continue to be liable for the shortfall; or (iv) the Owners may maintain ownership of such Vessel and own, operate or sell or otherwise use it in any manner they deem fit and apply the then current market value of the Vessel (the "Termination Value"), determined by calculating the arithmetic mean of valuations of the Vessels obtained from two independent and reputable shipbrokers, against the Early Termination Amount and all other amounts payable to the Owners under this Charter in which case if: (A) the amount of the Termination Value is in excess of the aggregate amounts due to the Owners under this Charter, such excess will be paid to the Charterers; or (B) in case the amount of the Termination Value is not sufficient to discharge in full the aggregate amounts due to the Owners under this Charter following such application the Charterers shall continue to be liable for the shortfall and interest shall continue to accrue on such shortfall. (h) Save as otherwise expressly provided in this Charter, the Charterers shall not have the right to terminate this Charter at any time prior to the expiration of the Agreement Term. The rights conferred upon the Owners by the provisions of this Clause 49 are cumulative and in addition to any rights which they may otherwise have in law or in equity or by virtue of the provisions of this Charter. (i) It is hereby agreed between the Owners and the Charterers that if the Vessel is under arrest, detention, seizure or confiscation as a direct result of the Owners’ default, act, omission or misconduct (excluding any arrest, detention, seizure and confiscation being litigation or proceeding or claim which is frivolous, vexatious or an abuse of the process of the court which the Owners has a good defence and is being contested by the Owners in good faith and by appropriate proceedings) and provided there is no contributory negligence from or default by the Charterers in respect thereof (an “Owners’ Arrest”): (i) the Charterers shall have the right to cease payment of the Variable Hire and suspend payment of the Fixed Hire during the period of any continuing Owners’ Arrest (but not in relation to Hire accrued for periods where the Vessel was not subject to an Owners’ Arrest which should still be paid on any applicable Hire Payment Date that may occur during an Owners’ Arrest), provided that Fixed Hire during any suspension period shall continue to accrue and any suspended part of Fixed Hire shall upon the relevant Owners’ Arrest being remedied by the Owners be added to remaining Fixed Hire payments on a pro rata basis; and (ii) if the Owners’ Arrest has not been resolved within sixty (60) days of its occurrence, then the Charterers shall be entitled to terminate this Charter by delivering a Termination Notice to the Owners, whereupon the Charterers shall be obliged to pay to the Owners the Early Termination Amount (but without any Early Termination Fee) on the Termination Payment Date. The terms of Clause 52(c)-(f) shall then apply following the payment of such Early Termination Amount. 50. Name of Vessel Provided that the prior written consent has been given by the Owners: (a) the name of the Vessel may be chosen by the Charterers; and (b) the Vessel may be painted in the colours, display the funnel insignia and fly the house flag as required by the Charterers. 51. Charter Period The Charter period under this Charter shall be one hundred and twenty (120) months commencing from the Delivery Date, unless otherwise extended or terminated pursuant to Clauses 40(k) (Hire), 49 (Termination Events), 53 (Sale of the Vessel by the Owners) and 54 (Total Loss). 52. Purchase Option and transfer of title (a) Subject to no Termination Events or Total Loss under Clause 54 (Total loss), the Charterers may, on each Hire Payment Date falling twelve (12) months after the Delivery Date, by at least ninety (90) calendar days prior written notice to the Owners, declare to the Owners their exercise of the option to purchase the Vessel or to cause their nominee to purchase the Vessel on a Hire Payment Date by payment of the corresponding amount equal to the Purchase Option Price. To avoid any confusion, the Charter Period will end immediately upon the Purchase Option Price having been paid. (b) If the Charterers have not exercised their rights under paragraph (a), the Charterers shall have an obligation to purchase the Vessel or to cause their nominee to purchase the Vessel on the last day of the Charter Period by payment of the Purchase Obligation Price. (c) In exchange for the full payment of the Purchase Option Price (in the case of a purchase under paragraph (a) above) or the sum stated in paragraph (b) above (in the case of a purchase under paragraph (b) above) or the applicable Early Termination Amount (in case a Termination Notice is served under Clause 40(r) or Clause 48(i) or Clause 49(i)(ii)) and all sums due and payable to the Owners under the Transaction Documents and subject to compliance with the other conditions set out in this Clause, the Owners shall: (i) transfer title to and ownership of the Vessel to the Charterers (or their nominee) by delivering to the Charterers (in each case at the Charterers' costs): (A) a duly executed and notarised, legalised and/or apostilled (as applicable) bill of sale; and (B) the Title Transfer PDA; and

(ii) procure the deletion of any mortgage or prior Security Interest in relation to the Vessel at the Charterers' cost and provide a certificate of ownership and encumbrances evidencing that the Vessel is free from any registered mortgages/encumbrances, provided always that prior to such transfer or deletion (as the case may be), the Owners shall have received the letter of indemnity as referred to in paragraph (f) below from the Charterers, and the Charterers shall have performed all their obligations in connection herewith and with the Vessel, including without limitation the full payment of all Unpaid Sums, taxes, charges, duties, costs and disbursements (including legal fees) in relation to the Vessel. (d) The transfer in accordance with paragraph (c) above shall be made in all respects at the Charterers' expense on an "as is, where is" basis and the Owners shall give the Charterers (or their nominee) no representations, warranties, agreements or guarantees whatsoever concerning or in connection with the Vessel, the Insurances, the Vessel's condition, state or class or anything related to the Vessel, expressed or implied, statutory or otherwise. (e) The Owners shall have no responsibility for the registrability of a bill of sale referred to in paragraph (c) above executed by the Owners, as far as such bill of sale is prescribed in a generally acceptable form. (f) The Charterers shall, immediately prior to the receipt of the bill of sale, furnish the Owners with a letter of indemnity (in a form satisfactory to the Owners) whereby the Charterers and the Charter Guarantor shall state that, among other things, the Owners has and will have no interest, concern or connection with the Vessel after the date of such letter and that the Charterers and/or the Charter Guarantor shall indemnify the Owners and keep the Owners indemnified forever against any claims made by any person arising in connection with the Vessel. 53. Sale of Vessel by the Owners During the Charter Period, the Owners may procure a change in the registered ownership of the Vessel and/or transfer by novation of any of its rights and obligations under any of the Transaction Documents to an Affiliate without any consent from the Charterers and to any other financial institution, trust, fund, leasing company or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets subject to (i) the prior written consent of the Charterers (which shall not be unreasonably withheld, provided that the Charterers reserve the right to reasonably withhold consent to distress debt funds), (ii) the Charterers KYC approval of the transferee,(iii) that such transfer does not entail any costs for the Charterers and provided always that, notwithstanding such change or transfer, this Charter would continue on identical terms (save for logical, consequential or mutually agreed amendments). The Charterers shall remain liable to the aforesaid new owner of the Vessel for its performance of all obligations pursuant to this Charter after change of the registered ownership from the Owners to such new owner and the Charterers shall procure that any Obligor which is a party to a Transaction Document: (i) remains liable to the new of owner of the Vessel for its performance of all obligations pursuant to such Transaction Document; and (ii) enters into all necessary documents or takes any necessary actions required for such Transaction remaining in full force and effect as from the completion of the relevant sale. 54. Total Loss (a) If circumstances exist giving rise to a Total Loss, the Charterers shall promptly notify the Owners of the facts of such Total Loss. In such case, the Owners shall agree to the Vessel being treated as a Total Loss for all purposes of this Charter. The Owners shall thereupon abandon the Vessel to the Charterers and/or execute such documents as may be required to enable the Charterers to abandon the Vessel to insurers and claim a Total Loss. Without prejudice to the obligations of the Charterers to pay to the Owners all monies then due or thereafter to become due under this Charter, if the Vessel shall become a Total Loss during the Charter Period, the Charter Period shall end on the Settlement Date. (b) If the Vessel becomes a Total Loss during the Charter Period, the Charterers shall, on the Settlement Date, pay to the Owners the amount calculated in accordance with paragraph (c) below. (c) On the Settlement Date, the Charterers shall pay to the Owners an amount equal to the Early Termination Amount as at the Termination Payment Date (provided that such amount payable shall be set off against the Total Loss Proceeds if they are already received by the Owners as referred to under paragraph (d) below). The foregoing obligations of the Charterers under this paragraph (c) shall apply regardless of whether or not any moneys are payable under any Insurances in respect of the Vessel, regardless of the amount payable thereunder, regardless of the cause of the Total Loss and regardless of whether or not any of the said compensation shall become payable. (d) All Total Loss Proceeds shall be paid to such account or accounts as the Owners may direct and shall be applied towards satisfaction of the Early Termination Amount and any other sums due and payable under the Transaction Documents. To the extent that there is any surplus after such application, such surplus shall be promptly returned to the Charterers. (e) The Charterers shall, at the Owners' request, provide satisfactory evidence, in the reasonable opinion of the Owners, as to the date on which the constructive total loss of the Vessel occurred pursuant to the definition of Total Loss. (f) The Charterers shall continue to pay the Advance Hire and the Hire on the days and in the amounts required under this Charter notwithstanding that the Vessel shall become a Total Loss provided always that no further instalments of Hire shall become due and payable after the Charterers have made the payment required by paragraph (c) above. 55. Fees and expenses (a) Subject always to paragraph (b), the Charterers shall bear all costs, fees (including legal fees) and disbursements reasonably incurred by the Owners and the Charterers in connection with: (i) the negotiation, preparation and execution of this Charter and the other Transaction Documents; (ii) the delivery of the Vessel under the Building Contract, the MOA and this Charter; (iii) preparation or procurement of any survey, inspections, tax or insurance advice; (iv) all legal fees and other expenses arising out of or in connection with the exercising of the purchase option by the Charterers pursuant to Clause 52 (Purchase Option and Title Transfer) of this Charter; and (v) such other activities relevant to the transactions contemplated herein. (b) Notwithstanding anything to the contrary, the Charterers shall not bear any costs, fees (including legal fees) and disbursements incurred by the Owners in connection with: (i) any financing activities undertaken by the Owners, whether or not such financing activities are undertaken for the purposes of entering into this Charter, the MOA or any of the Transaction Documents; and (ii) the incorporation, setting-up or continued operation of any special purpose vehicles or legal entities for the purposes of or in relation to this Charter, the MOA or any of the Transaction Documents. (c) In consideration of the Owners entering into this Charter, the Charterers shall pay to the Owners or their nominees a non-refundable upfront fee in an amount equal to one (1) per cent. (1%) of the Actual Owners’ Costs which shall be payable by the Charterers as a condition precedent to delivery under the MOA and this Charter. An amount equal to such amount may at Owners’ option, be set-off against the payments to be made by the Owners as buyers under the MOA). 56. Stamp duties and taxes The Charterers shall pay promptly all documented stamp, documentary or other like duties and taxes to which this Charter, the MOA and the other Transaction Documents may be subject or give rise and shall indemnify the Owners on demand against any and all liabilities with respect to or resulting from any delay on the part of the Charterers to pay such duties or taxes. 57. Operational notifiable events The Owners are to be advised as soon the Charterers are aware of the occurrence of any of the following events: (a) when a material condition of class is applied by the Classification Society; (b) whenever the Vessel is arrested, confiscated, seized, requisitioned, impounded, forfeited or detained by any government or other competent authorities or any other persons; (c) whenever a class or flag authority refuses to issue or withdraw trading certification; (d) in the event of a fire requiring the use of fixed fire systems or collision / grounding; (e) whenever the Vessel is planned for dry-docking in accordance with Clause 10(g) (Part II) and whether routine or emergency; (f) the Vessel is taken under tow; (g) any death or serious injury on board; (h) the Vessel being involved in any Environmental Incident exceeding US Dollars 3,000,000; or (i) any damage to the Vessel the repair costs of which (whether before or after adjudication) are likely to exceed US Dollars Three Million (US$3,000,000). 58. Further indemnities (a) Whether or not any of the transactions contemplated hereby are consummated, the Charterers shall, in addition to the provisions under Clause 17 (Indemnity) (Part II) of this Charter, indemnify, protect, defend and hold harmless the Owners and their respective officers, directors and employees (collectively, the "Indemnitees") throughout the Agreement Term from, against and in respect of, any and all liabilities, obligations, losses, damages, penalties, fines, fees, claims, actions, proceedings, judgement, order or other sanction, lien, salvage, general average, suits, costs, expenses and disbursements, including reasonable legal fees and expenses, of whatsoever kind and nature (collectively, the "Expenses"), imposed on, suffered or incurred by or asserted against any Indemnitee, in any way relating to, resulting from or arising out of or in connection with, in each case, directly or indirectly, any one or more of the following: (i) this Charter, any of the other Transaction Documents and the Project Documents, and any amendment, supplement or modification thereof or thereto requested by the Charterers; (ii) the Vessel or any part thereof, including with respect to: (A) the ownership of, manufacture, design, possession, use or non-use, operation, maintenance, testing, repair, overhaul, condition, alteration, modification, addition, improvement, storage, seaworthiness, replacement, repair of the Vessel or any part (including, in each case, latent or other defects, whether or not discoverable and any claim for patent, trademark, or copyright infringement and all liabilities, obligations, losses, damages and claims in any way relating to or arising out of spillage of cargo or fuel, out of injury to persons, properties or the environment or strict liability in tort); (B) any claim or penalty arising out of violations of applicable law by the Charterers or any Sub-Charterers; (C) death or property damage of shippers or others; (D) any liens in respect of the Vessel or any part thereof; or (E) any registration and/or tonnage fees (whether periodic or not) in respect of the Vessel payable to any registry of ships; (iii) any breach of or failure to perform or observe, or any other non-compliance with, any covenant or agreement or other obligation to be performed by the Charterers under any Transaction Document to which it is a party or the falsity of any representation or warranty of the Charterers in any Transaction Document to which it is a party or the occurrence of any Termination Event; (iv) in preventing or attempting to prevent the arrest, confiscation, seizure, taking and execution, requisition, impounding, forfeiture or detention of the Vessel, or in securing or attempting to secure the release of the Vessel in connection with the exercise of the rights of a holder of a lien created by the Charterers; (v) incurred or suffered by the Owners in: (A) procuring the delivery of the Vessel to the Charterers under Clause 35 (Delivery); (B) registering the Vessel at the registry of the Pre-Approved Flag; (C) recovering possession of the Vessel following termination of this Charter under Clause 49 (Termination Events); (D) arranging for a sale of the Vessel in accordance with Clause 53 (Sale of Vessel by the Owners); or (E) arranging for a transfer of the title of the Vessel in accordance with paragraphs (c) to (f) of Clause 52 (Purchase Option and transfer of title) (vi) arising from the Master or officers of the Vessel or the Charterers' agents signing bills of lading or other documents; (vii) in connection with: (A) the arrest, seizure, taking into custody or other detention by any court or other tribunal or by any governmental entity; or (B) subjection to distress by reason of any process, claim, exercise of any rights conferred by a lien or by any other action whatsoever, of the Vessel which are expended, suffered or incurred as a result of or in connection with any claim or against, or liability of, the Charterers or any other member of the Charter Group, together with any costs and expenses or other outgoings which may be paid or incurred by the Owners in releasing the Vessel from any such arrest, seizure, custody, detention or distress. Provided however that the Owners shall not be entitled to any indemnification or recompense pursuant to this Clause 58 for any liabilities, obligations, losses, damages, penalties, claims, actions, suits, fees, costs, expenses and disbursements incurred by the Owners as a consequence of any (A) wilful breach of this Charter by the Owners, or (B) arrest of the Vessel arising due to any action or omission on the part of the Owners.

(b) The Charterers shall pay to the Owners promptly on the Owners' written demand the amount of all costs and expenses (including legal fees) incurred by the Owners in connection with the enforcement of, or the preservation of any rights under, any Transaction Document including (without limitation) (i) any losses, costs and expenses which the Owners may from time to time sustain, incur or become liable for by reason of the Owners being deemed by any court or authority to be an operator, or in any way concerned in the operation, of the Vessel and (ii) collecting and recovering the proceeds of any claim under any of the Insurances. (c) Without prejudice to any right to damages or other claim which either Party may, at any time, have against the other hereunder, it is hereby agreed and declared that the indemnities of the Owners by the Charterers contained in this Charter shall continue in full force and effect after the Agreement Term. 59. Set-off (a) The Owners may set off any matured and/or contingent obligation due from the Charterers under the Transaction Documents (to the extent beneficially owned by the Owners) against any obligation (whether matured or not) owed by the Owners to the Charterers, regardless of the place of payment or currency of either obligation. If the obligations are in different currencies, the Owners may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. (b) The Charterers may not set off any matured and/or contingent obligation due from the Owners under the Transaction Documents (to the extent beneficially owned by the Charterers) against any obligation (whether matured or not) owed by the Charterers to the Owners, regardless of the place of payment or currency of either obligation. 60. Further assurances and undertakings (a) Each Party shall make all applications and execute all other documents and do all other acts and things as may be necessary to implement and to carry out their obligations under, and the intent of, this Charter. (b) The Parties shall act in good faith to each other in respect of any dealings or matters under, or in connection with, this Charter. 61. Cumulative rights The rights, powers and remedies provided in this Charter are cumulative and not exclusive of any rights, powers or remedies at law or in equity unless specifically otherwise stated. 62. Day count convention Any interest, commission or fee accruing under a Transaction Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days. 63. No waiver No delay, failure or forbearance by a party to exercise (in whole or in part) any right, power or remedy under, or in connection with, this Charter will operate as a waiver. No waiver of any breach of any provision of this Charter will be effective unless that waiver is in writing and signed by the Party against whom that waiver is claimed. No waiver of any breach will be, or be deemed to be, a waiver of any other or subsequent breach. 64. Entire agreement (a) This Charter contains all the understandings and agreements of whatsoever kind and nature existing between the Parties in respect of this Charter, the rights, interests, undertakings agreements and obligations of the Parties to this Charter and shall supersede all previous and contemporaneous negotiations and agreements. (b) This Charter may not be amended, altered or modified except by a written instrument executed by each of the Parties to this Charter.

65. Invalidity If any term or provision of this Charter or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable the remainder of this Charter or application of such term or provision to persons or circumstances (other than those as to which it is already invalid or unenforceable) shall (to the extent that such invalidity or unenforceability does not materially affect the operation of this Charter) not be affected thereby and each term and provision of this Charter shall be valid and be enforceable to the fullest extent permitted by law. 66. English language All notices, communications and financial statements and reports under or in connection with this Charter and the other Transaction Documents shall be in English language or, if in any other language, shall be accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail. 67. No partnership Nothing in this Charter creates, constitutes or evidences any partnership, joint venture, agency, trust or employer/employee relationship between the Parties, and neither Party may make, or allow to be made any representation that any such relationship exists between the Parties. Neither Party shall have the authority to act for, or incur any obligation on behalf of, the other Party, except as expressly provided in this Charter. 68. Notices (a) Any notices to be given to the Owners under this Charter shall be sent in writing by registered letter, facsimile or email and addressed to: Address: Fax No.: Email: Attention: or to such other address, facsimile number or email address as the Owners may notify to the Charterers in accordance with this Clause 68. (b) Any notices to be given to the Charterers under this Charter shall be sent in writing by registered letter, facsimile or email and addressed to: Flex LNG Amber Limited c/o Flex LNG Management AS Bryggegata 3 0250 Oslo, Norway e-mail: finance@flexlng.com Att: CFO or to such other address, facsimile number or email address as the Charterers may notify to the Owners in accordance with this 68. (c) Any such notice shall be deemed to have reached the Party to whom it was addressed, when dispatched and acknowledged received (in case of a facsimile or an email) or when delivered (in case of a registered letter). A notice or other such communication received on a non-working day or after business hours in the place of receipt shall be deemed to be served on the next following working day in such place 69. Conflicts Unless stated otherwise, in the event of there being any conflict or inconsistency between the provisions of Clauses 1 (Definitions) (Part II) to 31 (Notices) (Part II) and the provisions of Clauses 32 (Definitions) to 76 (FATCA), the provisions of Clauses 32 (Definitions) to 76 (FATCA) shall prevail.

70. Survival of Charterers' obligations The termination of this Charter for any cause whatsoever shall not affect the right of the Owners to recover from the Charterers any money due to the Owners on or before the termination in consequence thereof and all other rights of the Owners (including but not limited to any rights, benefits or indemnities which are expressly provided to continue after the termination of this Charter) are reserved hereunder. 71. Counterparts This Charter may be executed in any number of counterparts and any single counterpart or set of counterparts signed, in either case, by all the parties hereto shall be deemed to constitute a full and original agreement for all purposes. 72. Confidentiality (a) The Parties shall maintain the information provided in connection with the Transaction Documents strictly confidential and agree to disclose to no person other than: (i) its board of directors, employees (only on a need to know basis), and shareholders, professional advisors and rating agencies; (ii) as may be required to be disclosed under applicable law or regulations or for the purpose of legal proceedings or the rules of any relevant stock exchange; (iii) in the case of the Owners, to any Finance Party or other actual or potential financier providing funding for the acquisition or refinancing of the Vessel; (iv) in the case of the Charterers, to any Sub-Charterer in respect of obtaining any consent required under the terms of any Sub-Charter; and (v) the shipbuilder and the managers, the classification society and flag authorities as may be necessary in connection with the transactions contemplated hereunder. (b) Any other disclosure by each Party shall be subject to the prior written consent of the other Party. 73. Third Parties Act (a) Any person which is an Indemnitee or a Finance Party from time to time and is not a party to this Charter shall be entitled to enforce such terms of this Charter as provided for in this Charter in relation to the obligations of the Charterers to such Indemnitee or (as the case may be) Finance Party, subject to the provisions of Clause 74 (Law and jurisdiction) and the Third Parties Act. The Third Parties Act applies to this Charter as set out in this Clause 73. (b) Save as provided above, a person who is not a party to this Charter has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Charter. 74. Law and jurisdiction (a) This Charter and any non-contractual obligations arising from or in connection with it shall in all respects be governed by and interpreted in accordance with English law. (b) Any dispute, controversy or claim arising out of or relating to this Charter, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause 74.

(c) The arbitration shall be conducted in accordance with the London Maritime Arbitration Association (LMAA) terms current at the time when arbitration proceedings are commenced. (d) The reference shall be to three (3) arbitrators. A Party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other Party requiring the other Party to appoint its own arbitrator within fourteen (14) calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other Party appoints its own arbitrator and gives notice that it has done so within the fourteen (14) days specified. If the other Party does not appoint its own arbitrator and give notice that it has done so within the fourteen (14) days specified, the Party referring a dispute to arbitration may, without the requirement of any further prior notice to the other Party, appoint its own arbitrator as sole arbitrator and shall advise the other Party accordingly. The award of a sole arbitrator shall be binding on both Parties as if he had been appointed by agreement. (e) Nothing herein shall prevent the Parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator. (f) In cases where neither the claim nor any counterclaim exceeds the sum of US Dollars Fifty Thousand (US$50,000) (or such other sum as the Parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced. 75. Conditions subsequent Notwithstanding anything to the contrary in this Charter, the obligations of the Owners to charter, or continue to charter, the Vessel to the Charterers under this Charter shall be subject to the conditions that: (a) the Owners shall have received the following documents and evidence in form and substance satisfactory to the Owners no later than five (5) Business Days after the Delivery Date: (i) a copy of the endorsed policy issued by the insurer in respect of the Vessel; (ii) a copy of the duly signed letter of undertaking issued by all the relevant underwriters or insurance brokers or P&I clubs in respect of the Vessel; (iii) the Vessel's current SMC (as such term is defined pursuant to the ISM Code); (iv) the Vessel's current ISSC; (v) the Vessel's current IAPPC; (vi) the Vessel's classification confirmation certificate evidencing that it is free of all recommendations and requirements from the Classification Society; (b) to the extent that the Sub-Charter requires prior written consent from the Sub- Charterers before the Charterers may conduct an assignment under the Charterers' Assignment, the Charterers shall procure to be delivered to the Owners an original of the duly executed acknowledgement by the Sub-Charterers in accordance with the Charterers Assignment no later than fourteen (14) calendar days after the Delivery Date; and 76. FATCA (a) Defined terms For the purposes of this Clause 76 (FATCA), the following terms shall have the following meanings: "Code" means the United States Internal Revenue Code of 1986, as amended.

"FATCA" means sections 1471 through 1474 of the Code and any Treasury regulations thereunder. "FATCA Deduction" means a deduction or withholding from a payment under the Transaction Documents or the Project Documents required by or under FATCA. "FATCA Exempt Party" means a Relevant Party that is entitled under FATCA to receive payments free from any FATCA Deduction. "FATCA FFI" means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if a Relevant Party is not a FATCA Exempt Party, could be required to make a FATCA Deduction. "FATCA Non-Exempt Party" means any Relevant Party who is not a FATCA Exempt Party. "Relevant Party" means any of the parties to the Transaction Documents. "IRS" means the United States Internal Revenue Service or any successor taxing authority or agency of the United States government. (b) FATCA Information (A) Subject to paragraph (iii) below, each Relevant Party shall, on the date of this Charter, and thereafter within ten (10) Business Days of a reasonable request by another Relevant Party: (B) confirm to that other party whether it is a FATCA Exempt Party or is not a FATCA Exempt Party; and (C) supply to the requesting party (with a copy to all other Relevant Parties) such other form or forms (including IRS Form W-8 or Form W-9 or any successor or substitute form, as applicable) and any other documentation and other information relating to its status under FATCA (including its applicable "pass thru percentage" or other information required under FATCA or other official guidance including intergovernmental agreements) as the requesting party reasonably requests for the purpose of the requesting party's compliance with FATCA. (i) If a Relevant Party confirms to any other Relevant Party that it is a FATCA Exempt Party or provides an IRS Form W-8 or W-9 showing that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that party shall so notify all other Relevant Parties reasonably promptly. (ii) Nothing in this Clause 71 (FATCA) shall oblige any Relevant Party to do anything which would or, in its reasonable opinion, might constitute a breach of any law or regulation, any policy of that party, any fiduciary duty or any duty of confidentiality, or to disclose any confidential information (including, without limitation, its tax returns and calculations); provided, however, that nothing in this paragraph shall excuse any Relevant Party from providing a true, complete and correct IRS Form W-8 or W-9 (or any successor or substitute form where applicable). Any information provided on such IRS Form W-8 or W-9 (or any successor or substitute forms) shall not be treated as confidential information of such party for purposes of this paragraph. (iii) If a Relevant Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with the provisions of this Charter or the provided information is insufficient under FATCA, then: (A) if that party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such party shall be treated for the purposes of the Transaction Documents as if it is a FATCA Non-Exempt Party; and

(B) if that party failed to confirm its applicable passthru percentage then such party shall be treated for the purposes of this Charter and the Transaction Documents (and payments made thereunder) as if its applicable passthru percentage is 100%, until (in each case) such time as the party in question provides sufficient confirmation, forms, documentation or other information to establish the relevant facts. (c) FATCA Deduction and gross-up by Relevant Party (i) If the representation made by the Charterers under Clause 47 (Charterers' representations and warranties) proves to be untrue or misleading such that the Charterers are required to make a FATCA Deduction, the Charterers shall make the FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA. (ii) If the Charterers are required to make a FATCA Deduction then the Charterers shall increase the payment due from them to the Owners to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required. (iii) The Charterers shall promptly upon becoming aware that they must make a FATCA Deduction (or that there is any change in the rate or basis of a FATCA Deduction) notify the Owners accordingly. Within thirty (30) days of the Charterers making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Charterers shall deliver to the Owners evidence reasonably satisfactory to the Owners that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the relevant governmental or taxation authority. (iv) If the Owners are required to make a deduction or withholding from a payment under the Finance Documents in respect of FATCA, which deduction or withholding would not have been required if a Relevant Person were not a US Tax Obligor or FATCA FFI, and are required under the Finance Documents (if any) to pay additional amounts in respect of such deduction or withholding, the amount of the payment due from the Charterers shall be increased to an amount which, after any such deduction or withholding and payment of additional amounts, leaves the Owners with an amount equal to the amount which it would have had remaining if it had not been required to pay additional amounts under such Finance Documents. (d) FATCA Deduction by Owners The Owners may make any FATCA Deduction they are required by FATCA to make, and any payment required in connection with that FATCA Deduction, and the Owners shall not be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient for that FATCA Deduction.

Schedule 1 FORM OF PROTOCOL OF DELIVERY AND ACCEPTANCE PROTOCOL OF DELIVERY AND ACCEPTANCE It is hereby certified that pursuant to a bareboat charter dated and made between Bund 10 Holding Limited (the "Owners") as owner and Flex LNG Amber Limited of The Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (the "Bareboat Charterers") as bareboat charterer (as maybe amended and supplemented from time to time, the "Bareboat Charter") in respect of one (1) vessel named "FLEX AMBER" and registered under the laws and flag of the Marshall Islands with IMO number (the "Vessel"), the Vessel is delivered for charter by the Owners to the Bareboat Charterers, and accepted by the Bareboat Charterers from the Owners at hours ([●] time) on the date hereof in accordance with the terms and conditions of the Bareboat Charter. IN WITNESS WHEREOF, the Owners and the Bareboat Charterers have caused this PROTOCOL OF DELIVERY AND ACCEPTANCE to be executed by their duly authorised representative on this day of 20[●] in [●]. THE OWNERS THE BAREBOAT CHARTERERS by: by: Name: Name: Title: Title: Date: Date:

Schedule 2 FORM OF TITLE TRANSFER PROTOCOL OF DELIVERY AND ACCEPTANCE PROTOCOL OF DELIVERY AND ACCEPTANCE Vessel "FLEX AMBER" Bund 10 Holding Limited (the "Owners") deliver to Flex LNG Amber Limited, a corporation incorporated under the laws of the Republic of the Marshall Islands with registration number 96759 and its registered address at The Trust Company, Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Bareboat Charterers") the Vessel described below and the Bareboat Charterers accept delivery of, title and risk to the Vessel pursuant to the terms and conditions of the bareboat charterer dated (as may be amended and supplemented from time to time) and made between (1) the Owners and (2) the Bareboat Charterers. Name of Vessel: "FLEX AMBER" Flag: Marshall Islands Place of Registration: Majuro IMO Number: 9857377 Gross Tonnage: 116,430 tons Net Net Tonnage: 34,930 tons Dated: 20[●] At: hours ([●] time) Place of delivery: THE OWNER THE BAREBOAT CHARTERER Bund 10 Holding Limited Flex LNG Amber Limited by: by: Name: Name: Title: Title: Date: Date: